                                                                    EXHIBIT 2.1



                          Dated 20th December 1997


                             BRITISH AIRWAYS PLC

                                     and

                       HAWKER PACIFIC AEROSPACE LIMITED

                                     and

                           HAWKER PACIFIC AEROSPACE




                                   AGREEMENT

                                   relating to
                             the Sale and Purchase
                           of part of the Business of
                               BRITISH AIRWAYS PLC





                               Linklaters & Paines
                                 One Silk Street
                                 London E02Y 8HQ
                                Tel: 0171-456 2000

                                   Ref: CXLC

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THE [*] INDICATES THAT PORTIONS OF TEXT HAVE BEEN DELETED AND ARE BEING FILED
UNDER SEPARATE COVER WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


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CONTENTS

CLAUSE   HEADING                                                     PAGE

    1    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . 1

    1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 1

    1.2  Subordinate Legislation . . . . . . . . . . . . . . . . . . . 7

    1.3  Modification etc. of Statutes . . . . . . . . . . . . . . . . 7

    1.4  Companies Act 1985  . . . . . . . . . . . . . . . . . . . . . 7

    1.5  Interpretation Act 1978 . . . . . . . . . . . . . . . . . . . 7

    1.6  References. . . . . . . . . . . . . . . . . . . . . . . . . . 7

    1.7  Information . . . . . . . . . . . . . . . . . . . . . . . . . 7

    2    Agreement to sell the Business  . . . . . . . . . . . . . . . 7

    2.1  Sale and purchase of Business . . . . . . . . . . . . . . . . 7

    2.2  Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . 8

    2.3  Business Intellectual Property and Business Know-How  . . . . 9

    3    Consideration . . . . . . . . . . . . . . . . . . . . . . . . 9

    3.1  Amount and Payment. . . . . . . . . . . . . . . . . . . . . . 9

    3.2  Allocation of Consideration . . . . . . . . . . . . . . . . . 9

    3.3  Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

    3.4  Method of Payment . . . . . . . . . . . . . . . . . . . . . . 9

    3.5  VAT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

    4    Conditions. . . . . . . . . . . . . . . . . . . . . . . . . .10

    4.1  Conditions Precedent  . . . . . . . . . . . . . . . . . . . .10

    4.2  Responsibility for Satisfaction . . . . . . . . . . . . . . .11

    4.3  Non-Satisfaction. . . . . . . . . . . . . . . . . . . . . . .11

    5    Action pending completion . . . . . . . . . . . . . . . . . .11

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                                       i

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CONTENTS

CLAUSE   HEADING                                                     PAGE

    5.1  Vendor's General Obligations  . . . . . . . . . . . . . . . .11

    5.2  Restrictions on the Vendor  . . . . . . . . . . . . . . . .. 12

    5.3  Purchaser's Obligations . . . . . . . . . . . . . . . . . .  12

    5.4  Confidentiality . . . . . . . . . . . . . . . . . . . . . . .12

    6    Completion  . . . . . . . . . . . . . . . . . . . . . . . . .13

    6.1  Date and Place of Completion  . . . . . . . . . . . . . . . .13

    6.2  Vendor's Obligations  . . . . . . . . . . . . . . . . . . . .13

    6.3  Purchaser's Obligations . . . . . . . . . . . . . . . . . . .14

    6.4  Right to Terminate  . . . . . . . . . . . . . . . . . . . . .14

    6.5  OEM Warranties  . . . . . . . . . . . . . . . . . . . . . .  16

    6.6  Title and Risk  . . . . . . . . . . . . . . . . . . . . . . .15

    6.7  Arrangements in relation to the Property  . . . . . . . . . .15

    7    Warranties  . . . . . . . . . . . . . . . . . . . . . . . . .15

    7.1  Incorporation of Schedule 3   . . . . . . . . . . . . . . . .15

    7.2  Effect of Events Occurring Prior to Completion  . . . . . . .15

    7.3  Effect of Completion  . . . . . . . . . . . . . . . . . . . .16

    7.4  Right of Termination. . . . . . . . . . . . . . . . . . . . .16

    7.5  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .16

    8    The Assumed Contracts . . . . . . . . . . . . . . . . . . . .16

    8.1  Purchaser to complete Assumed Contracts . . . . . . . . . . .16

    8.2  The Vendor's obligations in respect of Assumed Contracts. . .17

    8.3  Payments received by the Vendor . . . . . . . . . . . . . . .17

    8.4  Prepayments made by the Vendor  . . . . . . . . . . . . . . .17

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                                       ii

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CONTENTS

CLAUSE   HEADING                                                     PAGE

    9    Third Party Consents. . . . . . . . . . . . . . . . . . . . .17

    9.1  Failure to Obtain Consents. . . . . . . . . . . . . . . . . .17

    9.2  Notice to Convey, Transfer, Assign etc. . . . . . . . . . . .18

    9.3  Notice to accept Conveyance, Transfer, Assignment etc . . . .18

    10   The Relevant Employees  . . . . . . . . . . . . . . . . . . .18

    10.1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . .18

    10.2 Transfer Regulations  . . . . . . . . . . . . . . . . . . . .18

    10.3 Purchaser's Obligations . . . . . . . . . . . . . . . . . . .20

    10.4 Purchaser's Indemnity . . . . . . . . . . . . . . . . . . . .21

    10.5 Purchaser's Indemnity in respect of Services Employees. . . .21

    10.6 Secondment of Vendors Employees . . . . . . . . . . . . . . .22

    11   Pensions. . . . . . . . . . . . . . . . . . . . . . . . . . .23

    12   Post-Completion Obligations . . . . . . . . . . . . . . . . .23

    12.1 Vendor's Continuing Obligations . . . . . . . . . . . . . . .23

    12.2 Vendor's General Obligations. . . . . . . . . . . . . . . . .24

    12.3 Purchaser's General Obligations . . . . . . . . . . . . . . .24

    12.4 Marks . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

    12.5 Certain Excluded Contracts  . . . . . . . . . . . . . . . . .25

    12.6 Certain Rotable Inventories . . . . . . . . . . . . . . . . .25

    13   Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .25

    14   Other Provisions  . . . . . . . . . . . . . . . . . . . . . .26

    14.1 Announcements . . . . . . . . . . . . . . . . . . . . . . . .26

    14.2 Successors and Assigns  . . . . . . . . . . . . . . . . . . .27

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                                       iii

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CONTENTS

CLAUSE   HEADING                                                     PAGE

   14.3  Variation etc.. . . . . . . . . . . . . . . . . . . . . . . .27

   14.4  Time of the Essence . . . . . . . . . . . . . . . . . . . . .27

   14.5  References to the Expert. . . . . . . . . . . . . . . . . . .27

   14.6  Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

   14.7  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .28

   14.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .28

   14.9  Severance . . . . . . . . . . . . . . . . . . . . . . . . . .29

  14.10  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .29

  14.11  Restrictive Trade Practices,  . . . . . . . . . . . . . . .  29

  14.12  Filings with Regulatory Authorities . . . . . . . . . . . . .29

  14.13  Governing Law, Appointment of Process Agents and
         Submission to Jurisdiction  . . . . . . . . . . . . . . . . .29

         Schedule 1
         Part 1
         The Excluded Contracts. . . . . . . . . . . . . . . . . . .  31

         Part 2
         The Property  . . . . . . . . . . . . . . . . . . . . . . . .32

         Schedule 2
         Part 1
         Allocation of Consideration . . . . . . . . . . . . . . . . .33

         Part 2. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         The Completion Statement. . . . . . . . . . . . . . . . . . .34

         Schedule 3
         Warranties given by the Vendor under Clause 7 . . . . . . . .37

      1  Authority and Capacity of the Vendor  . . . . . . . . . . . .37

      2  Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .37

    2.1  Compliance with Laws  . . . . . . . . . . . . . . . . . . . .37

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                                       iv

CONTENTS

CLAUSE   HEADING                                                     PAGE

    2.2  Environment . . . . . . . . . . . . . . . . . . . . . . . . .37

    2.3  Licences and Consents . . . . . . . . . . . . . . . . . . . .37

    2.4  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . .38

    3    Assumed Contracts . . . . . . . . . . . . . . . . . . . . . .38

    3.1  Material Contracts  . . . . . . . . . . . . . . . . . . . .  38

    3.2  Anti-trust  . . . . . . . . . . . . . . . . . . . . . . . . .38

    4    Employees . . . . . . . . . . . . . . . . . . . . . . . . . .38

    4.1  Employees and Terms of Employment . . . . . . . . . . . . . .38

    4.2  Liabilities to and for Employees. . . . . . . . . . . . . . .39

    4.3  Trade Disputes. . . . . . . . . . . . . . . . . . . . . . . .39

    4.4  Pensions  . . . . . . . . . . . . . . . . . . . . . . . . . .40

    4.6  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .41

    5    Taxation Matters  . . . . . . . . . . . . . . . . . . . . . .41

    5.1  Records and Returns . . . . . . . . . . . . . . . . . . . . .41

    5.2  VAT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41

    5.3  Absence of Disputes . . . . . . . . . . . . . . . . . . . . .41

    6    Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .41

    6.1  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . .41

    6.2  Intellectual Property . . . . . . . . . . . . . . . . . . . .41

         Schedule 4
         Limitations on Liability. . . . . . . . . . . . . . . . . . .42

    1    Limitation of Liability . . . . . . . . . . . . . . . . . . .42

    1.1  Time Limits . . . . . . . . . . . . . . . . . . . . . . . . .42

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                                       v

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CONTENTS

CLAUSE   HEADING                                                     PAGE

    1.2  Minimum Claims. . . . . . . . . . . . . . . . . . . . . . . .42

    1.3  Aggregate Minimum Claims  . . . . . . . . . . . . . . . . . .42

    1.4  Maximum Claims. . . . . . . . . . . . . . . . . . . . . . . .42

    1.5  Contingent Liabilities  . . . . . . . . . . . . . . . . . . .42

    1.6  Other Matters . . . . . . . . . . . . . . . . . . . . . . . .42

    1.7  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .43

    1.8  Fraud . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

    2    Mitigation of Loss  . . . . . . . . . . . . . . . . . . . . .43

    3    Conduct of Claims . . . . . . . . . . . . . . . . . . . . . .43

    4    Prior Receipt . . . . . . . . . . . . . . . . . . . . . . . .44

    5    Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44

         Schedule 5
         Pensions  . . . . . . . . . . . . . . . . . . . . . . . . . .45

    1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . .45

    2    The Purchaser's Pension Scheme  . . . . . . . . . . . . . . .45

    2.1  Purchaser to set up sections of scheme that reflect
         Vendors Pension Schemes . . . . . . . . . . . . . . . . . . .45

    2.3  Invitation to Relevant Employees to join sections of
         Purchaser's Pension Scheme  . . . . . . . . . . . . . . . . .46

    3    Transitional period of participation  . . . . . . . . . . . .47

    4    Transfer payment from Vendor's Pension Schemes  . . . . . . .48

    5    Calculation and adjustment of amount to be transferred. . . .48

    6    Service to be credited by the Purchaser's Pension Scheme in respect of membership of the Vendor's Pension Schemes . . . .49

    7    Voluntary contributions . . . . . . . . . . . . . . . . . . .49

    8    Disputes. . . . . . . . . . . . . . . . . . . . . . . . . . .50

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                                       vi

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CONTENTS

CLAUSE   HEADING                                                     PAGE

    9    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .50

         Schedule 6
         The Related Agreements  . . . . . . . . . . . . . . . . . . .51

         Schedule 7
         Documents in the Agreed Terms . . . . . . . . . . . . . . . .52


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                                       vii

    AGREEMENT FOR PURCHASE OF BUSINESS

    THIS AGREEMENT is made on 20 December 1997

    BETWEEN,

    (1) BRITISH AIRWAYS PLC whose registered office is at Speedbird House, P.O. Box 10, Heathrow Airport (London), Hounslow TW6 2JA (the "VENDOR");

    (2) HAWKER PACIFIC AEROSPACE LIMITED whose registered office is at Number 1 London Road, Southampton S015 2AE, (the "PURCHASER"); and

    (3) HAWKER PACIFIC AEROSPACE whose principal place of business is at 11240 Sherman Way, Sun Valley, CA 91352 United States of America (the "GUARANTOR").

    IT IS AGREED as follows:

  1 INTERPRETATION

    In this Agreement, including its Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1 DEFINITIONS

    "AGREED TERMS" means in relation to any document such document in the terms agreed between the parties, signed by or on behalf of the Purchaser and the Vendor for the purposes of identification and listed in Schedule 7;

    "ADDITIONAL ASSETS" means any property, rights and assets, other than the Assets referred to In Clause 2.1.2(i) to 2.1.2(vii) (inclusive), used in the Business and which the Vendor may agree to sell and the Purchaser may agree to buy between the date of this Agreement and Completion;

    "ASSETS" means the property, rights and assets agreed to be sold pursuant to Clause 2.1 of this Agreement;

    "ASSUMED CONTRACTS" means the contracts entered into by or on behalf of the Vendor exclusively in connection with the Business, details of which are set out in the document in the agreed terms, in each case to the extent that at Completion the same remain to be completed or performed or remain in force;

    "BUSINESS" means the business carried on by the Vendor (through its division known as Landing Gears Repair and Overhaul which, at the date hereof, forms part of the Component Overhaul division within the Vendor's Engineering Department) of repairing and overhauling Landing Gears, Flap Tracks and Flap Carriages and in each case associated or related components and parts at Heathrow Airport, as outlined in general terms in the Information Memorandum, including the Assets subsisting at Completion but, for the avoidance of doubt, excluding the business of repairing and overhauling Landing Gears, Flap Tracks or Flap Carriages in respect of DC10 and ATP aircraft types and excluding the business of repairing and overhauling Landing Gears in respect of the A320 aircraft type;

    "BUSINESS DAY" means a day on which banks are open for business in England (excluding Saturdays, Sundays and public holidays);

    "BUSINESS INTELLECTUAL PROPERTY" means the Intellectual Property owned by the Vendor and used exclusively in the Business as at Completion;

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                                       1

    "BUSINESS KNOW-HOW" means the Know-How owned by the Vendor and used exclusively in the Business as at Completion;

    "CASH BALANCES" means cash in hand. or credited to any account with a bank;

    "CHAPS" means clearing houses automated payment systems;

    "CLAIMS" means all rights and claims of the Vendor arising at any time (whether before or after Completion) out of or in connection with the Business (whether arising under any warranties, conditions, guarantees, indemnities, insurance policies, contracts, agreements (in each case whether express or implied) or otherwise howsoever) insofar as they relate to the Assets;

    "COMPLETION" means the completion of the sale and purchase of the Business pursuant to Clause 6;

    "COMPLETION STATEMENT" means the statement to be drawn up pursuant to Part 2 of Schedule 2 which shall state the Fixed Asset Value and the Rotable Inventory Value as at the Valuation Date;

    "CONDITION" means Serviceable Condition. Non-Serviceable Condition or Unserviceable Condition, as the case may be;

    "DEBTORS" means the book and other debts receivable by or owing to the Vendor in connection with the Business (and whether or not yet due and payable) as at Completion (including, without limitation, trade debts, deposits, prepayments, retrospective rebates and overpayments) and interest thereon, where appropriate,

    "DISCLOSURE LETTER" means the letter in the agreed terms of even date with this Agreement from the Vendor to the Purchaser disclosing:

         (i)  information constituting exceptions to the Warranties; and

         (ii) details of other matters referred to In this Agreement;

    "ENCUMBRANCE" means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights;

    "ENVIRONMENT" means living organisms (including humans) including the ecological systems of which they form part and the following media (alone or in combination); air (including air within buildings and the air within other natural or man-made structures whether above or below the ground): water (including, without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land (including land under water); and in the case of man includes his property;

    "ENVIRONMENTAL AUTHORITY" means any legal person (including any government department or government agency) having regulatory authority under Environmental Laws or any court of law or tribunal which has jurisdiction to determine any matter arising under Environmental Laws or relating to the
    Environment:

    "ENVIRONMENTAL LAWS" means, in each case to the extent they relate to the protection of the Environment and/or the prevention of and/or the provision of remedies in respect of harm or damage to or other interference with the Environment, the following:

         (i) any and all laws including European Community or European Union regulations, directives and decisions, together with statutes and subordinate legislation in force from time to time to the extent that the same are enforceable In England;

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                                       2

         (ii) all regulations, orders, ordinances, permits, codes of practice, circulars, guidance notes and the like issued under
                 (1) above from time to time to the extent that the same are enforceable in England;

         (iii)   common law and equity under English law;

         (iv)    local laws and bye-laws in force from time to time; and

         (v) judgments, decisions, notices, orders, directions, consent agreements, Instructions or awards by, with or of any Environmental Authority under (i), (ii), (iii) and (iv) above.

    "EXCLUDED CONTRACTS" means those contracts, undertakings, arrangements and agreements to which the Vendor is a party in connection with the Business which are not Assumed Contracts, including without limitation those described in Part 1 of Schedule 1;

    "EXPENDABLE INVENTORY" means, in respect of Landing Gears, Flap Tracks and/or Flap Carriages, items for which no authorised repair procedure exists and for which (if such items are capable of repair) the cost of repair would normally exceed that of replacement, which are retained for use exclusively in the Business as at the Valuation Date, a list of which (with anticipated quantities) is set out in the document in the agreed terms;

    "EXPERT" means such expert Inventory valuer as the Vendor and the Purchaser agree to appoint as such or, if the parties do not so agree, as may be appointed by the President of the Royal Aeronautical Society upon the request of either the Vendor or the Purchaser;

    "FINAL PAYMENT DATE" means the date which is seven Business Days after the Completion Statement has been agreed by the parties or has been determined by the Expert, pursuant to Part 2 of Schedule 2;

    "FIXED ASSETS" means those identified fixed assets which are owned by the Vendor and used exclusively in the Business, the list of which is set out in the document in the agreed terms;

    "FIXED ASSET VALUE" means the aggregate value of the Fixed Assets as at the Valuation Date, namely the sum of L2,192,728 representing the agreed anticipated value of such Inventory as adjusted in accordance with Part 2 of Schedule 2 to reflect the condition of such Assets at the Valuation Date;

    "FLAP CARRIAGES" means flap carriages In respect of A320, B737, B747, B757, B767 and L1011 aircraft types which are repaired and overhauled by the Vendor through the Business immediately prior to Completion;

    "FLAP TRACKS" means flap tracks in respect of A320, B737, B747, B757, B767 and L1011 aircraft types which are repaired and overhauled by the Vendor through the Business immediately prior to Completion;

    "GOODWILL" means the exclusive right of the owner of the Business to represent itself as such and, in the case of the Purchaser, to represent itself as the successor to the Vendor as the owner of the Business;

    "INFORMATION MEMORANDUM" means the document entitled BA Engineering Landing Gears Repair & Overhaul Activity - Confidential Information Memorandum produced by the Vendor and sent to the Guarantor under cover of a letter dated 1 May 1997 relating to the sale of Business;

    "INITIAL FIXED ASSETS VALUE" means the value allocated to Fixed Assets as set out in Part 1 of Schedule 2;

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                                       3

    "INITIAL ROTABLE INVENTORY VALUE" means the value allocated to Rotable Inventory as set out in Part 1 of Schedule 2;

    "INTELLECTUAL PROPERTY" means trade marks, service marks, trade names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, rights of extraction relating to databases, and all other similar proprietary rights which may subsist (but excluding Know-How) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

    "INVENTORIES" means the Rotable Inventory and the Expendable Inventory and "INVENTORY" means any one of them;

    "KNOW-HOW" means confidential and proprietary industrial and commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm) including (without limiting the foregoing) test results, reports, project reports and testing manuals and procedures, workshop practices, instruction and training manuals, tables of operating conditions, market forecasts, quotations and particulars of suppliers;

    "LANDING GEARS" means lending gears In respect of B737, B747, B757, B767 and L1011 aircraft types which are repaired and overhauled by the Vendor through the Business immediately prior to Completion but, for the avoidance of doubt, excluding the Quarantine Gear;

    "LIABILITIES" means all liabilities, duties and obligations of every description, whether deriving from contract, common law, statute or otherwise, whether present or future, actual or contingent, ascertained or unascertained or disputed and whether owed or incurred severally or jointly and as principal or surety and "LIABILITY" means any one of them;

    "LOCKHEED MANUALS" means the overhaul manuals used exclusively in the Business which are published by Lockheed Martin and have been adapted by the Vendor;

    "LOSSES" means all losses, liabilities, costs (including without limitation legal costs), charges, expenses, actions, proceedings, claims and demands;

    "MARKS" means the trade marks, service marks, trade names, logos, liveries and get-up from time to time used by the Vendor in connection with its business and any registration of such rights and applications and rights to apply for such registrations;

    "NON-SERVICEABLE CONDITION" means, in relation to any item of Rotable Inventory, that such item is neither in Unserviceable Condition nor Serviceable Condition and that no Work in Progress is attributable to such item;

    "ORDER" means the Value Added Tax (Special Provisions) Order 1995;

    "PAYMENT ACCOUNT DETAILS" means, in relation to any payment to be made under or pursuant to this Agreement, the name, account number, sort code, account location and other details specified by the payee and necessary to effect payment (whether by cheque, banker's draft, telegraphic or other electronic means of transfer) to the payee;

    "PROPERTY" means the property brief details of which are set out in Part 2 of Schedule 1;

    "QUARANTINE GEAR" means the B747-400 shipset (excluding nose gear) relating to aircraft No. G-BNLF and currently consigned to the Guarantor under the Quarantine Gear Agreement;

    "QUARANTINE GEAR AGREEMENT" means the testing, repair and overhaul agreement dated December 1997 between the Vendor and the Guarantor;

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                                       4

    "RELATED AGREEMENTS" means the agreements listed in Schedule 6, each in the agreed terms, which are to be entered into at Completion;

    "RELEVANT EMPLOYEES" means those employees of the Vendor who are immediately prior to Completion employed in the Business (other than any specifically excluded by agreement with the Purchaser, the names of whom are set out in the document in the agreed terms);

    "RETAINED BUSINESS" means all businesses carried on by the Vendor other than the Business;

    "ROTABLE INVENTORY" means, in respect of Landing Gears, Flap Tracks and Flap Carriages, items (including sub-assemblies) which can economically be restored to a Serviceable Condition and, in the normal course of operations, can be repeatedly rehabilitated to a Serviceable Condition, which are retained for use exclusively in the Business as at the Valuation Date, a list of which (with anticipated quantities) is set out in the document in the agreed terms;

    "ROTABLE INVENTORY ASSEMBLY" means any assembly identified as such in the document in the agreed terms and defined by reference to the Vendor's Build Standard (which shall include, for the avoidance of doubt, any LRUs (as defined in the Services Agreement) which is/are normally attached to a Landing Gear, Flap Carriage or Flap Track (as the case may be) at the point at which such Inventory would be considered by the Vendor to be in Serviceable Condition);

    "ROTABLE INVENTORY SUB-ASSEMBLY" means any item of Rotable Inventory contained on the list of Rotable Inventory Assemblies and Sub-assemblies in the agreed terms which is neither Rotable Inventory Assembly nor any sub-assembly specifically assigned to an Assembly by reference to the Vendor's stock records of the same as at the Valuation Date;

    "ROTABLE INVENTORY VALUE" means the aggregate value of the Rotable Inventory as at the Valuation Date, namely the sum of L7,247,307 representing the agreed anticipated value of such Inventory as adjusted in accordance with Part 2 of Schedule 2;

    "SENIOR EMPLOYEE" means any employee or consultant employed or engaged by the Vendor in relation to the Business on an annual cash salary in excess of L40,000;

    "SERVICEABLE CONDITION" in relation to an item of Rotable Inventory means such item is ready for fitment to an aircraft;

    "SERVICES AGREEMENT" means the Landing Gear Overhaul Services Agreement to be entered into between the Vendor, the Purchaser and the Guarantor in the agreed terms being the document referred to in paragraph 1 of Schedule 6;

    "TAXATION" or "TAX" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

    "THIRD PARTY CONSENTS" means all consents, licences, approvals, authorisations or waivers required from third parties for the operation of the Business or any part of it and in particular for the transfer, assignment or novation in favour of the Purchaser of any of the Assets in terms reasonably acceptable to the Purchaser and "THIRD PARTY CONSENT" means any one of them;

    "TOOLS" means those loose tools and tooling which are owned by the Vendor and used exclusively in connection with the Business as at Completion, a list of which is set out in the document in the agreed terms;

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                                       5

    "TRANSFER REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

    "UNDERLEASE" means the underlease to be granted pursuant to Clause 6.7 in the form of the document in the agreed terms or with such amendments as the Vendor and Purchaser may agree;

    "UNSERVICEABLE CONDITION" in relation to an item of Rotable Inventory means that such Item requires repair/overhaul before it is ready for fitment to an aircraft and that Work In Progress is attributable to such item;

    "VALUATION DATE" means 23.59 hrs on the date on which Completion takes place pursuant to Clause 6 or such other date as may be agreed between the Purchaser and the Vendor;

    "VAT" means United Kingdom Value Added Tax and "VATA 1994" means the Value Added Tax Act 1994;

    "VENDOR'S BUILD STANDARD" means the build standard contained in the BA Specification (as defined In the Services Agreement);

    "VENDOR'S PENSION SCHEMES" means the pension schemes of the Vendor in force at the date of this Agreement known as the Airways Pension Scheme and the New Airways Pension Scheme (which includes the New Airways Pension Scheme
    2);

    "VENDOR'S SOLICITORS" means Linklaters & Paines of One Silk Street, London EC2Y 8HQ;

    "WARRANTIES" means the warranties and representations contained In Schedule 3 and "WARRANTY" means any one of them;

    "WORK IN PROGRESS" means, in relation to any Item of Rotable Inventory, the work in progress attributable to such item calculated by reference to the following formula and providing that

     LTD+MTD       shall not be greater than 1:
    ---------
    LSTD+MSTD


                                    LTD + MTD
                             L (------------------) x Z
                                   LSTD + MSTD



    where:

    LSTD means the standard value of labour (calculated at the standard labour rate of the Business as at the time of Completion) in pounds sterling required to return any item of Rotable Inventory In Non-Serviceable Condition to Serviceable Condition as identified in the WIP Report as at the Valuation Date;

    LTD means the value of labour (calculated at the standard labour rate of the Business as at the time of Completion) in pounds sterling attributable to any item of Rotable Inventory as shown in the WIP Report as at the Valuation Date provided that such amount is not greater than LSTD;

    MSTD means the standard value of expendable materials in pounds sterling required to return any item of Rotable Inventory in Non-Serviceable Condition to Serviceable Condition as identified in the WIP Report as at the Valuation Date excluding for the avoidance of doubt any Rotable Inventory Sub-assembly that is scrapped or missing by reference to the Vendor's Build Standard;

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                                       6

    MTD means the value of materials in pounds sterling attributable to any item of Rotable Inventory as shown in the WIP Report as at the Valuation Date provided that such amount is not greater than MSTD; and

    Z means the value of such item in Serviceable Condition minus the value of such item in Non-Serviceable Condition both as shown in the list of Rotable Inventory Assembly prices in the document in the agreed terms;

    "WIP Report" means the report(s) generated by the Vendor from its stock control systems, which shows at any time the value of materials and labour attributable to any item of Rotable Inventory.

1.2 SUBORDINATE LEGISLATION

    Any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision except to the extent that any subordinate legislation made after the date hereof would increase the liability of the party in question;

1.3 MODIFICATION ETC. OF STATUTES

    Any reference to a statutory provision shall include such provision as from lime to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification, re-enactment or consolidation applies or is capable of applying to any transactions entered into under this Agreement on or prior to Completion except to the extent that any modification, re-enactment or consolidation made after the date hereof would increase the liability of the party in question;

1.4 COMPANIES ACT 1935

    The words "subsidiary" and "holding company" shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985 and references in this Agreement to a "Group" in relation to the Vendor or the Purchaser shall mean the Vendor or the Purchaser, as the case may be, and any undertaking which, at the relevant time, is a group undertaking of the Vendor or the Purchaser, as the case may be, within the meaning of
    Section 259 of that Act;

1.5 INTERPRETATION ACT 1978

    The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment;

1.6 REFERENCES

    References to this Agreement shall include any Schedules to it and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement; and

1.7 INFORMATION

    Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

2   AGREEMENT TO SELL THE BUSINESS

2.1 SALE AND PURCHASE OF BUSINESS

    2.1.1 With effect from Completion, the Vendor shall sell with full title guarantee and the Purchaser shall purchase with the benefit of the several representations, warranties and undertakings contained in this Agreement free from all Encumbrances as at Completion the Assets specified in Clause 2.1.2.

    2.1.2 Subject to Clause 2.1.3, there shall be included in the sale under this Agreement the following:

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                                       7

            (i)    the Fixed Assets;

            (ii)   the Rotable Inventory;

            (iii)  the Expendable Inventory;

            (iv)   the Goodwill:

            (v)    the Tools;

            (vi) subject to Clause 2.3, the Business Intellectual Property and the Business Know-How;

            (vii) the benefit, subject to the burden, of the Assumed Contracts, and

            (viii) any Additional Assets.

    2.1.3 There shall be excluded from the sale under this Agreement the following:

            (i)    the Cash Balances and Debtors;

            (ii)   the benefit and burden of the Excluded Contracts;

            (iii) the benefit of any Claims which relate otherwise than to the Assets or to the Assumed Liabilities and/or to matters which occur before Completion;

            (iv)   all interests in real property;

            (v) Intellectual Property and Know-How except the Business Intellectual Property and the Business Know-How;

            (vi) data communications, telecommunications and other IT equipment except as included in Clause 2.1.2; and

            (vii)  any other assets excluded by the terms of this Agreement.

2.2 INDEMNITIES

    2.2.1 Except to the extent that they accrue as a result of any breach by the Vendor of any obligation prior to Completion and except as may otherwise be limited or agreed by the parties under the terms of this or any Related Agreement, the Purchaser shall indemnify and agrees to keep indemnified the Vendor against:

            (i) any Liability assumed or undertaken by the Purchaser under this Agreement or incurred by the Purchaser in the course of carrying on the Business after Completion; and

            (ii) any Losses which the Vendor may suffer by reason of the Vendor taking any reasonable action to avoid, resist or defend against any Liability referred to in Clause 2.2.1
                   (i),

    2.2.2 The Vendor shall indemnify and agrees to keep indemnified the Purchaser against.

            (i) any Liability of the Vendor which is not assumed or undertaken by the Purchaser under this Agreement, and

            (ii) any Losses which the Purchaser may suffer by reason of the Purchaser taking any reasonable action to avoid, register or defend against any Liability referred to in Clause 2.2.2(i).

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                                       8

2.3 BUSINESS INTELLECTUAL PROPERTY AND BUSINESS KNOW-HOW

    2.3.1 The Purchaser hereby grants to the Vendor a perpetual, non-exclusive, royalty free licence effective as at Completion to use the Business intellectual Property and/or the Business Know-How. The Purchaser further undertakes that it will promptly give notice of any improvements, modifications or adaptations to such Intellectual Property and/or Know-How as are developed by or on behalf of the Purchaser and to grant a perpetual, non-exclusive licence to the Vendor of any such improvements, modifications and adaptions on standard commercial terms.

    2.3.2 The Lockheed Manuals shall remain the property of the Vendor and remain in the Vendor's possession unless and until the Purchaser has an existing Proprietary Data Agreement with Lockheed Martin which enables the Purchaser to use and receive amendments for the Lockheed Manuals, at which time the Vendor shalt deliver or make available such manuals to the Purchaser.

  3 CONSIDERATION

3.1 AMOUNT AND PAYMENT

    The consideration for the purchase of the Business shall (subject to adjustment as provided in Part 2 of Schedule 2) be the amount of L11,274,095 (calculated as being the aggregate of the agreed value of the Expendable Inventory, the Goodwill, the Business Intellectual Property, the Business Know-How and the Tools and the anticipated values of the remaining Assets as at Completion, subject to adjustment in accordance with Part 2 of
    Schedule 2) (the "PURCHASE PRICE") which will (subject to the provisions contained in Part 2 of Schedule 2) be payable on Completion.

3.2 ALLOCATION OF CONSIDERATION

    The Purchase Price shall initially be allocated as set out in Part 1 of
    Schedule 2, subject to adjustment, except in relation to Expendable Inventory, Goodwill, Business Intellectual Property, Business Know-How and Tools, in accordance with Part 2 of Schedule 2.

3.3 SET-OFF

    The amounts (if any) payable by the Purchaser to the Vendor or by the Vendor to the Purchaser pursuant to Clauses 8.3, 8.4 and/or Part 2 of
    Schedule 2 shall be set off against each other so that only any net balance payable shall be paid on or before the Final Payment Date.

3.4 METHOD OF PAYMENT

    Wherever in this Agreement provision is made for the payment by one party to another, such payment shall be effected by crediting the account specified in the Payment Account Details of the party entitled to payment by way of CHAPS on or before the due date for payment unless the payee by notice to the payer, not later than three Business Days prior to the due date for payment, elects to be paid by banker's draft drawn on any international bank reasonably acceptable to the payer and having an office in London. Payment of such sum shall be a good discharge to the payer of its obligation to make such payment.

3.5 VAT

    3.5.1   GENERAL

            The parties intend that the Business shall be sold under this Agreement as a going concern for VAT purposes and accordingly:

            (i) the Vendor and the Purchaser shall (when required to do so) give notice of such sale to H.M. Customs & Excise pursuant to paragraph 11 of Schedule 1 VATA 1994

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                                       9
                     or paragraph 6 of the Value Added Tax Regulations 1995 or as otherwise required by law:

              (ii) the Vendor shall apply to H.M. Customs & Excise and obtain a direction that all records referred to in Section 49 VATA 1994 may be retained and the Vendor undertakes to preserve those records in such a manner and at such periods as may be required by law and to give to the Purchaser as from Completion reasonable access during normal business hours to such records; and

              (iii) the Purchaser declares that it is a taxable person for VAT purposes and holds a certificate registration number GB 707180353.

      3.5.2   GOING CONCERN

              (i) The Vendor and the Purchaser shall use all reasonable endeavors to secure that the sale of the Business is treated under the Order as neither a supply of goods nor a supply of services.

              (ii) If and to the extent H.M. Customs & Excise has before Completion expressly indicated that the sale of the Business cannot be treated in the manner contemplated by Clause 3.5.2(i) the Purchaser shall (against production of tax invoices in respect thereof) in addition to any amounts expressed in this Agreement to be payable by the Purchaser pay on Completion the amount of any VAT which as a result of that indication may be chargeable on the sale of the Business under this Agreement. If no such indication shall have been given before Completion, then no amount in respect of VAT shall be paid by the Purchaser on Completion but, to the extent that VAT shall subsequently be determined by H.M. Customs & Excise to be payable on the sale, the Purchaser shall in addition to any amount expressed in the Agreement to be payable by the Purchaser pay to the Vendor such VAT and any penalty or interest incurred by the Vendor for late payment thereof, such payment by the Purchaser to be made forthwith against evidence that the due date for payment of such tax has fallen due or will fall due within seven Business Days or if later against delivery by the Vendor to the Purchaser of the appropriate tax invoice.

              (iii) Nothing in this Clause 3.5 shall require the Vendor to make any appeal to any tribunal or court against or otherwise challenge any determination of H.M. Customs & Excise that the sale does not fall to be treated as the transfer of a going concern.

      3.5.3   CONTINUITY OF BUSINESS

      After Completion the Purchaser shall as required by the Order use the Assets in carrying on the Business, whether or not as part of any existing business of the Purchaser, and authorises the Vendor to make such obligation known to H.M. Customs & Excise in any application seeking confirmation that Article 5 of the Order shall apply to the sale of the Business.

4     CONDITIONS

4.1   CONDITIONS PRECEDENT

      Completion of this Agreement is conditional upon receipt by the Purchaser of all necessary approvals from the Civil Aviation Authority, the Federal Aviation Authority and the Joint Airworthiness Authority to the operation by the Purchaser of the Business as a separate business from the business of the Vendor.


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                                          10

4.2   RESPONSIBILITY FOR SATISFACTION

      The Vendor will provide all reasonable assistance to ensure the satisfaction of the conditions set out in Clause 4.1. Without prejudice to the foregoing, it is agreed that all requests and enquiries from any government, governmental, supranational or trade agency, court or other regulatory body shall be dealt with by the Vendor and the Purchaser in consultation, to the extent practicable, with each other and the Vendor and the Purchaser shall promptly co-operate with and provide all necessary information and assistance reasonably required by such government, agency, court or body upon being requested to do so by the other.

4.3   NON-SATISFACTION

      The Purchaser shall promptly give notice to the Vendor of the satisfaction of the conditions set out in Clause 4.1 within two Business Days of becoming aware of the same through receipt of notification in writing from a duly authorised person in the Civil Aviation Authority of approval identified as JAR145 and from a duly authorised person in the Federal Aviation Authority of approval identified as FAR145. If the conditions in Clause 4.1 are not satisfied by the Purchaser on or before 26 January 1998 (or such later date as the Vendor and the Purchaser may in writing agree) then, save as expressly provided herein, this Agreement shall lapse and no party shall have any claim against any other under it, save for any claim arising from breach of the undertaking contained in Clause 4.2.

5     ACTION PENDING COMPLETION

5.1   VENDOR'S GENERAL OBLIGATIONS

      The Vendor undertakes to procure that during the period from the date of this Agreement to Completion:

      5.1.1 the Business will be carried on in the ordinary course, save in so far as agreed in writing by the Purchaser, and, without limitation, the carrying out or the procuring of the carrying out of the routine maintenance and repair of Landing Gears, Flap Tracks and Flap Carriages will be carried on in the same manner as before the date of this Agreement;

      5.1.2 the Vendor will, upon reasonable notice, provide to the Purchaser and its agents such information and copies of such documents relating exclusively to the Business as the Purchaser may reasonably request, provided that the obligations of the Vendor under this Clause shall not require the Vendor to allow the Purchaser or its agents access to Information which is reasonably regarded as confidential to the activities of the Vendor and is not used exclusively in connection with the Business or to activities which do not relate exclusively to the Business;

      5.1.3 such representatives and advisers as the Purchaser reasonably requests may be designated by the Purchaser to work with the Vendor with regard to the management and operations of the Business. Subject to such representatives and advisers being available at the appropriate times, the Vendor will consult with such representatives and advisers with respect to any action which may materially affect the Business after Completion. The Vendor will furnish to such representatives and advisers such information as they may reasonably request for this purpose (but subject to the same provisos as are set out in Clause 5.1.2); and

      5.1.4 the Vendor will not negotiate with any third party for the sale of the Business.


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                                          11

5.2   RESTRICTIONS ON THE VENDOR

      Without prejudice to the generality of Clause 5.1, the Vendor shall not, between the date of this Agreement and Completion, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) and, in each case, exclusively in relation to the
      Business:

      5.2.1 incur or enter into or amend any agreement or commitment involving any capital expenditure in excess of L2,500 per item;

      5.2.2 make any material amendment to the terms and conditions of employment of any Relevant Employee (other than minor increases in the ordinary course of business (which shall, for these purposes, include any increases arising out of the negotiations between the Vendor and its recognised Trade Unions which will take effect from 1 January 1998) which the Vendor shall notify to the Purchaser as soon as reasonably possible):

      5.2.3 settle or compromise any Liability arising prior to Completion on a basis which results in an obligation on the part of the Purchaser to make any payment or take any other action after Completion.

5.3 PURCHASER'S OBLIGATIONS

      5.3.1 The Purchaser undertakes that it will use its best endeavors to obtain authorisation under the Inward Processing Relief ("IPR") European Community Regulations EEC 2913/192 and EEC 2454/93 prior to Completion so as to enable the Vendor to transfer any Inventory subject to such Regulations to the Purchaser without incurring any duty. The Purchaser further undertakes that, if it does not obtain such authorisation prior to Completion, it will pay in addition to the Rotable Inventory Value and/or the Expendable Inventory Value, as the case may be, an amount equal to the amount of any duty which, as a result of the Purchaser's failure to obtain such authorisation, may be chargeable on the sale of the Business under this Agreement.

      5.3.2 The Purchaser undertakes that it will use its best endeavors to obtain consent from the relevant authorities for the transfers from the Vendor to the Purchaser of the Part A authorisation Number A00130 relating to the cadmium electroplating process in the plating shop and the consent to discharge trade effluent issued by Thames Water Utilities Limited respectively in each case with effect from Completion provided always that, for the avoidance of doubt, the transfer of such consents is not a condition precedent to Completion. The Vendor undertakes to give all reasonable assistance to the Purchaser to effect such transfers.

      5.3.3 The Purchaser undertakes that it will use its best endeavors to obtain the approval identified as JAR21 (or equivalent) from the Civil Aviation Authority together with any other approvals from the Civil Aviation Authority, the Federal Aviation Authority and the Joint Airworthiness Authority which are necessary to the operation by the Purchaser of the Business as a separate business from the business of the Vendor as soon as practicable following Completion and which it has not already obtained pursuant to Clause 4. The Vendor undertakes to give all reasonable assistance to the Purchaser to enable the Purchaser to obtain any such approval.

5.4   CONFIDENTIALITY

      Subject to any provisions expressly to the contrary in this Agreement, each party undertakes to, and to procure that its employees, agents and contractors, treat as confidential:

      5.4.1 any specific provisions of this Agreement and the Related Agreements or the financial commercial terms reflected therein and all information obtained from either of the other parties which by its nature should be treated as confidential or the disclosing party


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                                          12
      clearly indicates as such which has or may come into its possession or into the possession of any of its employees, agents or contractors, as a result of or in connection with this Agreement; and

      5.4.2 any and all information which has been or which may be derived or obtained from any such information described in Clause 5.4.1 (together the "CONFIDENTIAL INFORMATION").

      The provisions of this Clause 5.4 do not apply to any Confidential Information which the receiving party proves:

      5.4.3 was in or enters into the public domain other than by breach of this Clause 5.4;

      5.4.4 has been obtained from a third party who is lawfully authorised to disclose such information to the receiving party;

      5.4.5 is required to be disclosed by law, by any rule, regulation or request of a competent regulatory authority or any stock or securities exchange on which the securities of the receiving party are listed, quoted or dealt in or by order of a court of competent jurisdiction or pursuant to a formal or informal request of a tax authority;

      5.4.6   was already in the possession of the receiving party; and

      5.4.7   was developed independently by the receiving party,

      provided always that:

      5.4.8 the onus shall be on the disclosing party to prove through the use of documentary evidence that the information was in or has entered the public domain otherwise than through unauthorised disclosure by the disclosing party or is required to be disclosed; and

      5.4.9 if either party is required to make a disclosure in accordance with this Clause 5.4, that party will, if it is not so prohibited, provide the other with prompt notice of any such requirement or request to disclose any such confidential information so that it may seek an appropriate order. The disclosing party will provide the other with all reasonable assistance in any action taken by that party to obtain an appropriate order including an order providing that the information does not have to be disclosed, an appropriate protection order or other reliable assurance that confidential treatment will be accorded the information that the disclosing party is required to disclose.

6     COMPLETION

6.1   DATE AND PLACE OF COMPLETION

      Subject to Clause 4, Completion shall take place at the offices of the Vendor's Solicitors on 10 February 1998 or, if earlier, the date referred to in the date of notification by the Purchaser to the Vendor pursuant to Clause 4.3 of the satisfaction of the conditions set out in Clause 4.1 being no earlier than the third Business Day following the date of such notification or at such other place, time or date being before 10 February 1998 as may be agreed between the Purchaser and the Vendor.

6.2   VENDOR'S OBLIGATIONS

      6.2.1 On the date hereof the Vendor shall deliver or make available to the Purchaser a certified copy of a resolution of the Board of the Vendor authorising the signatory of this


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                                          13

              Agreement to enter into this Agreement and the Related Agreements on behalf of the Vendor;

      6.2.2   On Completion the Vendor shall deliver or make available to the
              Purchaser:

              (i) such transfers and assignments in the agreed terms together (where appropriate) with the relative documents of title and such Third Party Consents as the Vendor may have obtained to vest in the Purchaser with effect from Completion the full benefit of the Assets (other than those Assets referred to in paragraph 3.3 of Part 2 of
                     Schedule 2) and permit the Purchaser to enter into and take possession of the Business with effect from Completion;

              (ii) duly executed copies of those Related Agreements to which it or any member of the Vendor's Group is a party; and

      6.2.3 deliver or make available to the Purchaser those Assets which are capable of transfer by delivery (other than those Assets referred to in Clause 2.3.2 and paragraph 3.3 of Part 2 of Schedule 2);

      6.2.4 permit the Purchaser to enter into and take possession of the Business; and

      6.2.5 in each case where the said information is not at the Property, deliver or make available to the Purchaser (save to the extent the Vendor is constrained from so doing by reason of any confidentiality obligations) all books, records and other information relating exclusively to the Business or to customers, suppliers, agents and distributors of the Business (including the Relevant Employees), copies of all consents, permits or licences from any regulatory authority held by the Vendor in connection with the Business (except where previously supplied to the Purchaser or its advisers), and such other information relating to the Business as the Purchaser may reasonably require.

6.3   PURCHASER'S OBLIGATIONS

      Against compliance with the foregoing provisions and the provisions of Clause 6.5 the Purchaser shall:

      6.3.1 on the date hereof deliver to the Vendor a certified copy of a resolution of the Board of the Purchaser approving the entry into this Agreement and the Related Agreements by the Purchaser and authorising the signatory of this Agreement to sign this Agreement and the Related Agreements on behalf of the Purchaser;

      6.3.2 on Completion deliver to the Vendor duly executed copies of those Related Agreements to which it or any member of the Purchaser's Group is a party; and

      6.3.3 on Completion satisfy the amount payable under Clause 3.1 in the manner specified in Clause 3.1

6.4   RIGHT TO TERMINATE

      If the foregoing provisions of this Clause are not complied with in all material respects by the Vendor or the Purchaser by or on the date set for Completion, the Purchaser, in the case of material non-compliance by the Vendor, or the Vendor, in the case of material non-compliance by the Purchaser, shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages) by written notice to the Vendor or, as the case may be, the Purchaser served on such date:


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                                          14

      6.4.1   to elect to terminate this Agreement; or

      6.4.1 to effect Completion so far as practicable having regard to the defaults which have occurred and with such adjustments which the parties agree are appropriate to reflect such defaults; or

      6.4.3 to fix a new date for Completion (not being more than 20 Business Days after the agreed date for Completion) in which case the foregoing provisions of this Clause 6.4 shall apply to Completion as so deferred but provided such deferral may only occur once.

6.5   OEM WARRANTIES

      To the extent that the benefit of any express or implied warranties given by a manufacturer or previous seller of any Item of Rotable Inventory in favour of the Vendor and relating to merchantable quality or fitness for purpose or like conditions of sale in respect of such Inventory can reasonably be assigned to the Purchaser then the Vendor hereby assigns such benefit to the Purchaser.

6.6   TITLE AND RISK

      Title and risk of loss or damage to the Assets transferred on (and, in relation to loss or damage, occurring after) Completion shall pass to the Purchaser on Completion and, pending Completion, the Vendor shall maintain its existing insurance cover in relation to the same.

6.7   ARRANGEMENTS IN RELATION TO THE PROPERTY

      Upon Completion the Vendor shall grant to the Purchaser and the Purchaser shall accept an Underlease in the agreed form for the Prop to take effect on and from Completion.

7     WARRANTIES

7.1   INCORPORATION OF SCHEDULE 3

      7.1.1 The Vendor hereby warrants and represents to and undertakes with the Purchaser in the terms set out in Schedule 3 subject only to:

              (i) any matter which 1s fully and fairly disclosed in or pursuant to the Disclosure Letter and any matter provided for under the terms of this Agreement;

              (ii)   the provisions of Schedule 4 (Limitations on Liability).

      7.1.2 The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon, amongst other things, the Warranties.

      7.1.3 Where any Warranty refers to the knowledge, information or belief of the Vendor and such knowledge, information or belief is qualified by the phrase "so far as the Vendor is aware" the Vendor acknowledges that it has made due and careful enquiry into the subject matter of the Warranty.

7.2   EFFECT OF EVENTS OCCURRING PRIOR TO COMPLETION

      The Vendor undertakes to and with the Purchaser that if after the signing of this Agreement and before Completion any event shall occur or matter shall arise of which the Vendor becomes aware and which if it had occurred or arisen before the date hereof would have rendered any of the Warranties untrue, misleading or incorrect in any material respect, the Vendor shall immediately notify the Purchaser in writing thereof prior to Completion and the Vendor (at its own cost) shall make any investigation concerning the event or matter which the Purchaser may reasonably require. No right to damages or compensation shall arise in favour of the Purchaser or its successors in title under this Clause 7.2 in consequence only of an event occurring or matter


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                                          15
      arising after the signing of this Agreement and before Completion which if it had occurred or arisen before the date hereof would have rendered any of the Warranties untrue, misleading or incorrect in any material respect, whether or not this Agreement is terminated in consequence thereof, if the event or matter in question has been duly notified in accordance with this Clause 7.2.

7.3   EFFECT OF COMPLETION

      The Warranties, and all other provisions of this Agreement in so far as the same shall not have been performed at Completion, shall not be extinguished or affected by Completion, or by any other event or matter whatsoever (including, without limitation, any satisfaction of the conditions contained in Clause 4.1), except by a specific and duly authorised written waiver or release by the Purchaser.

7.4   RIGHT OF TERMINATION

      If prior to Completion it shall be found that any of the Warranties was, when given, will or would be, at Completion (if they were to have been given again at Completion) not complied with in any material respect or otherwise untrue or misleading in any material effect, and if (but only if) the effect thereof is or would, in the reasonable opinion of the Purchaser, be material in the context of the purchase by the Purchaser of the Business as a whole, the Purchaser shall be entitled (in addition to and without prejudice to all other rights or remedies available to it including the right to claim damages) by notice in writing to the Vendor to terminate this Agreement but failure to exercise this right shall not constitute a waiver of any other rights of the Purchaser arising out of any breach of Warranty.

7.5   REMEDIES

      7.5.1 This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. The parties each acknowledge that they have not been induced to enter this Agreement by and, so far as is permitted by law and except in the case of fraud, each party hereby waives any remedy in respect of, any warranties, representations and undertakings not incorporated into this Agreement.

      7.5.2 So far as is permitted by law and except as otherwise expressly provided in this Agreement or in the case of fraud, the parties agree and acknowledge that the only right and remedy which shall be available to the Purchaser in connection with or arising out of or related to any of the statements contained in the Warranties shall be damages in contract for breach of this Agreement and not rescission of this Agreement, or damages in tort or under statute (whether under the Misrepresentation Act 1967 or otherwise), or any other remedy.

      7.5.3 Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause, and agrees, having considered the terms of this Clause and the Agreement as a whole, that the provisions of this Clause are fair and reasonable.

      7.5.4 In Clause 7.5.1 to 7.5.3, "this Agreement" includes the Disclosure Letter and all documents entered into pursuant to this Agreement or to be entered into at Completion as provided by this Agreement.

  8   THE ASSUMED CONTRACTS

8.1   PURCHASER TO COMPLETE ASSUMED CONTRACTS

      The Purchaser shall procure that with effect from Completion each of the Assumed Contracts is carried out and, where appropriate, completed (so far as the Purchaser is lawfully able and


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                                          16
      obligated to do so) and that the Vendor's obligations under the Assumed Contracts are performed (to the extent that the same have not been previously carried out or completed) in the ordinary course (where applicable) in a proper manner and in accordance with their respective terms and shall indemnify the Vendor against all Losses incurred by the Vendor in respect of the Assumed Contracts solely by reason of or in connection with the non-performance or the negligent or defective performance after Completion by the Purchaser to the extent aforesaid of the Assumed Contracts.

8.2   THE VENDOR'S OBLIGATIONS IN RESPECT OF ASSUMED CONTRACTS

      The Vendor shall procure that up to Completion the Assumed Contracts are carried out and, where appropriate, completed and that the Vendor's obligations under the Assumed Contracts are performed in the ordinary course (where applicable) in a proper and workmanlike manner and in accordance with their respective terms and shall indemnify the Purchaser against all Losses incurred by the Purchaser in respect of the Assumed Contracts by reason of the non-performance or the negligent or defective performance prior to Completion to the extent aforesaid of the Assumed Contracts.

8.3   PAYMENTS RECEIVED BY THE VENDOR

      8.3.1 To the extent that any payment (other than any payment comprised in the Debtors, which shall be retained by the Vendor for its own account) is made to the Vendor in respect of any Assumed Contract after Completion the Vendor shall receive the same as trustee, shall place the same in a separate bank account, shall record such payment separately in its books and shall account to the Purchaser for the same within 20 Business Days of receipt unless and to the extent such payment relates to work completed before Completion.

      8.3.2 In determining the liability under Clause 8.3.1 of the Vendor to account to the Purchaser for amounts received by the Vendor regard shall be had to any liability of the Vendor to account to H.M. Customs & Excise for any VAT in respect of the supplies of goods and/or services (made under any Assumed Contract) to which such amounts relate, and the liability of the Vendor under Clause
              8.3.1 shall be reduced accordingly.

8.4   PREPAYMENTS MADE BY THE VENDOR

      8.4.1 Subject to Clause 8.4.2, if and to the extent that the Vendor has prior to Completion made any payment to suppliers in respect of any Assumed Contract in respect of goods or services to be provided or supplied after Completion the Purchaser shall reimburse to the Vendor the amount thereof within 20 Business Days of Completion.

      8.4.2 In determining the liability under Clause 8.4.1 of the Purchaser to reimburse the Vendor for amounts paid by the Vendor, regard shall be had to the extent to which the Vendor has been or is able to obtain credit or repayment of input tax for VAT purposes in respect of supplies of goods and/or services to which such amounts relate, and the liability of the Purchaser under Clause
              8.4.1 shall be reduced accordingly.

  9   THIRD PARTY CONSENTS

9.1   FAILURE TO OBTAIN CONSENTS

      Nothing in this Agreement shall be construed as an attempt to assign any Assumed Contract which by its terms or by law is not assignable without a Third Party Consent unless such consent shall have been given. The Vendor and the Purchaser agree to use their respective reasonable endeavors to obtain the Third Party Consent in each case where it is required and is requested by the Purchaser. If any required consent is not obtained before Completion the Vendor will co-operate with the Purchaser in any reasonable arrangements designed to provide for the Purchaser the benefits under any such Assumed Contract, provided that if within six months of


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                                          17

      Completion the Third Party Consent required in relation to any Assumed Contract shall not have been obtained then the Purchaser shall be entitled to notify the Vendor in writing that with effect from such date the relevant contract, undertaking, arrangement or agreement shall no longer be deemed to be an Assumed Contract and the Purchaser shall not be responsible for any Liability in relation thereto arising after such date.

9.2   NOTICE TO CONVOY, TRANSFER, ASSIGN ETC.

      Following Completion, the Purchaser may serve notice on the Vendor at any time after the relevant Third Party Consents are obtained requiring the Vendor to execute a conveyance, transfer or assignment to, or a novation in favour of, the Purchaser of any relevant Asset and the Vendor will arrange for the execution and delivery of such conveyance, transfer, assignment or novation (together with the relative documents of title) to the Purchaser not later than five Business Days after the receipt either of such notice or of the engrossment of such conveyance, transfer, assignment or novation by the Vendor's Solicitors whichever is the later.

9.3   NOTICE TO ACCEPT CONVEYANCE, TRANSFER, ASSIGNMENT ETC.

      The Vendor may by notice to the Purchaser require the Purchaser to accept a conveyance, transfer or assignment of any relevant Asset at any time after the relevant Third Party Consents are obtained but prior to the date falling six months after Completion.

  10  THE RELEVANT EMPLOYEES

10.1  DEFINITIONS

      For the purposes of this Clause 10 the terms CONTRACT OF EMPLOYMENT, COLLECTIVE AGREEMENT, RELEVANT TRANSFER and TRADE UNION shall have the same meanings respectively as in the Transfer Regulations.

10.2  TRANSFER REGULATIONS

      The parties accept that this Agreement and the sale of the Business to be affected by it are governed by the Transfer Regulations and the following provisions shall apply in connection therewith:

      10.2.1 the contract of employment of each of the Relevant Employees (save insofar as such contract relates to any occupational pension scheme) shall be transferred to the Purchaser with effect from Completion which shall be the date of completion of the relevant transfer under regulation 5(2)(f) of the Transfer Regulations;

      10.2.2 the Vendor shall perform and discharge all its obligations (whether arising under statute or common law) in respect of all the Relevant Employees for its own account up to and including Completion including, without limitation, discharging all costs and expenses relating to, payable or accruing in respect of the Relevant Employees up to and including Completion and shall indemnify the Purchaser and keep the Purchaser Indemnified against all Losses arising from the Vendor's failure so to discharge

              For the avoidance of doubt, reference to costs and expenses shall include:

              (i) "LIEU DAYS" accrued by each Relevant Employee up to the date of Completion. To achieve this, the Vendor will pay to each Relevant Employee who has accrued such lieu days an amount equal to that employee's basic pay for the number of lieu days he has accrued up to Completion;

              (ii) the "TOTAL HOLIDAY DEFICIT" in respect of the Relevant Employees. For this purpose, each Relevant Employee's holiday deficit is calculated as the number of day's holiday entitlement for that Relevant Employee for the year ending 31 March 1998 pro-rated up to Completion; less
                     (b) the total number of day's holiday actually


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                                          18
                     taken by that Relevant Employee as at Completion multiplied by that employee's basic pay per day. "TOTAL HOLIDAY DEFICIT" is the sum of holiday deficits for all Relevant Employees;

              (iii) the amount of payments made to any Relevant Employees being sums equal to the profit share such employees would have received for the Vendor's 1997/98 financial year had they remained in the Vendor's employment until 31 March 1998 (as described in letter to Relevant Employees in agreed terms referred to in Clause 10.2.7);

              (iv) the amount of any performance related bonus due to any Relevant Employee who is entitled to such bonus under the terms of the Vendor's management and senior management performance pay scheme or any other performance related bonus scheme operated by the Vendor (pro rated to reflect the length of the Relevant Employees service with the Vendor during the Vendor's 1997/98 financial year). For the avoidance of doubt, the Vendor will complete performance reviews from which performance ratings will be determined for each eligible manager prior to Completion. The amount of each manager's entitlement will be determined in accordance with the Vendor's Corporate Mandate which is determined after the announcement of the Vendor's year end results for the 1997/98 financial year;

    10.2.3 the Vendor shall indemnify the Purchaser and keep the Purchaser indemnified against all Losses which relate to or arise out of any act or omission by the Vendor or any other event or occurrence prior to Completion and which the Purchaser may incur concerning one or more of the Relevant Employees pursuant to the provisions of the Transfer Regulations or otherwise including, without limitation, any such matter relating to or arising out of:

              (i) the Vendor's rights, powers, duties and/or liabilities (including, without limitation, any Taxation) under or in connection with any such contract of employment or collective agreement which rights, powers, duties and/or liabilities (as the case may be) are or will be transferred to the Purchaser in accordance with the Transfer Regulations; or

              (ii) anything done or omitted before Completion by or in relation to the Vendor in respect of any such contract of employment or collective agreement or any Relevant Employee, which is deemed by the Transfer Regulations to have been done or omitted by or in relation to the Purchaser; or

              (iii) the Vendor's failure to comply with its obligations to inform and consult employees pursuant to the Transfer Regulations except where such failure arises out of the Purchaser's failure to comply with its obligations under Clause 10.3.1 of this Agreement;

    10.2.4 if any contract of employment or collective agreement not disclosed in writing to the Purchaser shall have effect as if originally made between the Purchaser and any employee ("UNDISCLOSED EMPLOYEE") or a trade union as a result of the provisions of the Transfer Regulations (without prejudice to any other rights or remedies which may be available to the Purchaser);

              (i) the Purchaser shall upon becoming aware of such operation of the Transfer Regulations in relation to any such contract of employment or collective agreement notify the Vendor in writing thereof. The Vendor may within 14 Business Days of receiving such written notice offer employment to any Relevant Undisclosed Employee and, if it makes any such offer, shall notify the Purchaser in writing of


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                                          19
                     such offer. Following the expiry of the period of 28 Business Days from the receipt by the Vendor of the Purchaser's notice (whether an offer of employment is made by the Vendor or not) the Purchaser may terminate such contract or collective agreement immediately; and

              (ii) the Vendor shall indemnify the Purchaser and keep the Purchaser indemnified against all Losses relating to or arising out of any termination made pursuant to paragraph
                     (i) above and reimburse the Purchaser for all costs and expenses (including, without limitation, any Taxation) incurred in employing such employee in respect of his employment following Completion until the date of such termination; and

              (iii) the Vendor shall indemnify the Purchaser and keep the Purchaser indemnified in respect of any Undisclosed Employee on the same terms MUTATIS MUTANDIS as the Vendor has indemnified the Purchaser in respect of a Relevant Employee pursuant to the term of Clauses 10.2.2 and 10.2.3;

    10.2.5 the Vendor shall indemnify the Purchaser and keep the Purchaser indemnified against all Losses which relate to or arise out of the employment of or any dismissal by the Vendor of any employee (not being a Relevant Employee) and which the Purchaser may incur pursuant to the provisions of the Transfer Regulations;

    10.2.6 the Vendor shall not take any steps to terminate the contracts of employment of or collective agreements concerning the Relevant Employees; and

    10.2.7 the Vendor shall on Completion deliver to each of the Relevant Employees a letter from the Vendor and the Purchaser in the agreed terms.

10.3     PURCHASER'S OBLIGATIONS

    10.3.1 In accordance with its obligations under the Transfer Regulations, the Purchaser will provide the Vendor in writing with such information and at such time as will enable the Vendor to carry out its duties under Regulations 10(2)(d) and 10(6) of the Transfer Regulations concerning measures envisaged by the Purchaser in relation to the Relevant Employees.

    10.3.2 The Purchaser and the Vendor will comply with the terms of the Staff Plan contained in the document in the agreed terms (the "STAFF PLAN").

    10.3.3 The parties acknowledge that following termination of the Services Agreement (either in whole or in part) the services provided under that agreement may be provided by the Vendor or by third parties appointed by the Vendor and that as a consequence of the Vendor or a third party assuming responsibility for providing such services, employees engaged in providing those services during the term of this Agreement may transfer to the Vendor or to such new service providers under the Transfer Regulations. To facilitate any such transfers the Purchaser will:

              (i) at all times while it provides services under the Services Agreement maintain an information pack containing full and accurate details of all Services Employees (including numbers of Services Employees, details of pay and benefits, terms and conditions of employment, job descriptions, staff duty allocations and collective agreements);

              (ii) at the request of the Vendor, the Purchaser will make the information pack referred to in Clause 10.3.3(i) available to the Vendor or any replacement (or prospective replacement) service provider nominated by the Vendor; and


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                                          20

              (iii) at the request of the Vendor comply with any obligations which fall on it pursuant to Regulation 10 of the Transfer Regulations in respect of the Services Employees (or any of them).

10.4     PURCHASER'S INDEMNITY

    The Purchaser shall indemnify the Vendor and keep the Vendor indemnified against all Losses (which, for the purposes of this Clause 10.4 shall not include any sums paid or payable by the Purchaser pursuant to Clause 10.3 above) arising out of or in connection with:

    10.4.1 any change in the working conditions of the Relevant Employees or any of them occurring on or after Completion;

    10.4.2 the change of employer occurring by virtue of the Transfer Regulations and/or this Agreement;

    10.4.3 the employment by the Purchaser on or after Completion of any of the Relevant Employees other than on terms (including terms relating to any occupational pension scheme) which are not different from those enjoyed immediately prior to Completion (provided that the Purchaser shall be under no obligation to indemnify the Vendor solely by reason of any diminution in pension rights if the Purchaser has complied with its obligations under Schedule 5) or (subject to Clause 10.2.3(ii) the termination of the employment of any of them on or after Completion; or

    10.4.4 any claim by any Relevant Employee (whether in contract or in tort or under statute (including the Treaty of Rome and any directives made under the authority of that Treaty) for any remedy including, without limitation, in respect of unfair dismissal, redundancy, statutory redundancy, equal pay, sex or race discrimination) as a result of any act or omission by the Purchaser after Completion; or

    10.4.5 the Purchaser's failure to comply with its obligations under Clause 10.3.

10.5     PURCHASER'S INDEMNITY IN RESPECT OF SERVICES EMPLOYEES

    10.5.1 The Parties accept that on the termination of the Services Agreement (whether in whole or part and howsoever occasioned) the Services Employees engaged to provide services under the Services Agreement or, as the case may be, the part(s) of the Services Agreement which has/have been terminated may transfer to the Vendor or to the Purchaser's successor(s) by virtue of the Transfer Regulations and the following provisions shall apply in connection therewith:

              (i) the Purchaser shall perform and discharge all its obligations (whether arising under statute or common law) in respect of those Services Employees for its own account from Completion up to and including the relevant Transfer Date including, without limitation, discharging all costs and expenses relating to, payable or accruing in respect of those Services Employees up to and including the relevant Transfer Date and agrees with the Vendor (acting for itself and as trustee for the Purchaser's successor(s)) that, subject as provided in Clause 10.5.2, it shall indemnify the Vendor and the Purchaser's successor(s) and keep the Vendor and the Purchaser's successor(s) indemnified against all Losses (whether incurred directly by the Vendor or as a result of any indemnity in respect thereof (under which the Vendor undertakes to the Purchaser's successor(s) liabilities which correspond to but do not exceed those undertaken by the Purchaser to the Vendor in this Clause 10.5.(i)) given by the Vendor to the Purchaser's successor(s) arising from the Purchaser's failure so to discharge;


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                                          21

              (ii) the Purchaser agrees with the Vendor (acting for itself and as trustee for the Purchaser's successor(s)) that, subject as provided in Clause 10.5.2, it shall indemnify the Vendor and the Purchaser's successor(s) directly and keep the Vendor and the Purchaser's successor(s) indemnified against all Losses (whether incurred directly by the Vendor or as a result of any indemnity in respect thereof (under which the Vendor undertakes to the Purchaser's successor(s) liabilities which correspond to but do not exceed those undertaken by the Purchaser to the Vendor in this Clause 10.5.1(ii)) given by the Vendor to the Purchaser's successor(s)) which relate to or arise out of any act or omission by the Purchaser or any other event or occurrence after Completion but prior to the relevant Transfer Date and which the Vendor or the Purchaser's successor(s) may incur in relation to any contract of employment or collective agreement concerning any of those Services Employees pursuant to the provisions of the Transfer Regulations or otherwise including, without limitation, any such matter relating to or arising out of:

                     (a) the Purchaser's rights, powers, duties and/or liabilities (including, without limitation, any Taxation) under or in connection with any such contract of employment or collective agreement, which rights, powers, duties and/or liabilities (as the case may be) are or will be transferred to the Vendor or the Purchasers successor(s) in accordance with the Transfer Regulations;

                     (b) anything done or omitted after Completion but before the relevant Transfer Date by or in relation to the Purchaser in respect of any such contract of employment or collective agreement for any relevant Services Employee, which is deemed by the Transfer Regulations to have been done or omitted by or in relation to the Vendor or the Purchaser's successor(s); or

                        (c) the Purchaser's failure to comply with its obligations to inform and consult with those Services Employees or any of them pursuant to the Transfer Regulations at any time after the Valuation Date.

      10.5.2 If the Purchaser lawfully terminates the Services Agreement (or part thereof) by reason of the Vendor's default there shall be excluded from the indemnity of the Purchaser pursuant to Clause 10.5.1(ii) any Losses which arise as a result of the default or breach on the part of the Vendor which resulted in such termination.

      For the purposes of this Clause 10:

      "SERVICES EMPLOYEE" means any employee employed by the Purchaser at any time after Completion for the purposes of providing services under the Services Agreement;

      "TRANSFER DATE" means any date on which the Purchaser ceases to provide services (or any part thereof) under the Services Agreement.

10.6  SECONDMENT OF VENDOR'S EMPLOYEES

      10.6.1 The Vendor will second to the Purchaser those employees whose names are set out below (the "SECONDED EMPLOYEES") until the dates set out beside their names (in each case, the "SECONDMENT PERIOD").

      ------------------------------------------
      SECONDED EMPLOYEE      SECONDMENT PERIOD

      ------------------------------------------
      ------------------------------------------
      [ ************ ]       31 January 1998
      ------------------------------------------
      [ ************ ]       31 March 1999
      ------------------------------------------


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

      ------------------------------------------
      SECONDED EMPLOYEE      SECONDMENT PERIOD
      ------------------------------------------
      ------------------------------------------
      [ ************ ]       31 January 1998
      ------------------------------------------

      10.6.2 The Vendor will pay the Seconded Employees' salaries and provide all contractual benefits during the relevant Secondment Periods and will be responsible for making appropriate tax and national insurance deductions from the Seconded Employees' remuneration.

      10.6.3 The Purchaser will observe the terms and conditions of employment of each Seconded Employee as if it were the actual employer of each of them (and will indemnify the Vendor in respect of any Losses which the Vendor incurs as a consequence of the Purchaser's failure to observe such terms and conditions. For these purposes, if the Vendor incurs liability for any such losses by reason of any unlawful act on the part of the Purchaser (or any of its employees, directors, agents or officers) such Losses will include but not be limited to compensation for unfair dismissal, sex, race and disability discrimination and damages for wrongful dismissal).

      10.6.4 In the event that the Transfer Regulations apply so that the contracts of employment of the Seconded Employees are transferred to the Purchaser, the Vendor agrees to indemnify the Purchaser in relation to any Losses which the Purchaser incurs as a consequence of any unlawful act or breach of contract of the Vendor in relation to any Seconded Employee (including any unlawful act of the Vendor which by virtue of the Transfer Regulations is deemed to have been done by the Purchaser (or any of its employees, directors, agents or officers)) whether relating to the employment of such Seconded Employee or the termination of such employment, such Losses to include but not be limited to compensation for unfair dismissal, sex race and disability discrimination and damages for wrongful dismissal.

      10.6.5 The Purchaser will reimburse the Vendor in full for all amounts payable to or in respect of the Seconded Employees under their terms and conditions of employment (including the Seconded Employees' salary, all tax and national insurance contributions, employer's pension contributions and health insurance premiums) during the relevant Secondment Periods.

      10.6.6 The Vendor will send to the Purchaser an invoice for the fees due under Clause 10.6.5 each month, showing VAT payable separately. The Purchaser will pay the amount due within seven days of receiving the Vendor's invoice.

      10.6.7 In addition to the fees payable under Clause 10.6.6 the Purchaser is responsible for all reasonable and proper expenses and disbursements incurred by the Seconded Employees in connection with their secondment to the Purchaser and will reimburse the Seconded Employees and/or the Vendor (as appropriate) directly for these.

  11  PENSIONS

      The provisions of Schedule 5 shall have effect.

  12  POST-COMPLETION OBLIGATIONS

12.1  VENDOR'S CONTINUING OBLIGATIONS

      Notwithstanding Completion, the Vendor shall at its own expense:

      12.1.1 procure that, if any property, rights or assets acquired by the Purchaser under this Agreement are not transferred by the Vendor with effect from Completion, the Vendor


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                                          23
              transfers (without cost to the Purchaser) such property, rights or assets to the Purchaser immediately after it is discovered that such property, rights or assets should have been transferred to the Purchaser at Completion;

      12.1.2 continue to give to the Purchaser such information, co-operation and assistance as the Purchaser may reasonably require relating to the Business, its employees, customers and suppliers, its current contracts and engagements, pass on any trade enquiry which the Vendor receives and provide the Purchaser with access to such data and records (excluding proprietary, confidential and unrelated BA business records) of the Vendor as the Purchaser may reasonably request in connection with the obtaining or renewal of any consents, permits or licences required by the Purchaser from any regulatory authority in connection with the Business;

      12.1.3 (without prejudice to the provisions of Clause 9) from time to time execute and perform all such acts, deeds and documents and afford to the Purchaser such assistance as the Purchaser may reasonably require without charge by the Vendor:

              (i)   for the purpose of vesting in the Purchaser the full
                     benefit of the Business and implementing all the provisions of this Agreement;

              (ii) for the purpose of vesting in the Purchaser or as it may direct the full benefit of any rights, powers, remedies, claims or defences (including without limitation rights of set-off and counterclaim) which the Vendor may have in relation to any Claim or otherwise ensuring that the same enure for the benefit of the Purchaser;

              (iii) to enable any claim, action, suit, prosecution, litigation, proceeding, dispute or arbitration to which the Vendor was a party and which relates to any Claim to be continued by or against the Purchaser; and

              (iv) to enable any judgment or award obtained by the Vendor and not fully satisfied as at Completion, to the extent to which it is a Claim enforceable by the Vendor, to be enforced by the Purchaser, whether by the Purchaser joining itself as a defendant or by the Purchaser consenting to any plaintiff concerned joining it as a defendant or otherwise.

12.2  VENDOR'S GENERAL OBLIGATIONS

      If at any time after Completion, the Vendor receives any monies in respect of any debts relating exclusively to the Business and arising after Completion, then the Vendor shall pay to the Purchaser as soon as reasonably practicable the amount recovered less any Taxation which would not have arisen but for the receipt of such monies.

12.3  PURCHASER'S GENERAL OBLIGATIONS

      If at any time after Completion the Purchaser receives any monies representing Debtors, then the Purchaser shall pay to the Vendor as soon as reasonably practicable the amount so received less any Taxation which would not have arisen but for the receipt of such monies.

12.4  MARKS

      The Purchaser shall not, and shall procure that each other member of the Purchaser's Group shall not, after Completion, use in any way whatsoever any of the Marks otherwise than as specifically provided for in the Services Agreement. The Purchaser shall procure that as soon as practicable and in any event not later than three months (or such other period as the Vendor may agree in writing in any case) after Completion all such trade marks, logos or other devices shall be removed from all assets used in the Business.



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                                          24

12.5  CERTAIN EXCLUDED CONTRACTS

      The Vendor and the Purchaser acknowledge that certain of the Excluded Contracts contain provisions relating to the supply to the Vendor of goods and/or services which it may be to the advantage of the Purchaser (and the Vendor) for the Purchaser to receive the benefit of in connection with the fulfilment of its obligations pursuant to the Services Agreement. In the event that either the Vendor shall notify the Purchaser of any such provisions of any Excluded Contract and the Purchaser shall confirm to the Vendor that it wishes to receive the benefit of such provisions, or, within 28 days of Completion, the Purchaser shall notify the Vendor that it wishes to receive the benefit of any such provisions of any Excluded Contract which relates exclusively to the supply of materials (including Expendable Inventory), the Vendor and the Purchaser shall each use their reasonable endeavours to procure that the counterparty to the relevant Excluded Contract shall consent to the partial assumption of each contract by the Purchaser or enter into a new contract or arrangement for the provision of the relevant goods and/or services direct to the Purchaser or otherwise to provide to the Purchaser the benefits of the relevant provisions, failing which the Vendor and the Purchaser shall co-operate in such arrangements as either the Vendor or the Purchaser may reasonably propose to obtain for the Purchaser the benefits of the relevant provisions.

12.6  CERTAIN ROTABLE INVENTORIES

      If the amounts comprised within the Rotable Inventory Value attributable to B747-100 and/or L1011 aircraft types owned by the Vendor as at Completion are in excess of the respective values set out in paragraph
      3.2 of Part 2 of Schedule 2, the Vendor shall deliver to the Purchaser on Completion those items of Rotable Inventory for such aircraft types with an aggregate value equivalent to such excess ("EXCESS ROTABLE INVENTORIES") and thereafter the Purchaser shall use all reasonable endeavours to sell the Excess Rotable Inventories, at the best price reasonably obtainable and otherwise on arm's length terms, as agent for and on behalf of the Vendor. The Purchaser shall receive the proceeds of all such disposals as trustee, shall place the same in a separate bank account, shall record the payment separately in its books and shall account to the Vendor for the same within 20 Business Days of receipt. The Vendor shall pay the Purchaser a fee of 5% of the gross sale price of any item of Excess Rotable Inventories disposed of pursuant to this Clause 12.6, which fee the Purchaser shall be entitled to retain (with any applicable VAT, for which it shall deliver a tax invoice to the Vendor) when accounting to the Vendor for the sale proceeds of the relevant item.

  13  GUARANTEE

13.1 In part consideration of the Vendor entering into this Agreement at the request of the Guarantor and in consideration of the sum of L1 (receipt of which is hereby acknowledged) the Guarantor hereby unconditionally and irrevocably guarantees the full, prompt and complete performance and observance by the Purchaser of all its obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement and any document entered into pursuant to the terms of this Agreement (the "GUARANTEED OBLIGATIONS") which are stated to be binding on the Purchaser including, without limitation, the due and punctual payment of all sums now or subsequently payable by the Purchaser hereunder when the same shall become due and the Guarantor undertakes with the Vendor to indemnify the Vendor against all Losses which the Vendor may suffer through or arising from any breach by the Purchaser. If and whenever the Purchaser defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Vendor as it would have received if the Guaranteed Obligations had been duly performed and satisfied by the Purchaser.


--------------------------------------------------------------------------------
                                          25

13.2 The guarantee contained in Clause 13.1 is a continuing guarantee and shall remain in force until all the Guaranteed Obligations have been fully performed and all sums payable by the Purchaser have been fully paid. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Vendor may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.

13.3 The obligations of the Guarantor shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from his obligations or affect such obligations, including without limitation and whether or not known to the Guarantor:

      13.3.1 any time, indulgence, neglect, delay, waiver or consent at any time given to the Purchaser or any other person;

      13.3.2 any compromise or release of or absentation from perfecting or enforcing any right or remedies against the Purchaser or any other person;

      13.3.3 any legal limitation, liability, disability, incapacity or other circumstances relating to the Purchaser or any other person or any amendment to or variation of the terms of the Guaranteed Obligations;

      13.3.4 any irregularity, unenforceability or invalidity of any obligations of the Purchaser under this Agreement, or the dissolution, amalgamation, reconstruction or insolvency of the Purchaser,

      and shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof.

  14  OTHER PROVISIONS

14.1  ANNOUNCEMENTS

      14.1.1 As soon as practicable following the signing of this Agreement the Vendor and the Purchaser shall release the announcements in the agreed terms. Thereafter, and pending Completion, the Vendor and the Purchaser shall, subject to the requirements of law or any regulatory body or the rules and regulations of any recognised stock exchange and so far as practicable in the circumstances, consult together and agree prior to despatch, as to the terms of, the timetable for and manner of publication of, any formal announcement or circular to shareholders, employees, customers, suppliers, distributors and sub-contractors and to any recognised stock exchange or other authorities or to the media or otherwise which either party may desire or be obliged to make regarding this Agreement and the transactions contemplated by this Agreement. Any other communication which the Purchaser or the Vendor may make concerning the foregoing matters shall, subject to the requirements of law or any regulatory body or the rules and regulations of any recognised stock exchange, be consistent with any such formal announcement or circular as aforesaid.

      14.1.2 Subject to Clause 14.1.1, neither the Vendor nor the Purchaser shall pending Completion make or authorise or issue any formal announcement or circular or other communication concerning the subject matter of this Agreement or any transaction referred to in or contemplated by this Agreement.

      14.1.3 If Completion does not take place the Purchaser shall forthwith deliver up all accounts, records, documents and papers of or relating to the Vendor which shall have been made available to either of them and all copies or other records derived from such


--------------------------------------------------------------------------------
                                          26
              materials and expunge any information derived from such materials or otherwise concerning the subject matter of this Agreement from any computer, wordprocessor or other device containing information, in each case in accordance with the provisions of the Confidentiality Agreement dated 15 April 1997 between the Vendor and the Purchaser.

14.2  SUCCESSORS AND ASSIGNS

      14.2.1 Subject to Clause 14.2.2, this Agreement is personal to the parties to it. Accordingly, neither the Purchaser nor the Vendor may, without the prior written consent of the other parties hereto, assign the benefit of all or any of the relevant party's obligations under this Agreement, nor any benefit arising under or out of this Agreement.

      14.2.2 Except as otherwise expressly provided in this Agreement, either the Vendor or the Purchaser may, without the consent of the other, assign to a connected company the benefit of all or any of the other party's obligations under this Agreement provided however that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a connected company. For the purposes of this sub-clause a "CONNECTED COMPANY," is a company which is a subsidiary of the party concerned or which is a holding company of such party or a subsidiary of such holding company.

14.3  VARIATION ETC.

      14.3.1 No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

      14.3.2 For the purposes of Section 2 of the Law of Property (Miscellaneous Provisions) Act 1989 this Agreement shall be deemed to incorporate all documents directly or indirectly required to be executed pursuant to it.

14.4  TIME OF THE ESSENCE

      Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

14.5  REFERENCES TO THE EXPERT

      Whenever any matter is referred under this Agreement to the decision of the Expert:

      14.5.1 the Expert shall be deemed to act as expert and not as arbitrator;

      14.5.2 the Expert shall have power to allocate his fees and expenses for payment in whole or in part by either party at his discretion. Save as aforesaid, if not otherwise allocated the fees and expenses of the Expert shall be paid as to half by the Vendor and as to half by the Purchaser;

      14.5.3 the Vendor and the Purchaser shall promptly on request supply to the Expert all such documents and information as he may require for the purpose of the reference; and

      14.5.4 the decision of the Expert shall (in the absence of objection on the grounds of any error discovered within 10 Business Days of the issue of his decision) be conclusive and binding and shall not be the subject of any appeal by way of legal proceeding or arbitration or otherwise.

14.6  COSTS

      The Vendor shall bear all legal, accountancy and other costs and expenses incurred by it in connection with this Agreement and the sale of the Business. The Purchaser shall bear all such


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                                          27
      costs and expenses incurred by it. Subject to Clause 14.5 and Part 2 of
      Schedule 2, the costs of the Expert shall be borne by the parties equally.

14.7  INTEREST

      If the Vendor or the Purchaser defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of the Vendor or the Purchaser (as the case may be) shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 3 per cent above the base rate from time to time of Barclays Bank PLC. Such interest shall accrue from day to day.

14.8  NOTICES

      14.8.1 Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:

                     In the case of the Vendor to:

                     Speedbird House
                     P.O. Box 10
                     Heathrow Airport (London)
                     Hounslow
                     Middlesex TW6 2JA

                     Fax: 0181 562 3323

                     Attention: The Company Secretary

                     In the case of the Purchaser to:

                     Number 1 London Road
                     Southampton
                     Hampshire
                     S015 2AE

                     Fax: 01703 631835

                     Attention: The Company Secretary

                     In the case of the Guarantor to:

                     11240 Sherman Way
                     Sun Valley
                     CA 91352
                     United States of America

                     Fax: 001 818 765 2416

                     Attention: Mr. D. Lokken

      14.8.2 Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class or (as appropriate) airmail post. If sent by courier or fax such notice or communication shall conclusively be deemed to have been given or served at the time of despatch unless the same is given or served other than before 5 pm on a Business Day in which event service shall be deemed to take place at 9 am on the Business Day next following despatch. If sent by post such notice or communication


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                                          28
              shall conclusively be deemed to have been received two Business Days from the time of posting (or four Business Days in the case of airmail post).

14.9  SEVERANCE

      If any term or provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

14.10 COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

14.11 RESTRICTIVE TRADE PRACTICES

      Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make the Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to the said Act. For the purposes of this Clause 14.11, "Agreement" shall include any agreement forming part of the same arrangement.

14.12 FILINGS WITH REGULATORY AUTHORITIES

      The Purchaser shall use its best efforts to obtain confidential treatment of any provisions reasonably identified by the Vendor as being commercially sensitive contained in this Agreement, the Related Agreements and/or any other documents required to be filed with or submitted to the US Securities and Exchange Commission, any State securities regulatory body, the National Association of Securities Dealers, any stock exchange or any other US or other governmental or regulatory body or any other securities exchange or self-regulatory body or similar agency, authority or body ("REGULATORY AUTHORITIES") in connection with a proposed offering of any securities of the Guarantor and/or the Purchaser. The Purchaser shall consult with the Vendor and/or its advisers on a timely basis in advance of any such filing or submission or any such request for such confidential treatment and shall take into account the Vendor's reasonable comments prior to requesting or submitting an application to obtain such confidential treatment from any Regulatory Authority or Regulatory Authorities and in respect of any related communications with any Regulatory Authority or Regulatory Authorities.

14.13 GOVERNING LAW, APPOINTMENT OF PROCESS AGENTS AND SUBMISSION TO
      JURISDICTION

      This Agreement and, save as expressly referred to therein, the documents to be entered into pursuant to it shall be governed by and construed in accordance with English law and the parties irrevocably agree that the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and such documents.

      The Guarantor hereby irrevocably appoints Paris Smith & Randall of Number 1 London Road, Southampton, S015 2AE as its agent for the service of process in England in relation to any matter arising out of or pursuant to this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Guarantor.

      The Guarantor undertakes that it will inform the Vendor in writing of any change in the address of its process agent within 28 days. If such process agent ceases to have an address in England, the Guarantor irrevocably agrees to appoint a new process agent acceptable to the Vendor and to deliver to the Vendor within 14 days a copy of written acceptance of appointment by its new process agent.

      In witness whereof this Agreement has been duly executed.


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                                          29

SIGNED by Colin Matthews, Director
on behalf of BRITISH AIRWAYS PLC                /s/ COLIN MATTHEWS
in the presence of:

/s/ C.L. [ILLEGIBLE]
    Solicitor
    Linklaters & Paines
    London


SIGNED by David Lokken, Director
on behalf of
HAWKER PACIFIC, AEROSPACE LIMITED               /s/ DAVID L. LOKKEN
in the presence of:

/s/ [ILLEGIBLE]
    Southampton
    [ILLEGIBLE]


SIGNED by David Lokken, Director
on behalf of
HAWKER PACIFIC AEROSPACE                        /s/ DAVID L. LOKKEN
in the presence of:

/s/ [ILLEGIBLE]
    as above










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                                          30

                                      SCHEDULE 1
                                        PART I
                                THE EXCLUDED CONTRACTS

1     Any contracts or policies of insurance.

2 Any contracts, undertakings, arrangements or agreements entered into by or on behalf of the Vendor relating to the Retained Business.

3     Employment and other contracts with Relevant Employees.

4     Any contracts relating to computer software.

5 The contracts or arrangements entered into by the Vendor relating to the Business which are not Assumed Contracts and any agreements entered into pursuant to those contracts or arrangements.


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                                          31

                                        PART 2
                                     THE PROPERTY

Offices, storage and workshops within Technical Block A, East Base, Heathrow Airport, London, shown coloured pink, pink hatched black, pink hatched green and pink cross-hatched black on the plans attached to the Underlease.


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                                          32

                                      SCHEDULE 2
                                        PART 1
                             ALLOCATION OF CONSIDERATION

      The consideration for the purchase of the Business shall initially be allocated as follows (subject to adjustment, except in relation to Goodwill, Business Intellectual Property/Know-How and Tools in accordance with Part 2 of Schedule 2):

             ITEM                                     AMOUNT
                                                           L

1.1   Fixed Assets                               [ ****** ]

1.2   Rotable Inventory                          [ ****** ]
1.3   Expendable Inventory                       [ ****** ]
1.4   Tools                                      [ ****** ]
1.5   Goodwill and Business Intellectual         [ ****** ]
      Property/Know-How
                                                 ----------
                                                 11,274,095
                                                 ----------


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                                          33

                                        PART 2

                               THE COMPLETION STATEMENT

  1 The Fixed Asset Value and the Rotable Inventory Value as at the Valuation Date shall be determined according to the principles set out in this
      Schedule 2. No account shall be taken of events occurring after the Valuation Date.

1.1 The Vendor in consultation with the Purchaser shall procure that, as soon as practicable after the Valuation Date and in any event not later than one month thereafter, there shall be drawn up a statement showing the amount of the Fixed Asset Value and the Rotable Inventory Value respectively.

1.2 The Completion Statement shall be drawn up by a representative(s) of the Vendor and the Purchaser respectively in the manner described in this
      Schedule 2. If the Vendor and the Purchaser's respective representatives fall to agree the amount of the Fixed Asset Value and the Rotable Inventory Value within one month of Completion, the matter in dispute shall be referred to the Expert who shall settle and complete the draft Completion Statement as soon as practicable and shall determine the amount of the Fixed Asset Value and/or the Rotable Inventory Value, as appropriate. Any fees and expenses of the Expert incurred pursuant to this Schedule 2 shall be paid as to half by the Vendor and as to half by the Purchaser.

1.3 If the Purchase Price is less than L11,274,095 the Vendor shall pay to the Purchaser any shortfall due and if such amount exceeds L11,274,095 the Purchaser shall pay to the Vendor any excess due, on the Final Payment Date, together in either case with interest from the date of Completion until the Final Payment Date at a rate per annum of 2 per cent above the base rate from time to time of Barclays Bank PLC (such interest to accrue from day to day), and the allocation of the consideration in
      Part 1 of Schedule 2 shall be adjusted accordingly.

  2 The Fixed Asset Value shall be determined by a routine inspection of the Fixed Assets carried out by a representative of the Vendor and a representative of the Purchaser prior to the Valuation Date and shall be the Initial Fixed Asset Value less the agreed cost of repairing or replacing any Fixed Asset(s) which have become inoperable between 20 December 1997 and the date of such inspection. In the event of any dispute the matter shall be referred to the Expert.

  3 The Rotable Inventory Value shall be determined by calculating the aggregate value of the Rotable Inventory Assemblies and the Rotable Inventory Sub-assemblies an the following basis:

      3.1.1 any assembled Rotable Inventory Assembly shall be valued at the relevant price of such Assembly in the relevant Condition as set out in the document in the agreed terms; and

      3.1.2 any unassembled Rotable Inventory Assembly shall be valued at the aggregate of the Work in Progress attributable to such Assembly and the value of such item in Non-Serviceable Condition;

      provided that if any Sub-assembly or LRU attributable to any Rotable Inventory Assembly (whether assembled or not) has been scrapped or is missing by comparison with the Vendor's Build Standard, the value of such Assembly shall be the aggregate of value of such Assembly in Non-Serviceable Conditions plus the amount of any Work-in-Progress attributable thereto and less the value of any such Sub-assembly or LRU at the relevant price for such Sub-assembly or LRU in Serviceable Condition as set out in sections b) or c) (as appropriate) of the list of prices of Rotable Inventory Sub-assemblies in the agreed terms.

3.2 The value attributable to each category of Rotable inventory Sub-assembly or LRU shall be calculated as follows:


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                                          34

      3.2.1 the value of any category of Ratable Inventory Sub-assembly or LRU per aircraft type as set out in section a) of the list of Rotable Inventory Sub-assembly prices in the agreed terms (the "CATEGORY PRICE") shall be adjusted where necessary on the basis that, if there are more Sub-assemblies or LRUs within any given category than is indicated on the list of Rotable Inventory Sub-assembly prices in the agreed terms, the value(s) of such additional items (by reference to sections b) and c) of the list of Rotable Inventory Sub-assembly prices in the agreed terms) will be added to the relevant Category Price. If there are fewer Sub-assemblies or LRUs within any specific category than is indicated on such list, the values of such item (by reference to sections b) and c) of the list of Rotable Inventory Sub-assembly prices in the agreed terms) shall be deducted from the relevant Category Price. In no event shall any Category Price be less than Lzero; and

      3.2.2 the value of any other Rotable Inventory Sub-assembly components shall be calculated on the assumption that 50 per cent. Work in Progress is attributable to each such Sub-assembly and determined by reference to the relevant percentage of the OEM list price then in force as set out in section c) of the list of Rotable Inventory Sub-assembly prices in the agreed terms;

      provided that:

      3.2.3 in relation to Rotable Inventory for B747-100 and L1011 aircraft types the Purchaser shall not purchase Rotable Inventory to a total value (determined as above) in excess of L243,530 (B747-100) and L233,580 (L1011) respectively. Rotable Inventory for these aircraft types in excess of such values shall be disposed of by the Purchaser on behalf of the Vendor pursuant to Clause 12.6; and

      3.2.4 where an item of Rotable Inventory can be used on either (i) B747-100 or B747-200 aircraft types or (ii) B747-200 or B747-400 aircraft types respectively the value of any such item shall assume that It will be fitted to (i) a B747-100 or (ii) a B747-200, as the case may be, and shall be determined by reference to the relevant price as set out in the document in the agreed terms.

3.3 Title to and risk in any Rotable Inventory Assemblies that are in the Possession of any third party on Completion and to which the Vendor has title (a list of which as at Completion will be provided to the Purchaser by the Vendor) will, for the avoidance of doubt, be acquired by the Purchaser on Completion and valued on the basis that such items are in Serviceable Condition and that such Assemblies are assembled and, notwithstanding the provisions of Clause 6 of this Agreement, such items will be delivered to the Purchaser in a timely manner following return of such item to the Vendor by such third party. For the avoidance of doubt, any charges incurred in overhauling such Inventory shall be the responsibility of the Vendor.

4 In the event that, during the preparation of the Completion Statement, it appears to either party that the value of the Work in Progress calculated as being attributable to any item of Rotable Inventory does not reflect the Condition of such item and if such disparity amounts to a difference of more than 20 per cent from (i) the value of labour and materials that would be expected to have been expended on an item of Rotable Inventory in the same condition or (ii) the value of such item in the Condition it is actually in, the Rotable Inventory Value shall be adjusted accordingly. In the event of any dispute, the matter shall be referred to the Expert who shall assess the actual Condition of such item and, if he assesses that the disparity between the value of the Work in Progress attributable to such item and the value of such item in the Condition it is actually in amounts to more than 20 per cent he shall adjust the Rotable Inventory Value accordingly by the difference between the original value ascribed to such item and its value as ascertained by him and the provisions of Clause 14.6 and of paragraph 1.2 of this Part 2 shall apply.


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                                          35

5 The value of any of the Additional Assets will be such value as is agreed between the Vendor and the Purchaser.


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                                          36

                                      SCHEDULE 3
                    WARRANTIES GIVEN BY THE VENDOR UNDER CLAUSE 7

1     AUTHORITY AND CAPACITY OF THE VENDOR

1.1 The Vendor is duly incorporated under the laws of England and Wales and has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by the Vendor pursuant to or in connection with this Agreement.

1.2 The Vendor has the legal right and full power and authority to carry on the Business.

1.3 All corporate action required by the Vendor validly and duly to authorise the execution and delivery of, and to exercise its rights and perform its obligations under, this Agreement and any other documents to be executed by the Vendor pursuant to or in connection with this Agreement has been duly taken.

2     LEGAL MATTERS

2.1   COMPLIANCE WITH LAWS

      The Business is being carried on in compliance in all material respects with applicable laws, regulations and bye-laws and there is no investigation or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding or anticipated against the Vendor in connection with the Business which, in any such case, has had or may have a material adverse effect upon the Business, nor has any notice or other communication from any court, tribunal, arbitrator, governmental agency or regulatory body been received by the Vendor with respect to an alleged actual or potential violation and/or failure to comply with any such applicable law, regulation or bye-law or requiring it to take or omit any action which, in any such case, may have a material adverse effect upon the Business.

2.2   ENVIRONMENT

      2.2.1 All Environmental Laws relating to the Business have been compiled with in all material respects and, in particular, the terms and conditions of all permits, licences and other authorisations, and all notifications, that are required under such Environmental Laws have been obtained and complied with in all material respects, or duly filed.

      2.2.2 There is no civil, criminal or administrative action, claim, investigation or other proceeding of suit pending or threatened in respect of the Business arising from or relating to Environmental Laws and so far as the Vendor is aware there are no circumstances existing which may lead to any such action, claim, investigation, proceeding or suit.

      2.2.3 As far as the Vendor is aware, the Disclosed Documents contain all reports and correspondence of a material nature concerning any non-compliance with Environmental Laws by the Vendor for the period of one year immediately preceding the date of this Agreement.

2.3   LICENCES AND CONSENTS

      2.3.1 All statutory and regulatory licences, consents, authorisations, orders, certificates, approvals and authorities ("LICENCES") necessary for the carrying on of the Business as now carried on (including but not limited to those relating to environmental or health and safety at work requirements) have been obtained, are in full force and effect and are being complied with in all material respects.


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                                          37

      2.3.2 The Vendor has received no official notice of any investigation, enquiry or proceeding which is outstanding or anticipated which is likely to result in the suspension, cancellation, refusal, material modification or revocation of any such Licences.

2.4   LITIGATION

      The Vendor is not involved whether as plaintiff or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration in connection with the Business in any such case which is material in the context of the Business (other than as plaintiff in the collection of debts arising in the ordinary course of business) and so far as the Vendor is aware no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration is pending or threatened by or against the Vendor which may have a material adverse effect upon the Business.

3     ASSUMED CONTRACTS

3.1   MATERIAL CONTRACTS

      3.1.1 The copies of the Assumed Contracts delivered to the Purchaser are true, accurate and complete in all respects, none of the Assumed Contracts has been terminated and the Vendor is not aware of any material breaches or defaults, or alleged material breaches or defaults, or of any fact that is likely to lead to any material breach or default, in each case of any Assumed Contract. None of the Assumed Contracts has been varied in any material respect by a course of dealings between the parties.

      3.1.2 None of the Assumed Contracts has been entered into otherwise than on an arm's length basis in the ordinary course of business, in connection with the Business.

      3.1.3 The Vendor is not party to any agreement or arrangement which restricts in any material respect its freedom to carry on the Business as currently carried on in such manner as it thinks fit.

      3.1.4 Other than the Assumed Contracts, the lease of the Property and the Excluded Contracts the Vendor has not entered into any other contracts which are material to the Business.

3.2   ANTI-TRUST

      The Vendor is not in relation to the Business a party to any agreement, arrangement or concerted practice nor is carrying on any practice which in whole or in any material part contravenes or is invalidated by any anti-trust, fair trading, consumer protection or similar legislation in the United Kingdom or any similar provision of EC law or in respect of which any filling, registration or notification is required pursuant to such legislation and the Vendor has not received notice of any official investigation or enquiry in respect of any such matters in relation to the Business.

4     EMPLOYEES

4.1   EMPLOYEES AND TERMS OF EMPLOYMENT

      4.1.1 The employees whose details are set out in the document in the agreed terms attached to the Disclosure Letter, subject to any additions thereto or deletions therefrom agreed between the Vendor and the Purchaser to reflect cessations and commencements of employment between the data of this Agreement and Completion, will be the only employees transferred to the Purchaser by reason of the Purchaser acquiring the Business or in respect of whom the Purchaser will inherit liabilities pursuant to the provisions of the Transfer Regulations.


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                                          38

      4.1.2 All such employees are employed by the Vendor and all employees engaged in connection with the Business within 12 months prior to the date of this Agreement were employed by the Vendor. All such employees are employed exclusively in the Business and none is required to perform employment duties for any other person. None of such employees has outstanding any material claim against the Vendor in respect of his or her employment by the Vendor.

      4.1.3 The document in the agreed terms attached to the Disclosure Letter contains full details in relation to the Business of:

              (i) the total number of employees (including those who are on maternity or paternity leave or absent on the grounds of disability or other long-term leave of absence, and have or may have a statutory or contractual right to return to work in the Business):

              (ii) the name, date of commencement of employment, period of continuous employment, location, salary and benefits (which cannot be ascertained by reference to the appropriate grade and collective agreement), grade and age of each of the employees;

              (iii) trades unions recognised by the Vendor and other employee representative bodies;

              (iv) the terms of each contract of employment of each of the employees entitled to salary at a rate, or an average annual rate over the last three financial years, in excess of L40,000 a year;

              (v) the terms of all consultancy agreements with the Vendor relating to the Business; and

              (vi) all profit-sharing, incentive and bonus arrangements applicable to any of the employees.


      4.1.4 There are no proposals to terminate the employment of any of the employees of the Vendor referred to in paragraph 4.1.1 or to vary or amend their terms of employment (whether to their detriment or benefit) in any material respect and no such variations or amendments have been made in the six months preceding the date of this Agreement.

4.2   LIABILITIES TO AND FOR EMPLOYEES

      4.2.1 Except as set out in the Disclosure Letter and the Staff Plan, no material liability has been incurred by the Vendor for breach or termination of any contract of employment with an employee engaged in connection with the Business including, without limitation, redundancy payments, protective awards, compensation for unfair dismissal or any other compensation awarded by an Industrial Tribunal including any award of damages for unlawful discrimination, compensation for wrongful dismissal or otherwise or for failure to comply with any order for reinstatement or re-engagement of any employee engaged in connection with the Business within the 12 months preceding the date of this Agreement.

      4.2.2 Except as stated in the Disclosure Letter, as at the date of this Agreement the Vendor is not aware of any existing or threatened material claims against the Vendor by any employee engaged in the Business.

4.3   TRADE DISPUTES

      The Vendor is not in connection with the Business involved in any dispute or negotiation regarding any material claim by employees of the Business or the dismissal, suspension,


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                                          39
      disciplining or varying of terms or conditions of employment of any present or former employee of the Business with any trade union or association of trade unions, works council, staff association or other similar organisation or body of employee.

4.4   PENSIONS

      4.4.1 The Vendor's Pension Schemes are the only schemes to which the Vendor makes payments for providing retirement, death, disability or life assurance benefits in respect of the Relevant Employees. No proposal has been announced to establish any other scheme for providing any such benefits and the Vendor does not provide and has not promised any such benefits except under the Vendor's Pension Schemes.

      4.4.2 The Vendor's Pension Schemes are exempt approved schemes within the meaning of Chapter I Part XIV of the Income and Corporation Taxes Act 1988. Members of the Vendor's Pension Schemes are contracted-out of the State Earnings Related Pension Scheme. So far as the Vendor is aware after having made reasonable enquiries of the trustees of the Vendors Pension Schemes, the Vendor's Pension Schemes comply with, and have been managed in accordance with all applicable laws, regulations and requirements and, so far as the, Vendor is aware, there are no circumstances that might give rise to the withdrawal or cancellation of such approval and of such contracted-out status.

      4.4.3   There are attached to the Disclosure Letter copies of:

              (i) the current trust deeds and rules of the Vendor's Pension Schemes which apply to the Relevant Employees; and

              (ii) all current explanatory booklets and announcements relating to the Vendor's Pension Schemes which apply to the Relevant Employees.

              These documents contain full details of all benefits payable under the Vendor's Pension Schemes in respect of the Relevant Employees and there have been no augmentations of such benefits which are not reflected in these documents. There are no established customs for discretionary benefits or increases in benefits to be awarded under the Vendor's Pension Schemes in respect of the Relevant Employees other than those detailed in the Disclosure Letter.

      4.4.4 So far as the Vendor is aware after having made reasonable enquiries of the trustees of the Vendor's Pension Scheme, all material amounts due to the Vendor's Pension Schemes from and in respect of the Relevant Employees have been paid.

      4.4.5 There are no circumstances which would give rise to a debt being due from the Purchaser under section 144 of the Pension Schemes Act 1993 or section 75 of the Pensions Act 1995.

      4.4.6 So far as the Vendor is aware, there are no actions, suits or claims, submissions or referrals, whether to the Pensions Ombudsman or otherwise, pending or threatened in respect of the Vendor's Pension Schemes or the benefits payable under the Vendor's Pension Schemes that would affect the benefit entitlements of Relevant Employees other than those detailed in the Disclosure Letter.

4.5 Membership of the Vendor's Pension Schemes has been determined and the Vendor's Pension Schemes have been operated in accordance with the requirements of Article 119 of the Treaty of Rome and with domestic law relating to sex discrimination and equal treatment.


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

4.6   DEFINITIONS

      For the purposes of this paragraph 4. "EMPLOYEE" includes any person who works under a contract of service or apprenticeship or contract personally to execute any work or labour, or receives any training.

  5   TAXATION MATTERS

5.1   RECORDS AND RETURNS

      All proper records have been kept for the periods required by law and all proper returns and payments have been made as required by law for the purposes of PAYE, National Insurance and VAT in connection with the Business are accurate in all material respects.

5.2   VAT

      5.2.1 None of the Assets are the subject of any security in favour of H.M. Customs & Excise under paragraph 4 of Schedule 11 to VATA 1994 or Section 157 Customs & Excise Management Act 1979.

      5.2.2 There are set out in the Disclosure Letter details of each item which the Vendor uses in the course or furtherance of its business, and for the purpose of that business, otherwise than solely for the purpose of selling the item, being an item to which Part XV of the Value Added Tax Regulations 1995 applies and in respect of which the period of adjustment will not have expired by Completion. Such details are sufficient to enable the Purchaser (or any group of which it will form part for the purposes of Section 43 VATA 1994 following Completion) to comply with its obligations under the said Part.

5.3   ABSENCE OF DISPUTES

      The Vendor is not involved in any dispute with the Inland Revenue or H.
      M. Customs & Excise concerning any matter which is or is likely to be material in the context of the Business as a whole.

  6   ASSETS

6.1   TITLE

      All the Assets are the absolute property of the Vendor and none is the subject of any assignment or Encumbrance (excepting only liens arising by operation of law in the normal course of trading) or the subject of any factoring arrangement, hire-purchase, conditional sale or credit sale agreement.

6.2   INTELLECTUAL PROPERTY

      6.2.1 So far as the Vendor is aware, the Business Intellectual Property and Business Know-How is not being infringed or attacked or opposed by any person.

      6.2.2 So far as the Vendor is aware, the current conduct of the Business does not use or infringe any rights in Intellectual Property or Know-How other than those belonging or licensed to, or used under the authority of the owner by, the Vendor and no pending claims of infringement of any Intellectual Property rights or rights in Know-How have been made by any third party.


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                                          41

                                      SCHEDULE 4
                               LIMITATIONS ON LIABILITY

1     LIMITATION OF LIABILITY

      Notwithstanding the provisions of Clauses 7.1 and 7.2. the Vendor shall not be liable in respect of a warranty claim under this Agreement:

1.1   TIME LIMITS

      In respect of any claim unless notice of such claim is given in writing by the Purchaser to the Vendor setting out reasonable details of the specific matter in respect of which the claim is made including an estimate of the amount of such claim, if practicable, by 31 March 2000, and any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn nine months after the relevant time limit set out above unless legal proceedings in respect of it (i) have been commenced by being both issued and served and (ii) are being pursued with reasonable diligence;

1.2   MINIMUM CLAIMS

      In respect of any claim arising from any single circumstance if the amount of the claim does not exceed L10,000 (save that claims relating to a series of connected matters or matters arising out of the same or substantially the same facts or circumstances shall be aggregated for this purpose) the Vendor shall not be liable for a claim in excess of that amount unless the liability determined in respect of any such claim (excluding interest, costs and expenses) also exceeds that amount;

1.3   AGGREGATE MINIMUM CLAIMS

      In respect of any claim unless the aggregate amount of all claims for which the Vendor would otherwise be liable under this Agreement exceeds L100,000 (but the Vendor shall be liable for the whole amount of such claim and not merely the excess);

1.4   MAXIMUM CLAIMS

      in respect of any claim to the extent that the aggregate amount of the liability of the Vendor for all claims made under this Agreement would exceed the Purchase Price;

1.5   CONTINGENT LIABILITIES

      in respect of any liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable but this paragraph shall not operate to avoid a claim made in respect of a contingent liability within the applicable time limit specified in paragraph 1.1 above if the requisite details of such claim have been delivered before the expiry of such period (even if such liability does not become an actual liability until after the expiry of the relevant period) and the period of nine months referred to in paragraph 1.1 shall only commence if and when such contingent liability becomes an actual liability;

1.6   OTHER MATTERS

      in respect of any matter, act, omission or circumstance (or any combination thereof) (including, for the avoidance of doubt, the aggravation of a matter or circumstance) to the extent that the same would not have occurred but for:

      1.6.1   CHANGES IN LEGISLATION

              the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any


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

              withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement; or

      1.6.2   ACCOUNTING AND TAXATION CHANGES

              any change in accounting or Taxation policy, bases or practice of the Purchaser introduced or having effect after Completion;

1.7   INSURANCE

      in respect of any claim to the extent that any Losses arising from such claim are recovered by a policy of insurance in force on the date at this Agreement or would have been so covered had such policy of insurance been maintained beyond the date of this Agreement;

1.8   FRAUD

      None of the limitations contained in this paragraph 1 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud by the Vendor or any officer or employee of the Vendor.

  2   MITIGATION OF LOSS

      Without prejudice to the validity of the claim or the alleged claim in question, the Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

  3   CONDUCT OF CLAIMS

3.1 Without prejudice to the validity of the claim or the alleged claim in question, if the Purchaser becomes aware of any matter that may give rise to a claim against the Vendor under this Agreement notice of that fact shall be given as soon as possible to the Vendor.

3.2 Without prejudice to the validity of the claim or alleged claim in question, the Purchaser shall allow the Vendor and its accountants and professional advisers to investigate the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim and for such purpose the Purchaser shall give, subject to its being paid all reasonable costs and expenses, all such relevant information and reasonable assistance, including access to premises and personnel on prior reasonable notice and without disruption of the Purchaser's Business, and the right to examine and copy or photograph any non proprietary, non confidential assets, accounts, documents and records, as the Vendor or its accountants or professional advisers may reasonably request.

3.3 Without prejudice to the validity of the claim or the alleged claim in question, if the claim in question is a result of or in connection with a claim by or liability to a third party then provided the Vendor conducts the matter reasonably:

      3.3.1 no admission of liability shall be made by or on behalf of the Purchaser and the claim shall not be compromised, disposed of or settled without the consent of the Vendor which shall not be unreasonably withheld;

      3.3.2 the Vendor shall, subject to the Vendor indemnifying the Purchaser to its reasonable satisfaction against any increased losses the Purchaser may suffer as a result, be entitled at its own expense to take such action as it shall reasonably deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser and to have the conduct of any related proceedings, negotiations or appeals;


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

      3.3.3 the Purchaser will give, subject to being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as the Vendor or its professional advisers reasonably request. The Vendor agrees to keep all such information confidential and only to use it for such purpose.

  4   PRIOR RECEIPT

      If the Vendor pays an amount in discharge of any claim under this Agreement and the Purchaser subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the claim and which would not otherwise have been received by the Purchaser, the Purchaser shall pay to the Vendor an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses (including applicable taxes) incurred in obtaining such recovery or (ii) if less, the amount previously paid by the Vendor to the Purchaser.

  5   TAX

      In calculating the liability of the Vendor for any breach of this Agreement, there shall be taken into account the amount (if any) by which any Taxation for which the Purchaser would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability.


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                                          44

                                      SCHEDULE 5
                                       PENSIONS

1     DEFINITIONS

      "ACTUARY'S LETTER" means the letter from the Vendor's Actuary to the Purchaser's Actuary (including the Appendix to that letter) in the agreed terms.

      "MEMBERSHIP TRANSFER DATE" means the date [******************].

      "PAYMENT DATE" means the date after the Membership Transfer Date which is 10 Business Days after the fulfilment of all of the following conditions:

      - the amount to be transferred has been determined and confirmed in accordance with paragraph 5.1 of this Schedule 5,

      -  the Inland Revenue has consented to the making of the payment,

      -  the Purchaser has complied with its obligations in this Schedule,

      - the trustees of the Purchaser's Pension Scheme have confirmed that they will accept the payment on the terms in paragraph 6 of this Schedule
         5.

      "PURCHASER'S ACTUARY" means N.J.R. Curry Esq. of Lane Clark & Peacock of St. Paul's Hill, Winchester S022 5AB or another actuary appointed by the Purchaser for the purposes of this schedule.

      "PURCHASER'S PENSION SCHEME" means the pension scheme to be established or nominated by the Purchaser to meet the requirements of paragraph 2.

      "TRANSFERRING MEMBER" means a Relevant Employee who is a member of the Vendor's Pension Schemes and who consents, in a form satisfactory to the trustees of the relevant Vendor's Pension Scheme, to a transfer of assets being made for him to one of the sections in the Purchaser's Pension Scheme.

      "VENDOR'S ACTUARY" means G.R. Alexander Esq. of Watson Wyatt Partners of Watson House, London Road, Reigate RH2 9PQ or another actuary appointed by the Vendor for the purposes of this Schedule.

      "1998 PAY AWARD" means the increase in pay agreed or to be agreed by the Vendor for employees for 1998.

  2   THE PURCHASER'S PENSION SCHEME

2.1   PURCHASER TO SET UP SECTIONS OF SCHEME THAT REFLECT VENDOR'S PENSION
      SCHEMES

      The Purchaser will set up two sections of the Purchaser's Pension
      Scheme:

      2.1.1 one section to provide benefits that are the same as the Benefits to which Relevant Employees who are members of the Airways Pension Scheme would have been entitled had they remained members of that scheme;

      2.1.2 one section to provide benefits that are the same as the Benefits to which Relevant Employees who are members of the New Airways Pension Scheme would have been entitled had they remained members of that scheme.


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                                          45

      Provided that:

      2.1.3 the obligations on the Purchaser contained in paragraphs 2.1.1 and 2.1.2 above are subject to any legislative or regulatory requirements which the Purchaser has to comply with in respect of the Purchaser's Pension Scheme;

      2.1.4 the Purchaser may at any time before the Membership Transfer Date, with the consent of the Vendor (such content not to be unreasonably withheld) determine to provide benefits other than those described in paragraphs 2.1.1 and 2.1.2 above but which are the same in all material respects as those benefits. Except that for each Transferring Member the value of any benefits payable under this paragraph 2.1.4 must not be less than the value of the benefits described in paragraphs 2.1.1 and 2.1.2 (both values to be calculated on the basis set out in the Actuary's Letter); and

      2.1.5 nothing herein contained shall be construed as to prevent the Purchaser [********************************************].

      "BENEFITS" means benefits guaranteed under the Trust Deed and Rules of the relevant Vendor's Pension Scheme adjusted in accordance with the changes to benefits referred to in the Disclosure Letter.

      For clarification nothing in this paragraph shall prevent the Purchaser and/or the trustees of the Purchasers' Pension Scheme from determining the financial terms for the operation of benefit options in the Purchasers' Pension Scheme that are intended to be cost neutral, in accordance with the advice of their own actuary(ies).

      The Purchaser's Pension Scheme will contain a provision allowing the Purchaser and/or the trustees of that scheme to exercise a discretion to augment benefits to provide additional benefits from time to time, such discretion being exercisable in the manner determined solely by the person(s) exercising the discretion.

      Nothing in this paragraph requires the Purchaser to amend the Purchaser's Pension Scheme to incorporate amendments made to the Airways Pension Scheme or the New Airways Pension Scheme after Completion (other than amendments in respect of the Benefits as defined in this paragraph 2.1).

2.2   THE PURCHASER'S PENSION SCHEME WILL BE;

      2.2.1 a contracted-out scheme and (subject to the proviso below) will be contracted out on the same basis as the Vendor's Pension Schemes for a period of at least [*****], provided always that the Purchaser shall be entitled to change the basis of contracting-out at any time with the prior written consent of the Vendor (such consent not to be unreasonably withheld or delayed): and

      2.2.2 an exempt approved scheme or capable of approval as an exempt approved scheme for the purposes of Chapter 1 Part XIV of the Income and Corporation Taxes Act 1988.

2.3 INVITATION TO RELEVANT EMPLOYEES TO JOIN SECTIONS OF PURCHASER'S PENSION SCHEME

      The Purchaser will invite each Relevant Employee who is a member of the Airways Pension Scheme immediately before the Membership Transfer Date to join the section of the Purchaser's Pension Scheme set up in accordance with paragraph 2.1.1 on the Membership Transfer Date.



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                                          46

      The Purchaser will invite each Relevant Employee who is a member of the New Airways Pension Scheme immediately before the Membership Transfer Date, to join the part of the section of the Purchaser's Pension Scheme set up in accordance with paragraph 2.1.2 that corresponds to the part of the New Airways Pension Scheme of which the employee is a member immediately before the Membership Transfer Date.

      The Purchaser will invite any Relevant Employee who would have become eligible to join the New Airways Pension Scheme if it had continued to apply to him or her to join the section of the Purchaser's Pension Scheme set up in accordance with paragraph 2.1.2 on the later of the Membership Transfer Date and the date on which that employee would have become eligible.

2.4 The Purchaser's invitations to the Relevant Employees will give them the opportunity to transfer their past service to the Purchaser's Pension Scheme and will be:

      2.4.1 in a form prepared by the Purchaser and agreed by the Vendor (such agreement not to be unreasonably withheld or delayed) and the trustees of the relevant Vendor's Pension Scheme; and

      2.4.2 issued promptly once agreed and at least eight weeks before the Membership Transfer Date.

2.5 The Purchaser will notify the Relevant Employees that a reply to the invitation must be given at least seven days before the Membership Transfer Date.

  3   TRANSITIONAL PERIOD OF PARTICIPATION

3.1 Subject to Inland Revenue approval, the Vendor will use all reasonable endeavours to ensure that the Purchaser may participate in the Vendor's Pension Schemes (but only in respect of Relevant Employees who were members of the Vendor's Pension Schemes immediately before Completion or who join the Vendor's Pension Schemers before the Membership Transfer
      Date) from Completion to the day before the Membership Transfer Date. For this purpose the Vendor and the Purchaser will enter into deeds of inclusion in the form of the documents in the agreed terms and the Vendor will use reasonable endeavours to ensure that the trustees of the Vendor's Pension Schemes execute such deeds.

      Provided that the Purchaser has used all reasonable endeavours to assist the trustees of the Vendor's Pension Schemes in connection with its participation in those Schemes (including providing any information that the trustees of the Vendor's Pension Schemes reasonably require), the Vendor will promptly indemnify the Purchaser in respect of any reasonable costs, claims, liabilities and expenses which it incurs as a result of the failure of the trustees of the Vendor's Pension Schemes to execute such deeds.

3.2 The Purchaser will do everything necessary to enable Relevant Employees who are members of the Vendor's Pension Schemes to remain contracted-out by reference to the Vendor's Pension Schemes and to cease to be contracted-out by reference to the Vendor's Pension Schemes on the day before the Membership Transfer Date.

3.3 If before the Membership Transfer Date the pay of any Relevant Employee is increased by the Purchaser by an amount of more than [*] per cent. per annum, the Purchaser will write and tell the trustees of the relevant Vendor's Pension Scheme. [************************************]. In this paragraph "pay" means pay at Completion as increased by the 1998 Pay
      Award.

3.4 Except as necessary to comply with all applicable law, regulations and requirements (including Inland Revenue requirements), the Vendor will not without the Purchaser's written consent (not to



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                                          47
      be unreasonably withheld or delayed) make any amendment to the Vendor's Pension Schemes prior to the Membership Transfer Date which will affect the benefits payable in respect of Relevant Employees or the amount to be transferred to the Purchaser's Pension Scheme nor will the Vendor exercise its discretion prior to the Membership Transfer Date to augment benefits payable to or in respect of the Relevant Employees without the Purchaser's written consent (such consent not to be unreasonably withheld or delayed).

3.5 The Purchaser will not exercise any power or discretion conferred on it as an employer participating in the Vendor's Pension Schemes which, in the reasonable opinion of the Vendor, would have the effect of increasing the amount or value of any benefit to which any person is or may become entitled under the Vendor's Pension Schemes or the amount of any contributions due from an employer under those Schemes unless it shall have been agreed between the Vendor and the Purchaser or unless the Vendor shall consent (such consent not to be unreasonably withheld) provided that the Vendor shall procure that the Purchaser may increase the early retirement benefits to which any Relevant Employee is entitled under the Vendor's Pension Schemes in accordance with the Vendor's discretionary practice and the Vendor shall pay the amount of any contribution due to those Schemes as a result of such increases.

3.6 The Purchaser will pay all contributions and expenses in respect of the Relevant Employees to the Vendor's Pension Schemes in accordance with the deeds of inclusion in the agreed terms.

  4   TRANSFER PAYMENT FROM VENDOR'S PENSION SCHEMES

      Where a Relevant Employee chooses to transfer his or her past service, the Vendor will use reasonable endeavours to ensure that, on (or within 10 Business Days before) the Payment Date, the trustees of the relevant Vendor's Pension Scheme transfer an amount equal to the value of the benefits payable under those schemes in respect of that service (calculated according to paragraph 5) to the Purchaser's Pension Scheme.

  5   CALCULATION AND ADJUSTMENT OF AMOUNT TO BE TRANSFERRED

5.1 The amount described in paragraph 4 will be determined by the Vendor's Actuary and confirmed by the Purchaser's Actuary in accordance with the methods and assumptions set out in the Actuary's Letter, with the adjustments set out in paragraph 5.2 and as if there was no requirement to equalise guaranteed minimum pensions.

      The amount will be determined within three months of the Membership Transfer Date (or, if later, within two months of receipt by the Vendor's Actuary of the data required for the purposes of the calculation) and confirmed by the Purchaser's Actuary within six weeks of the amount being determined. The Vendor's Actuary will send the Purchaser's Actuary all data reasonably necessary to confirm the determination promptly and in any case not later than seven days after the determination of the amount,

      The Purchaser's Actuary will notify the Vendor's Actuary whether or not the Purchaser's Actuary confirms the calculation of the amount.

      The amount will be paid in cash.

      The Vendor and the Purchaser shall use reasonable endeavours to ensure that the trustees of the Vendor's Pension Schemes obtain as soon as reasonably practicable the Inland Revenue's consent to the transfer of the amount calculated under this paragraph.

5.2 The amount referred to in paragraph 5.1 will be adjusted in line with the movement of the price of the British Airways Pension Investment Fund Units between the Membership Transfer Data and the date on which payment is made to the Purchaser's Pension Scheme.


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                                          48

5.3 If the trustees of the Vendor's Pension Schemes do not pay the amount calculated and adjusted in accordance with paragraphs 5.1 and 5.2 in full on or before the Payment Date the Vendor will pay to the Purchaser the amount of the difference reduced by an amount equal to the current rate of corporation tax on that difference adjusted in line with the movement of the price of the British Airways Pension Investment Fund Units in respect of the period from the Payment Date until the date on which payment is made.

      Immediately on receipt of the shortfall payment in accordance with this paragraph 5.3, the Purchaser will pay the amount of the shortfall payment to the Purchaser's Pension Scheme.

      As soon as the Purchaser's corporation tax liability (if any) has been determined in respect of the tax year in which the shortfall payment is paid to the Purchaser's Pension Scheme, to the extent the Purchaser, using all reasonable endeavours, has not been able to obtain relief from corporation tax which it would have paid in that tax year in respect of the payment of the shortfall payment to the Purchaser's Pension Scheme, the Vendor shall pay to the Purchaser an amount equal to the amount of corporation tax relief which the Purchaser has been unable to obtain adjusted in line with the movement of the price of the British Airways Pension Investment Fund Units in respect of the period from making the initial shortfall payment to the date of paying the relevant balancing amount.

5.4   Without prejudice to any party's liability or obligations under this
      Schedule if it is determined at any time within one year after the Payment Date that there was a manifest error in the determination of any amount to be transferred under paragraph 4 above then there shall be calculated the difference between the amount transferred on the Payment Date and what it would have been had no manifest error been made in its determination. The Vendor shall procure that such difference is paid as soon as reasonably possible by the Vendor's Pension Schemes to the Purchaser's Pension Scheme where the amount transferred was less than it should have been but for the error. The Purchaser shall procure that such difference shall be paid as soon as reasonably possible by the Purchaser's Pension Scheme to the Vendor's Pension Schemes where the amount transferred was greater than it would have been but for the error.

  6 SERVICE TO BE CREDITED BY THE PURCHASER'S PENSION SCHEME IN RESPECT OF MEMBERSHIP OF THE VENDOR'S PENSION SCHEMES

6.1 The obligations in paragraph 6.2 are conditional upon the receipt by the Purchaser's Pension Scheme of the amount described in paragraph 4 and calculated according to paragraph 5.

6.2 The Purchaser will use reasonable endeavours to ensure that the Purchaser's Pension Scheme credits each Transferring Member who chooses to join that scheme with pensionable service equal to the pensionable service that Transferring Member had under the relevant Vendor's Pension Scheme before the Membership Transfer Date and ranking for benefit to the same extent.

  7   VOLUNTARY CONTRIBUTIONS

      Nothing previously contained in this Schedule will apply to voluntary contributions or to benefits secured by them. However, the Vendor will use reasonable endeavours to ensure that the assets representing a Transferring Member's voluntary contributions will be transferred to the Purchaser's Pension Scheme and the Purchaser will ensure that in that event that scheme provides benefits for the member concerned equal in value to the value from time to time of the assets transferred.


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                                          49

8     DISPUTES

      If the amount to be transferred cannot be determined and confirmed by the Vendor's and Purchaser's Actuaries the question will be referred to an independent actuary. The independent actuary will be nominated firstly by the Vendor and Purchaser or failing agreement between them be nominated by the President of the Institute of Actuaries at the request of the party first applying to him. The independent actuary shall act as an expert and not as an arbitrator, his decision shall be final except in the case of manifest error and his fees shall be paid as he shall direct.

9     INDEMNITY

      If a debt becomes due from the Purchaser in respect of its participation in the Vendor's Pension Schemes under section 144 of the Pension Schemes Act 1993 or section 75 of the Pensions Act 1995 and the application of those sections is not due to any act or omission of the Purchaser (other than an omission to pay contributions in excess of the normal monthly contributions determined in the manner described in the deeds referred to in paragraph 3.1, above), the Vendor will indemnify the Purchaser on demand for the amount of that debt together with interest thereon from the date the Purchaser pays the debt to the date the Vendor indemnifies under this paragraph.



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                                          50

                                      SCHEDULE 6
                                THE RELATED AGREEMENTS

1     The Services Agreement

2 Underlease in relation to the Property to be granted by the Vendor to the Purchaser

3     Consultancy Agreement.


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                                          51

                                      SCHEDULE 7
                            DOCUMENTS IN THE AGREED TERMS

1     List of the Fixed Assets

2     List of the Rotable Inventory Assemblies

3 List of the Rotable Inventory Sub-assemblies as contained in the list attached to the Information Memorandum

4     List of the Expendable Inventory

5     List of the Tools

6     Details of the Assumed Contracts

7     The Related Agreements

8     Letter from the Vendor and the Purchaser to the Relevant Employees

9     The Staff Plan

10 Employees expected as at the date of this Agreement to be transferred or in respect of whom the Purchaser will inherit liabilities pursuant to the Transfer Regulations

11    Deeds of inclusion

12    Actuary's Letter (as defined in Schedule 5)

13    The documents containing prices for inventories referred to in Part 2 of
      Schedule 2.


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                                          52

                          Dated               1998







                              BRITISH AIRWAYS PLC

                                     and

                       HAWKER PACIFIC AEROSPACE LIMITED

                                     and

                           HAWKER PACIFIC AEROSPACE


                       LANDING GEAR OVERHAUL SERVICES
                                 AGREEMENT


                          /s/ DAVID L. LOKKEN
                               Signature
                           20 December 1997

                           /s/ COLIN MATTHEWS
                               Signature



                                [logo]

                               LINKLATERS
                           LINKLATERS & PAINES
                             One Silk Street
                             London EC2Y 8HO



                         Tel: (+44) 171 456 2000


                           Ref: JDDW/SAYR

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THE [*] INDICATES THAT PORTIONS OF TEXT HAVE BEEN DELETED AND ARE BEING FILED
UNDER SEPARATE COVER WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                  LANDING GEAR OVERHAUL SERVICES AGREEMENT

     This agreement is made on        1998

     BETWEEN:

     (1) BRITISH AIRWAYS PLC whose registered office is at Speedbird House, London Heathrow Airport, Hounslow TW6 2JA("BA");

     (2) HAWKER PACIFIC AEROSPACE LIMITED whose registered office is at Number One, London Road, Southampton SO15 2AE("HAWKER),"

     (3) HAWKER PACIFIC AEROSPACE whose registered office is at 11240 Sherman Way, Sun Valley, CA 91352 USA ("THE GUARANTOR").

     It is agreed as follows:

     WHEREAS

     (A) Hawker has acquired the Business (as defined in the Sale of Business Agreement) from BA pursuant to the Sale of Business Agreement.

     (B) BA requires, and Hawker has agreed to provide, repair and overhaul services for landing gear assemblies, flap tracks, flap carriages and related components pursuant to the terms and conditions of this Agreement.

     (C) It is envisaged by the parties that Hawker will deliver improvements in the provision of the Services and reductions in the cost to BA of the Services, with the assistance and co-operation of BA.

     (D) Whilst no partnership or agency is created by this Agreement, the parties intend to conduct their activities under it in close co-operation in order to maximise the benefit to both parties and to BA's customers.

   1 INTERPRETATION

     In this Agreement, including its Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Clause 1 shall apply:

 1.1 DEFINITIONS

     ACCOUNTING RECORDS means accounting records to be kept by Hawker in the form and in accordance with the provisions of Schedule 7;

     ADVANCED EXCHANGE means the process whereby Hawker Supplies Serviceable Inventory to BA which thereupon becomes the property of BA in accordance with Clause 14.2 and collects from BA Unserviceable Inventory which thereupon becomes the property of Hawker also in accordance with Clause 14.2;

     AFFILIATE means any company or other entity of which BA owns shares which represent or are convertible into 20% or more of the equity share capital of that company or entity;

     AGREED TERMS means, in relation to any document, such document in the terms agreed between the parties, signed by or on behalf of BA and Hawker for the purposes of identification and listed in Schedule 8;

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                                      1

     AIRCRAFT MEANS:

             (i) in respect of Flap Tracks and Flap Carriages and related components, the A320, B737, B747, B757, B767, B777,
                     L1011 and Concorde aircraft types, and such other aircraft types as are notified to Hawker pursuant to Clause 8;

             (ii) in respect of Landing Gear and related components, the B737, B747, B757, B767, B777, L1011 and Concorde
                     aircraft types, and such other aircraft types as are notified to Hawker pursuant to Clause 8;

     AIRCRAFT MAINTENANCE MANUALS means any technical manuals and other technical data issued by an aircraft manufacturer relevant to the operation, maintenance, overhaul and repair of any item of Rotable Inventory or its installation and attachment to any Aircraft as updated from time to time;

     AIRSIDE PASS means a pass issued by HAL, GAL or other appropriate authority for airside access;

     BAA means BAA plc;

     BA PASS means a pass issued by BA for access to BA Property;

     BA PROPERTY means any real property from which BA conducts its business;

     BA REPRESENTATIVE means the person who is nominated by BA from time to time pursuant to Clause 17.1 as Hawker's principal point of contact for matter arising out of or in connection with this Agreement which relate to the provision of Services;

     BA SAFETY OBLIGATIONS means the written statement of health and safety policy prepared by BA in accordance with Section 2(3) of the Health and Safety at Work etc Act 1974 and shall include (but not be limited to) any rules, procedures, arrangements, systems, working practices or codes of practice determined or adopted by BA whether in accordance with that policy or with any applicable legal or Regulatory Requirements from time to time to the extent that they are applicable to the provision of the Services by Hawker to BA;

     BA SPECIFICATION means the technical specification in the agreed terms with which Serviceable Inventory must be in accordance;

     BA SYSTEM means the TIME computer system;

     BUSINESS DAY means a day on which banks are open for business in England (excluding Saturdays, Sundays and public holidays);

     CAA means the Civil Aviation Authority;

     CHANGE CONTROL PROCEDURE means the procedure by which changes may be made to the Services pursuant to Clause 7, as set out in Schedule 4 and CHANGE shall mean a change to the Services resulting from the operation of the Change Control Procedure;

     COMMENCEMENT DATE means the date of this Agreement;

     COMPLIANCE PLANS means any plans made pursuant to Clause 5.1 as a result of a material change in Regulatory Requirements;

     COMPONENTS means the constituent sub-assembly units and any parts thereof which are comprised in any item of Rotable Inventory;

     CONCORDE INVENTORY means Serviceable Inventory in respect of the Concorde aircraft type;

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                                      2

     CONFIDENTIAL INFORMATION MEMORANDUM means the document titled BA Engineering Landing Gears Repair & Overhaul Activity Confidential Information Memorandum sent to the Guarantor under cover of a letter dated 1 May 1997;

     CONTAMINATION means any harm or damage or other interference with the Environment arising on account of the presence, release, seepage, leak or escape of any Hazardous Materials;

     CONTAMINATION LIABILITY means any liability (including liability in respect of Remedial Action) on the part of BA or Hawker under Environmental Laws in respect of Contamination;

     CONTAMINATION LOSS means actions, proceedings, losses, damages, liabilities, claims, (including without limitation fines and/or penalties) and, if reasonably incurred, costs and/or expenses of Remedial Action and legal and other professional fees which are suffered by Hawker or BA as the case may be (but excluding loss of profits or consequential loss or consequential damage of any kind) and which arise as a direct or indirect result of Contamination;

     DISPUTE RESOLUTION PROCEDURE means the procedure by which the parties will resolve disputes which arise in connection with this Agreement, set out in Clauses 25, 26, and 27;

     DoT means the Department of Transport;

     EMPLOYEE means any employee of Hawker involved in the provision of Services under this Agreement;

     ENVIRONMENT means living organisms (including humans) including the ecological systems of which they form part and the following media (alone or in combination): air (including air within buildings and the air within other natural or man-made structures whether above or below the ground); water (including, without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land (including land under water); and in the case of man includes his property;

     ENVIRONMENTAL AGREEMENT means any agreement with an Environmental Authority which is binding on either BA or Hawker as the case may be but only to the extent that such agreement relates, either wholly or in part, to the prevention, remediation or mitigation of Contamination;

     ENVIRONMENTAL AUTHORITY means any legal person (including any government department or government agency) having regulatory authority under Environmental Laws and or any court of law or tribunal which has jurisdiction to determine any matter arising under Environmental Laws or relating to the Environment;

     ENVIRONMENTAL LAWS means in each case to the extent that the same are enforceable in England and relate to the protection of the Environment, and/or the prevention of and/or the provision of remedies in respect of harm or damage to or other interference with the Environment, excluding general planning laws and Safety Laws, other than Safety Laws which relate to or have as a purpose the prevention of exposure to dangerous or hazardous materials, but including the following:

             (i) any and all laws including European Community or European Union regulations, directives and decisions, together with statutes and subordinate legislation in force from time to time including for the avoidance of doubt Part IIA of the Environmental Protection Act 1990 and/or Sections 161A-D of the Water Resources Act 1991 (as enacted by Section 57 and Schedule 22 paragraph 162 respectively of the Environment Act 1995) and all notices, codes of practice, guidance notes and all subordinate legislation made under the above statutory provisions whether or not these provisions are in force at the Commencement Date;

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                                      3

             (ii) all regulations, orders, ordinances, Permits, Environmental Agreements, codes of practice, circulars, guidance notes and the like issued under (i) above in force from time to time;

             (iii)  common law and equity;

             (iv)   local laws and bye-laws in force from time to time; and

             (v) judgments, decisions, notices, orders, directions, consent agreements, instructions or awards by, with or of any Environmental Authority under (i), (ii), (iii) and (iv) above;

     EUROPE means United Kingdom, Ireland, Portugal, Spain, France, Belgium, the Netherlands, Germany, Switzerland, Austria, Luxembourg, Italy, Czech Republic, Poland, Slovakia, Hungary, Denmark, Norway, Sweden, Finland, Greece;

     EXCHANGE FEE means a one-off fee payable by Hawker to BA where Hawker uses an item from the Inventory Pool for the provision of Third Party Services as set out in the list of exchange fees in the agreed terms;

     EXISTING EMPLOYEE means any Employee who is employed by BA in the Business on the day before the Commencement Date;

     EXPERT has the meaning set out in Clause 26.1;

     EXPENDABLE INVENTORY means in respect of the Aircraft, items comprised in a Landing Gear, Flap Track or Flap Carriage for which no authorised repair procedure exists and for which the cost of repair would normally exceed the cost of replacement;

     FAA means the Federal Aviation Authority;

     FIXED CHARGES means the charges applicable per aircraft type for the provision of Overhaul Services as set out in Schedule 3;

     FLAP CARRIAGES means flap carriages, or any part thereof, in respect of the Aircraft which are repaired and overhauled by BA through the Business immediately prior to the Effective Date and any other flap carriage added to or substituted for such flap carriages;

     FLAP TRACKS means flap tracks, or any part therof, in respect of the Aircraft which are repaired and overhauled by BA through the Business immediately prior to the Effective Date and any other flap tracks added to or substituted for such flap tracks;

     GAL means Gatwick Airport Limited;

     GOOD INDUSTRY PRACTICE means in relation to any undertaking and any circumstances, the exercise of such skill as would be expected from a reasonably skilled and reasonably experienced person engaged in the same type of undertaking under the same or similar circumstances;

     HAL means Heathrow Airport Limited;

     HAWKER REPRESENTATIVE means the person nominated by Hawker from time to time pursuant to Clause 17.2 as BA's principal point of contact for matters arising out of or in connection with this Agreement which relate to the provision of Services;

     HAWKER SYSTEMS means the computer systems to be implemented by Hawker in accordance with Clause 20.1;

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                                      4

     HAZARDOUS MATERIALS means wastes, pollutants, contaminants or other substances (including without limitation, liquids, solids, gases, ions and noise) that may be harmful to the Environment or interfere with any ecological system or a nuisance to any person or make the use or ownership of any affected land more costly;

     IMPROVEMENT means any amendment, modification or addition to the Licensed Intellectual Property or any new Intellectual Property which Hawker may develop for, or in the course of, the provision of the Services which enables the Services to be provided more economically or efficiently;

     INITIAL TERM means the period of 7 years commencing on the Commencement
     Date;

     INTELLECTUAL PROPERTY means trade marks, service marks, trade names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, rights of extraction relating to databases, confidential information, know-how, trade secrets and all other similar proprietary rights which may subsist including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

     INVENTORY means the Rotable Inventory and the Expendable Inventory;

     INVENTORY AVAILABILITY FEE means L1.75 million per annum as amended from time to time pursuant to Clause 4.4 and 4.5;

     INVENTORY POOL means the items of Rotable Inventory held by Hawker for use in providing the Services to BA pursuant to Clause 4.1;

     JOINT VENTURE ENTITY means any entity which is engaged in a joint venture or similar co-operative arrangement with BA in relation to the operation of aircraft;

     LANDING GEARS means landing gears, or any part thereof, in respect of the Aircraft which are repaired and overhauled by BA through the Business immediately prior to the Effective Date and any other landing gear added to or substituted for such landing gear;

     LICENSED INTELLECTUAL PROPERTY means the intellectual property rights owned by BA listed in Schedule B;

     MONTHLY CHARGES means, for any month, the charges set out in Clause 12 applicable to that month;

     NOTICE PERIOD means the period between the serving of a notice to terminate the whole or part of this Agreement and the effective date of termination of the whole or the relevant part of this Agreement;

     OEM means the original equipment manufacturer or any item of inventory or any Component;

     OVERHAUL SERVICES means the Services detailed in Part A of Schedule 1;

     OTHER SERVICES means the Services detailed in Part B of Schedule 1;

     PARTNER means any alliance partner of BA or any airline to which BA has granted a franchise or which it has otherwise licensed to use any BA trade mark;

     PERMITS means any and all licenses, consents, permits, authorisations or the like, made or issued pursuant to or under, or required by, Environmental Laws in relation to providing the Services;

     POSSESSION, in relation to the Inventory, has the following meaning: the Inventory shall be in the Possession of Hawker if it is physically on any of Hawker's or its agents' or sub-contractors' premises, or if it is being handled by or it is under the control of Hawker; and inventory shall be in

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                                      5
     the Possession of BA in all other circumstances save as otherwise agreed between BA and Hawker;

     PREMISES means the premises to be occupied by Hawker during he Transitional Period pursuant to the terms of the Underlease;

     RATES means the hourly or daily rates to be used to determine the Variable Charges as set out in Schedule 3;

     REGULATORY AUTHORITY means, HAL, GAL, BAA, JAA, CAA, FAA, DoT or any other competent authority or entity having responsibility for the regulation or governance of the Services or any part thereof;

     REGULATORY REQUIREMENTS means Environmental Laws, Safety Laws and any other obligations relevant to the Services which are imposed by any Regulatory Authority from time to time;

     REMEDIAL ACTION means any step required by any Environmental Authority for:

             (i) preventing, mitigating, limiting, removing, remedying, cleaning-up, abating, containing or ameliorating the presence or effect of any Hazardous Material in the Environment; or

             (ii) carrying out investigative work and obtaining legal and other professional advice that is reasonably required in relation to (i);

     ROTABLE INVENTORY means in respect of Landing Gear, Flap Tracks and Flap Carriages, items which at the relevant point in time can economically be restored to a serviceable condition;

     SAFETY LAWS means any duties or obligations relating to the protection of the health and safety of employees and other persons whilst at work arising under any applicable law or Regulatory Requirements form time to time;

     SALE OF BUSINESS AGREEMENT means the agreement dated 20 December 1997 between BA and Hawker pursuant to which Hawker purchased the Business from BA;

     SERVICE BULLETINS means any update to the Service Manuals issued from time to time by an OEM;

     SERVICE LEVEL means the level of service required of Hawker in supplying the Services as set out in paragraph 1 of the SLA;

     SERVICE LEVEL AGREEMENT or SLA means the document attached as Schedule 2;

     SERVICE MANUALS mean any technical manuals and other technical data relating to the operation, maintenance, overhaul and repair of the Rotable Inventory or any Component and issued by an OEM as updated by Service Bulletins from time to time;

     SERVICEABLE INVENTORY means an item of Rotable Inventory which has been repaired and/or overhauled to the BA Specification in accordance with this Agreement but not redelivered to BA;

     SERVICES means those services detailed in Schedule 1, as amended from time to time in accordance with the Change Control Procedure, by agreement between BA and Hawker, and any tasks or services connected with or ancillary to those set out in Schedule 1;

     THIRD PARTY SERVICES means services similar to the Services supplied by Hawker to parties other than BA;

     TRANSFER REGULATIONS means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

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                                      6

     TRANSITIONAL PERIOD means the period from the Commencement Date until the Business has been fully relocated to Hawker's premises in accordance with Clause 6.2 and Hawker has ceased to occupy the Premises;

     UNDERLEASE means the lease entered into by the parties pursuant to the Sale of Business Agreement in respect of the Premises;

     UNSERVICEABLE INVENTORY means any item or Rotable Inventory which requires repair and/or overhaul before it is ready for fitment to an Aircraft; and

     VARIABLE CHARGES means the charges applicable to the provision of Other Services.

 1.2 SUBORDINATE LEGISLATION

     Any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision.

 1.3 MODIFICATION ETC. OF STATUTES

     Any reference to a statutory provision shall include such provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification, re-enactment or consolidation applies or is capable of applying to any transactions entered into under this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision (as from time to time modified, re-enacted or consolidated) which such provision has directly or indirectly replaced.

 1.4 COMPANIES ACT 1985

     The words "subsidiary" and "holding company" shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985 and references in this Agreement to a "Group" in relation to BA or Hawker shall mean BA or Hawker, as the case may be, and any undertaking which, at the relevant time, is a group undertaking of BA or Hawker, as the case may be, within the meaning of Section 259 of that Act;

 1.5 INTERPRETATION ACT 1978

     The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

 1.6 REFERENCES

     References to this Agreement shall include any Schedules to it, and references to Clauses and Schedules are to Clauses of and Schedules to this document.

 1.7 INFORMATION

     Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

 1.8 CONFLICT

     If there is any conflict in this document (excluding the Schedules) and the contents of any Schedule, then the provisions of this document shall prevail to the extent of that conflict.

   2 TERM

 2.1 This Agreement shall commence on the Commencement Date and continue until the expiration of the Initial Term unless terminated earlier by either party pursuant to the terms of this Agreement or otherwise by law or unless extended by BA pursuant to Clause 2.2.

 2.2 BA may, exercisable in its absolute discretion not less than 6 months prior to the expiration of the Initial Period, notify Hawker in writing that it wishes to extend the term of this Agreement for a

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                                      7
     further period of one year or such other period as is agreed in writing, in which case the Agreement shall continue in force for an additional year or such other period unless terminated earlier by either party pursuant to the terms of this Agreement or otherwise by law. Upon the giving of such notice the parties shall enter into bona fida negotiations to agree the Fixed Charges and Rates for such extended term on a basis commensurate with the Fixed Charges and Rates applicable during the then current year. If the parties fail to agree such Fixed Charges and Rates before 30 days prior to the commencement of the additional period then either party may request determination of the Charges and Rates by an Expert pursuant to Clause 26 and, pending such determination the Charges and Rates applicable to the previous year shall apply.

   3 SERVICES

 3.1 Hawker shall provide to BA the Services in respect of the Aircraft with effect from the Commencement Date and for the duration of this Agreement in accordance with:

     3.1.1     the terms and conditions of this Agreement;

     3.1.2     Good Industry Practice;

     3.1.3     all relevant Regulatory Requirements; and

     3.1.4 subject to Clause 3.2, the appropriate BA Specifications, Service Manuals and Aircraft Maintenance Manuals as applicable, in each case in force from time to time.

 3.2 In the event that there is any conflict between the requirements set out in the documents referred to in Clause 3.1.4, the terms of those documents shall prevail to the extent of that conflict in the following descending order of priority: BA Specifications, Service Manuals and Aircraft Maintenance Manuals.

 3.3 The provisions of the Service Level Agreement shall apply. For
     Services which have no performance level specified in the Service Level Agreement, Hawker shall provide those Services to a standard which Hawker can reasonably be expected to achieve having regard to Good Industry Practice and, in any event, at least to the level provided by BA in the 12 months prior to the execution of the Sale of Business Agreement.

 3.4 Hawker shall ensure that in providing the Services, Hawker and each item of the Inventory will comply with all applicable Regulatory Requirements at all times. Hawker shall maintain such records as are necessary in order to prove compliance, including but not limited to history and maintenance records and shall promptly make these available for inspection by such Regulatory Authorities as are entitled to inspect them.

 3.5 If BA determines that the Services are being provided otherwise than in a manner consistent with the image and reputation of BA, it may give Hawker notice of the same at the Weekly Meeting (as defined in Schedule
     1) and of any reasonable steps it requires Hawker to take to remedy this inconsistency and, upon receipt of such notice, Hawker shall take such steps.

 3.6 Hawker shall immediately (i) notify the BA Representative of any damage caused to any aircraft in the course of providing the Services, and (ii) notify the BA Representative of any incident or circumstance which materially jeopardises its ability to perform all or any of the Services in accordance with this Agreement.

 3.7 Hawker shall be responsible for the cost of transport of Scheduled and/or Unscheduled Overhauls (as defined in Schedule 1) within Europe. For the avoidance of doubt, Hawker shall not be responsible for the cost of transport required in the performance of AOG Support (as defined in Schedule 1)(which costs shall be borne by BA).

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                                      8

 3.8 Hawker shall at BA's request on at least 30 days prior written notice offer to provide the Services in accordance with the Service Levels to BA Affiliates, Joint Venture Entities and Partners (excluding American Airlines), offering the same Fixed Charges and Rates as exist under this Agreement as stipulated in Schedule 3.

 3.9 Subject to Clause 21, BA shall during the initial Term and any extensions thereto pursuant to Clause 2.2 acquire the Services in respect of the Aircraft (excluding the Concorde aircraft type), exclusively from Hawker and shall not provide the Services in respect of the Aircraft itself or through any other person, firm or company.

   4 INVENTORY POOL

 4.1 In consideration of the payment of the Inventory Availability Fee in accordance with Clause 12, Hawker shall, subject to Clause 4.2, at all times retain the number of items or Rotable Inventory acquired by it pursuant to the Sale of Business Agreement in respect of each Aircraft (or as otherwise agreed in writing in accordance with Clause 4.5) for use in providing the Services to BA.

 4.2 Hawker shall not use any item of Rotable Inventory held as part of the Inventory Pool in the provision of Third Party Services without the prior written consent of BA, which consent shall not be unreasonably withheld or delayed provided that it shall be unreasonable for BA to withhold or delay consent if at the date consent is sought there is no reasonable prospect (according to BA's knowledge at the time) of BA having a requirement for an Arising (as defined in Schedule 1) at the same time.

 4.3 If Hawker uses any Item held in the Inventory Pool for the provision of Third Party Services, it shall pay to BA an Exchange Fee.

 4.4 If, following a request by BA, Hawker uses in the provision of the Services an item of Rotable Inventory not forming part of the Inventory Pool, the provisions of paragraph 2.8.2 of Schedule 1 shall apply. If such inventory is in respect of the L1011 aircraft type there shall not be any increase in the Inventory Availability Fee.

 4.5 Without prejudice to BA's other rights in this Agreement, either party may recommend a change to the number of items of Rotable Inventory held in the Inventory Pool due to a change in the requirements of BA and if the other party agrees to such change, such agreement not to be unreasonably withheld or delayed, the Inventory Pool shall be so changed and the Inventory Availability Fee shall be amended in accordance with the methodology in the agreed terms, effective from the date of the change in the Inventory Pool.

   5 ONGOING REGULATORY AND TECHNOLOGY REVIEW

 5.1 Hawker shall monitor and keep BA advised of material changes in Regulatory Requirements which are applicable to the Services provided by Hawker, and shall provide BA with timely plans wherever necessary, setting out alterations to the Services required to comply with such material changes and (without compromising the requirement of compliance) designed to minimise both the resultant cost to BA and any potential operational disruption. Hawker shall advise BA of cases where BA must provide any relevant Regulatory Authority with evidence of compliance, and shall provide BA with the required evidence in good time. Any changes to the Services which are identified in any Compliance Plans will be requested by BA or proposed by Hawker in accordance with the Change Control Procedure.

 5.2 Hawker and BA acknowledge that it is in the interests of both parties to take advantage of improvements in any relevant technology which will improve the quality and efficiency of the Services or reduce the cost of providing such Services and which will improve Hawker's

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                                      9
     efficiency and performance under this Agreement. To this end, Hawker shall review developments in technology applicable to the provision of the Services and shall recommend to BA any changes utilising new technologies which it believes will improve the quality or efficiency of the Services and/or reduce the cost to BA of the provision of the Services. Any proposed changes in the Services resulting from such implementation shall be in accordance with the Change Control Procedure.

   6 TRANSITIONAL PERIOD

     PROPERTY

 6.1 BA and Hawker agree that for the Transitional Period Hawker may occupy the Premises in order to perform the Services and Third Party Services in accordance with the terms of the Underlease as amended or supplemented by this Agreement.

 6.2 Hawker will relocate the Business to alternate premises in accordance with the Underlease. Upon the relocation of the Business, Hawker and BA shall confirm such relocation in writing signed by an authorised representative of each party. For each day that the Transitional Period extends beyond a period of 150 days from the signature of the Sale of Business Agreement, Hawker shall pay to BA the rent stipulated in and in accordance with the provisions of the Underlease.

 6.3 Hawker will vacate the Premises forthwith in the event of termination of this Agreement during the Transitional Period; or, if no part of the Premises continues to be used for the purposes of providing the Services or Third Party Services under this Agreement during the Transitional Period, Hawker shall have a reasonable right of access to the Premises following its vacating the Premises in order to recover assets and equipment.

 6.4 BA shall, in accordance with the Underlease or as otherwise agreed by the Parties, upon vacation of the Premises disconnect the prime services and utility connections from all equipment, fixtures and fittings acquired by Hawker pursuant to the Sale of Business Agreement. Hawker shall disconnect such items from any control consoles that are to remain at the Property at its own expense, remove or procure the removal of all such equipment, fixtures and fittings and make good any damage to the Premises caused by such relocation.

     ENVIRONMENT

 6.5 It is acknowledged and agreed that BA has for some time carried on the Services (and other work) at the Premises and that BA is responsible for all Contamination Liability (whether at the Premises or resulting from Contamination thereat) arising on or before the Commencement Date for any reason and BA shall indemnify and keep indemnified Hawker from any loss (including Contamination Loss) in respect thereof.

 6.6 Without prejudice to the other provisions of this Clause 6, during the Transitional Period and in respect of Hawker's occupation of the Premises (but not otherwise):

     6.6.1 Hawker shall in providing the Services use its reasonable endeavours to work towards the objectives set out in the BA Annual Environmental Report 1997 to the extent that such objectives are applicable to the Services;

     6.6.2 BA and Hawker shall promptly notify the other party in writing of any act, omission, occurrence or state of affairs of which it has actual knowledge which has resulted in or which may give rise to any Contamination at the Premises or any other BA Property adjacent to the Premises and/or to any claim from any third party in respect thereof;

     6.6.3 BA and Hawker shall promptly notify the other of any action taken by any Environmental Authority in respect of the Premises and shall permit the other to review any written

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                                      10
             correspondence in relation thereto (save where disclosure would lead to a breach of legal privilege);

     6.6.4 Hawker shall give BA or its agents or representatives access to the Premises at reasonable times and on reasonable prior written notice for the purposes of auditing, monitoring, inspecting or reviewing matters relating to the Environment at the Premises or other BA Property;

     6.6.5 at any time following audit, monitoring, inspection or review by BA pursuant to Sub-clause 6.6.4, BA may propose in accordance with the Change Control Procedure that Hawker implement such changes as BA considers to be necessary to comply with Environmental Laws; and

     6.6.6 Without prejudice to Clause 6.8, Hawker will allow BA to carry out at its own cost such modifications of the Premises as are required in order to comply with any new Environmental Law. BA shall schedule such work so as to minimise any potential disruption to Hawker's business and the provision of the Services provided that any such disruption shall constitute a Force Majeure Event (as set out in Clause 29).

 6.7 Unless Hawker and BA shall at any time agree otherwise, waste which is generated by Hawker in the course of the provision of the Services (and which is not discharged into a sewer under a trade effluent discharge consent granted pursuant to Section 118 of the Water Industry Act 1991), shall be disposed of by a waste contractor or waste contractors appointed by Hawker at Hawker's cost with the approval of BA which approval shall not be unreasonably withheld or delayed.

 6.8 Hawker shall at its own expense and without any liability on BA's part procure that the cadmium plating process including vapour degreaser in the plating shop (workshop W818) which forms part of the Premises shall be upgraded in accordance with Environmental Laws and to the reasonable requirements of the relevant Environmental Authority within the time period specified by the relevant Environmental Authority and notwithstanding Clause 6.6 Hawker shall indemnify BA for any costs, expenses, damages, liabilities, claims (including without limitation fines and/or penalties) incurred by BA whatsoever as a result of Hawker's failure to comply with this time limit and/or with the requirements of the relevant Environmental Authority with regard to the upgrade.

 6.9 Subject to Clauses 6.6 and 6.12, Hawker hereby agrees and covenants to pay to BA an amount equal to any Contamination Liabilities on the part of BA in respect of Contamination which occurs at the Premises or which emanates from the Premises during the Transitional Period including but not limited to the presence of and/or actual or threatened Contamination on, under or over the Premises, excluding any Contamination Liabilities arising on account of any incidents, events, states of affairs, conditions, circumstances, activities, practices or actions existing on or prior to the Commencement Date except where the Contamination Liability or part of Contamination Liability is incurred as a result of Hawker during the Transitional Period continuing to carry out activities, practices or actions carried out by the existing Business prior to the Commencement
     Date which Hawker could reasonably have been expected to discontinue before the date on which the Contamination Liability was incurred taking into account any limits on Hawker's discretion to discontinue such activities, practices or actions in the light of any prescribed policies or programmes of BA.

6.10 Hawker and BA covenant to pay to the other an amount equal to any Contamination Liability on the part of BA or Hawker in respect of Contamination at the Premises caused by the wilful misconduct or negligent acts or omissions or breach of contract of the other, its agents, employees and contractors.

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                                      11

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6.11 Upon Hawker vacating the Premises, BA shall be responsible for the decommissioning of and any clean up works in relation to the plating shop which forms part of the Premises as well as the rest of the Premises to comply with all Environmental Laws including any requirements of any Environmental Authority relating to the plating shop and the activities undertaken therein and BA shall indemnify Hawker against any liability in respect of such matters (including the payment of fines and penalties for failure to do so) and, without prejudice to Clause 6.10, in the event that material additional work is required or the cost of such work is otherwise materially increased due to the acts and omissions of Hawker, its agents, employees and/or contractors the cost of undertaking the additional work shall be paid for by Hawker or (if BA so elects) the proper costs incurred by BA and directly or indirectly attributable to the acts and omissions of Hawker its agents, employees and/or contractors shall be duly repaid to BA.

6.12 Neither party shall be entitled to use any breach of any of the terms of this Clause 6 as a breach of this Agreement for the purposes of Clause 21 or otherwise as a reason for terminating or purporting to terminate this Agreement.

     MISCELLANEOUS

6.13 During the four weeks following the Commencement Date, Hawker may request an item of Inventory from BA and BA shall, where practicable, supply such item of Inventory to Hawker. Hawker shall pay BA for the supply of such item of Inventory the OEM list price plus 10% (due upon receipt of the Inventory), such amounts to be deducted from the Monthly Charges for the month in which they fall.

   7 CHANGE CONTROL PROCEDURE

 7.1 At any time either BA or Hawker may recommend a change to the Services which shall be dealt with in accordance with the Change Control Procedure provided that BA shall be entitled to refuse any change so proposed at its absolute discretion except where such change is required to comply with applicable Regulatory Requirements.

 7.2 Any Change required to comply with Regulatory Requirements shall be implemented in accordance with Hawker's notice in writing to BA.

 7.3 This Agreement shall be deemed amended in accordance with any agreed change from the date such change is agreed to be implemented and thereafter the Services shall be performed on the basis of this Agreement as so amended, but until then Hawker shall continue to perform the Services on the previous basis, unless otherwise required by any Regulatory Requirement.

 7.4 The Change Control Procedure is without prejudice to BA and Hawker's rights to terminate all or part of this Agreement under Clause 21.

   8 NEW AIRCRAFT TYPES

 8.1 BA may, by not less than 6 months prior written notice to Hawker, require Hawker to offer to provide the Services to BA or its Joint Venture Partners, Affiliates or Partners in respect of any new aircraft type notified in such request and Hawker shall (following signature of an agreement with such Joint Venture Partner, Affiliates or Partners on substantially the same terms as this Agreement including same or better pricing terms) provide such Services from the expiry of such notice (except where the relevant OEM requires a longer lead time to supply the relevant inventory, in which case from the expiration of that lead time).

 8.2 The relevant parties shall agree amounts to be charged by Hawker and if the parties fail to agree before 30 days prior to the expiration of the notice then either party may request the determination of the Fixed Charges by an Expert pursuant to Clause 26.

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    9 MEASUREMENT OF PERFORMANCE

  9.1 The performance of Hawker in providing the Services shall be monitored and recorded by reference to the Service Levels according to the procedure set out in Schedule 5. Hawker shall be responsible for implementing and operating this procedure and shall provide BA with regular reports in the form described in Schedule 5.

  9.2 Hawker shall provide BA with access to or copies of any information on which the reports on the performance of the Services made by Hawker are based in order to confirm the validity and accuracy of such reports and to ensure that the reports on the performance of the Services made by Hawker reconcile with any records of the performance of the Services maintained by BA.

  9.3 BA shall be entitled to challenge the validity and/or accuracy of the records maintained by Hawker pursuant to this Clause 9 within 12 months of the dates to which the records relate and any disputes arising out of or in connection with this Clause 9 shall be received in accordance with the Dispute Resolution Procedure.

   10 FAILURE TO MEET SERVICE LEVELS

 10.1 Without prejudice to BA's rights under Clause 21, on each occasion on which Hawker fails to meet the Service Levels in providing the Services, BA may within 12 months from the date of the Performance Review (as defined in Schedule 5) identifying such failure require Hawker to, in which case Hawker shall, grant to BA a credit in an amount as stipulated in Schedule 2 in relation to the Service Level which Hawker has failed to meet and BA agrees, that Hawker shall not be liable for any other loss or liability of any kind (whether in contract, tort for negligence or otherwise howsoever arising) relating to such failure to meet such Service Levels.

 10.2 Hawker acknowledges and agrees that the amounts stipulated in Schedule 2 are a reasonable and fair estimate of the damages likely to be suffered by BA as a result of a failure by Hawker to meet the relevant Service Level.

 10.3 The credits granted by Hawker pursuant to this Clause 10 shall be payable by way of a reduction in the Monthly Charges in the month immediately following the month in which the credits are agreed in a Performance Review or, if not so agreed, at the conclusion of the Dispute Resolution Procedure as set out in Schedule 5.

 10.4 Without prejudice to BA's rights under Clause 21, if BA reasonably anticipates that Hawker will be unable to provide any item of inventory at the time required by BA or as otherwise set out in the Service Levels from the inventory held by Hawker and provided that BA has complied with its obligations contained in Schedule 1;

      10.4.1 BA may serve a notice on Hawker requiring Hawker to obtain the item of inventory from a third party at Hawker's own cost; and

      10.4.2 if after BA gives such a notice and Hawker informs BA that it will be unable to obtain the necessary inventory from a third party, or if BA reasonably suspects that this will be the case, BA may itself elect to obtain the item of inventory from a third party and charge to Hawker all costs incurred by itself in doing so.

   11 EMPLOYEES

 11.1 Hawker shall ensure that all Employees are suitably skilled and competent to undertake the tasks assigned to them and that they meet airside and/or BA Safety Obligations, as applicable, and all legal requirements and Regulatory Requirements.

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                                      13

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 11.2 BA shall be entitled to require Hawker to remove from performance of the
      Services any Employee whom BA reasonably believes has breached BA Safety Obligations.

 11.3 Hawker shall be responsible for any and all taxation and payroll tax liabilities in respect of the Employees which may arise under any legislation as a result of or in connection with this Agreement. Hawker hereby indemnifies BA in relation to claims, liabilities and costs which BA may incur as a result of any such transaction and payroll tax liabilities.

   12 PRICE/CHARGES

 12.1 The Monthly Charges for the Services shall comprise the following:

      12.1.1 one twelfth of the Inventory Availability Fee adjusted by the amount of any Exchange Fees falling due within the relevant month pursuant to Clauses 4.3 and 4.4 or otherwise; and

      12.1.2 the Fixed Charges accruing during the month; and

      12.1.3 the Variable Charges accruing during that month.

 12.2 The Rates shall remain fixed for a period of 3 years from the Commencement Date. Thereafter Hawker may vary the Rates by 90 days prior written notice to BA but shall not increase the Rates more than once in any 12 month period nor by more than the equivalent percentage increase in the UK Manufacturing Average Hourly Earnings Index published by the Office of National Statistics over a corresponding period.

 12.3 The provision of all Services relating to Concorde aircraft will initially be deemed to be Other Services and charged on the basis of the Rates. The parties will review the basis of pricing the services for Concorde with a view to agreeing Fixed Charges within 18 months from the Commencement Date.

   13 PAYMENT

 13.1 Hawker shall invoice BA in pounds sterling for the Monthly Charges monthly or, where it deems it appropriate, weekly. BA shall, subject to Clause 12 and this Clause 13, pay all invoices by way of bank transfer by the end of the month following the month in which they were received.

 13.2 With each invoice delivered pursuant to Clause 13.1, Hawker shall provide to BA details of the relevant Services and how the charges contained in the invoice have been calculated. For the avoidance of doubt, if a repair or overhaul takes place over two periods to which different pricing applies pursuant to Schedule 3, the charge shall be that applicable at the time the invoice for the repair or overhaul may be submitted.

 13.3 For Advanced Exchanges Hawker shall be entitled to submit an invoice to BA for the provision of Overhaul Services on the relevant Rotable inventory at any time after the expiration of 4 weeks after collection by Hawker of that inventory.

 13.4 For Repair and Return (as defined in Schedule 1) Hawker may only submit an invoice to BA for the provision of Overhaul Services once the relevant Serviceable inventory has been returned to BA.

 13.5 If any sums are due to BA from Hawker, as agreed by BA and Hawker or as determined by an Expert pursuant to the Dispute Resolution Procedure, whether in respect of reductions in Monthly Charges, previous overpayments or othewise, BA shall be entitled to set these off against any sums owed to Hawker under this Agreement.

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 13.6 The Monthly Charges and any other payments due under this Agreement shall be exclusive of any VAT (or any replacement or similar tax) which, subject to the provisions of this Clause 13 and the provision of a proper VAT or other appropriate invoice, shall be paid by BA.

 13.7 If BA disagrees with any amount invoiced for any reason or requires any further information with respect to any amount invoiced, it shall notify Hawker of the reason(s) for such disagreement or request such further information within 20 Business Days of receiving the invoice, giving a breakdown of the amount which it believes should have been invoiced and an explanation for the discrepancy or, as the case may be, giving an explanation of the further information required. If the disagreement over the amount has not been resolved, or the required information has not been provided, by the due date for payment of the invoice, BA shall pay such sum as is not in dispute or question and may withhold payment of the amount in dispute or question. If Hawker disputes that BA is entitled to any reduction in or to withhold the invoiced amount or the amount of any such reduction, then the dispute shall be resolved in accordance with the Dispute Resolution Procedure.

 13.8 BA and Hawker shall promptly pay the other party any amounts which are agreed or determined pursuant to the Dispute Resolution Procedure as being due to the other party following the agreement or determination as appropriate. Any invoices relating thereto which are required to be raised shall bear the notation "Per dispute resolution of (date)" or "Per agreement of (date)", as the case may be.

 13.9 The costs of any Expert to whom any disputes arising under this Clause 13 are referred shall be borne by BA only if the Expert determines that additional amounts are due to Hawker or that Hawker was entitled to the amount withheld by BA, and shall be borne by Hawker in all other cases.

13.10 If any amount payable by one party to the other under this Agreement is outstanding after the due date for payment, the other party may (whether or not the outstanding amount is the subject of a dispute pursuant to Clause 13.7) charge the first party interest on the outstanding amount at the rate of 2% above Barclays Bank Plc's base rate from the due date to be compounded monthly until payment of the amount in full.

   14 TITLE IN THE ROTABLE INVENTORY

 14.1 Subject to Clause 14.5, with effect from the Commencement Date, title in the Rotable Inventory in Hawker's Possession shall reside with Hawker and title in the Rotable Inventory in BA's Possession shall reside with BA.

 14.2 Subject to Clauses 14.5 and 14.6, if as part of the Services Hawker is required to deliver an item of Serviceable Inventory and collect an item of Unserviceable Inventory then title in the Rotable Inventory being delivered shall pass to BA upon delivery to the requested location. Title in the Rotable Inventory being collected shall pass to Hawker upon collection. If the parties agree that BA has no immediate requirement for an item of Rotable Inventory which has been delivered by Hawker as part of an Advanced Exchange, Hawker may, collect such item and title in that item shall pass to Hawker upon collection.

 14.3 If as part of the Services Hawker is required to Repair and Return (as defined in Schedule 1) an item of Rotable Inventory, without being required to deliver a replacement, then title in that item shall remain with BA at all times.

 14.4 Hawker shall keep a record of all Rotable Inventory subject to this Agreement and in whose possession each item is and in whom the title in each Unit resides from time to time. Hawker shall permit BA upon reasonable notice to view and take copies of the record from time to time.

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14.5 Notwithstanding anything to the contrary in this Agreement, title in all
     Concorde Inventory and all A320 Landing Gear shall remain at all times with BA or the relevant third party.

14.6 Where as part of the Services the location for delivery of any item of Rotable Inventory is outside the United Kingdom, BA may and if so requested by Hawker shall in order to comply with the customs or import regulations of any country, acquire that item from Hawker prior to such delivery and arrange for the delivery (either using Hawker or a third party) at its own cost. In this case title in the item of Rotable Inventory shall pass to BA upon receipt of notification by Hawker that BA is acquiring the item pursuant to this Clause 14.6.

  15 RISK AND DAMAGE TO THE INVENTORY

     Risk of loss or damage to an item of inventory shall be borne by the party in Possession of that item at the time the loss or damage occurred. Without limiting the generality of the foregoing Hawker shall be responsible for Concorde Inventory, A320 Landing Gear and any other Landing Gear, Flap Tracks and Flap Carriages (and associated components) owned by BA which BA requests Hawker to maintain in its Possession and shall maintain in force appropriate insurance over such Rotable Inventory.

  16 THIRD PARTY SERVICES

     Hawker is entitled to provide services equivalent or similar to the Services to third parties and undertakes to do so only on the terms that such services shall not adversely affect the provision of the Services to BA.

  17 PARTIES' REPRESENTATIVES

17.1 BA shall from time to time notify Hawker of the identity of the persons nominated as the BA Representative. The BA Representative shall be the principal point of contact for Hawker in respect of the provision of the Services.

17.2 Hawker shall from time to time notify BA of the identity of the person nominated as the Hawker Representative. The Hawker Representative shall be the principal point of contact for BA in respect of the provision of the Services.

17.3 The BA and Hawker Representatives may from time to time by written notice to their counterpart at Hawker or BA (as appropriate) delegate all or any part of their responsibilities in connection with this Agreement to an alternate.

17.4 The BA Representative and Hawker Representative shall have day to day responsibility for the implementation and provision of the Services which they shall manage and administer by meeting and otherwise communicating with each other as often as may reasonably be necessary, keeping minutes of such meeting or communications wherever appropriate.

17.5 The BA Representative and the Hawker Representative are each authorised representatives of BA and Hawker respectively and are each empowered to act on behalf of them in connection with the provision of Services to BA under this Agreement, except in respect of matters which are expressly reserved to any other person or group of persons. Any notice, information, instruction or other communication given or made to either of them is deemed to have been given or made to BA or Hawker as the case may be.

  18 SECURITY

18.1 AIRSIDE PASSES

     18.1.1  Hawker shall ensure that:

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             (i)    all Airside Passes held by Existing Employees in the name
                    of BA are terminated and re-issued in Hawker's name as appropriate within three months after Commencement Date; and

             (ii) all Employees are issued with Airside Passes, in the name of Hawker to the extent necessary to enable the Employees to carry out the Services. Hawker will use its best endeavours to supply the relevant airport authorities promptly with all information which they request to enable them to issue the Airside Passes, and BA shall give Hawker such co-operation as is reasonably necessary to enable Hawker to fulfil these obligations.

     18.1.2 Hawker shall procure that all Employees shall be required to and shall comply with all terms and conditions in force from time to time applicable to the holders of Airside Passes.

18.2 BA PASSES

     18.2.1 All Employees who require access to BA Property for the purpose of providing the Services must hold a BA pass and must comply with all terms and conditions in force from time to time applicable to the holders of BA Passes.

     18.2.2 BA and Hawker shall co-operate to ensure that such passes are issued promptly to all relevant Employees.

     18.2.3 BA shall be entitled to withdraw BA Passes from Employees at any time upon reasonable grounds and (except in emergencies) on reasonable notice and shall provide Hawker with written notice of such grounds within twenty four hours of any such withdrawal.

18.3 COMPUTER SECURITY

     18.3.1 During such time as there are any communications links between Hawker's computer systems or any other system used by Hawker and any of BA's computer systems, Hawker shall permit BA or its nominated representative to conduct such security audits of those systems as are necessary to ensure that any risk to the security or integrity of the software or data comprising or contained in the relevant Hawker Systems is minimised. Such security audits shall be conducted in such a way as to minimise any disruption to Hawker's business within normal business hours and on reasonable notice no more than twice in any year, save that a breach of computer security has occurred as a result of the activities of Hawker or any of its employees or the connections with its systems.

     18.3.2 For the avoidance of doubt, in conducting the audit reviews provided for in Schedule 7, BA and its designated auditors and other agents shall be given such reasonable access to the Hawker's computer systems and any other relevant computer system used by Hawker in connection with the provision of the Services as is reasonably necessary to enable BA to satisfy itself that the Accounting Records reflect a true and accurate picture of the conduct of and charges for the Services.BA Security Regulations.

     18.3.3 Hawker shall ensure that all Employees, agents or sub-contractors who are required to enter or leave any BA Property are aware that BA or persons authorised on BA's behalf may challenge persons who do not visibly display any proof of identity or who behave suspiciously and may stop and search any person, their vehicle and any articles they may be carrying with them to ascertain whether they are carrying unauthorised items.

     18.3.4 In the event that any Employee involved in the performance of the Services:

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                                      17

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             (i)    is convicted of any offence involving drugs, violence,
                    dishonesty or smuggling goods through customs; or

             (ii) is reasonably suspected by BA or Hawker of being involved in any such offence or in any form of dishonesty or in taking drugs; or

             (iii) is reasonably suspected by BA or Hawker to be a person who might enable or allow others to commit any such offence or any acts of dishonesty or taking drugs; or

             (iv) causes, or BA or Hawker reasonably believes might cause Loss or damage to BA or to its reputation; or

             (v)    fails to submit to a BA security search; or

             (vi) breaches BA's security procedures or security regulations or any generally applicable rules or procedures in force at BA Property of which Hawker has notice from time to time.

             BA may request that any such person be removed from the performance of the Services and Hawker shall remove the person and replace him as necessary.

     18.3.5 BA and Hawker shall use their best endeavours to minimise any disruption or adverse effect on the Services resulting from the removal or replacement of any person performing the Services pursuant to Clause 18.4.2. For the avoidance of doubt, the removal or replacement of any person pursuant to Clause
             18.4.2 shall not affect the obligation on Hawker to continue to provide the Services in accordance with the Service Level Agreement.

     18.3.6 The parties shall consult together regularly about the nature and level of their security arrangements and policies aimed at reducing losses arising from dishonesty or misconduct.

18.4 SECURITY AUDITS

     Hawker shall give BA access to its premises and its computer systems at reasonable times and on reasonable written notice for the purposes of auditing, inspecting or reviewing Hawker's security arrangements, records and documents, and confirming that the security measures taken by Hawker in order to comply with this Clause 18 are fully adequate. BA shall have the right to conduct such audit or inspection at least once per year and more frequently where BA has reasonable belief that such audit or inspection is necessary.

  19 INTELLECTUAL PROPERTY

19.1 BA hereby grants to Hawker, its agents and sub-contractors appointed pursuant to Clause 33 a non-exclusive, non-assignable, royalty-free licence to use the Licensed Intellectual Property provided that Hawker shall, and shall ensure that its agents and sub-contractors shall, only use the Licensed Intellectual Property in connection with the provision of the Services, and any Third Party Services which be provided by Hawker pursuant to Clause 16, and as permitted by this Agreement.

19.2 To the extent that any of the Licensed Intellectual Property includes copyright works and/or designs, and pursuant to the licence granted in Clause 19.1 above, BA also grants a non-exclusive royalty-free licence to copy, reproduce and adapt such copyright and design material and to use the copyright works and designs in reports, instruction manuals and the like solely for the purpose of providing the Services and any Third Party Services which BA has agreed or may from time to time be provided by Hawker pursuant to Clause 16.

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19.3 Hawker shall disclose to BA all Improvements which it puts into practice in the provision of the Services to BA. BA shall have the perpetual non-exclusive right to use and sub-license without payment any Improvements disclosed to it pursuant to this Clause 19.43 and such right shall survive termination of this Agreement for any reason in respect of Improvements developed or invented during the term of this Agreement.

19.4 Hawker shall promptly notify BA of any material unauthorised use of the Licensed Intellectual Property of which it becomes aware during the term of this Agreement. BA shall have the exclusive right to take and conduct whatever action it deems appropriate in its absolute discretion to prevent such unauthorised use and Hawker shall give BA such assistance as it may reasonably require (such as the provision of witnesses or documents) in taking such action subject to the payment by BA of Hawker's reasonable expenses in the provision of such assistance.

  20 INFORMATION SYSTEMS

20.1 Hawker shall from the Commencement Date and throughout the term of this Agreement, implement and use computer systems for use in the Business in substitution for the existing computer systems (except the BA System).

20.2 The Hawker Systems shall provide comprehensive management information to support the provision of the Services and will have at least the functionality of the existing computer systems based on the description of BA's systems in the Confidential Information Memorandum.

20.3 BA shall procure that the BA System will be available for access by Hawker to the extent reasonably necessary to allow Hawker to provide the Services to BA subject to security measures put in place by BA from time to time.

20.4 Hawker shall access the BA System solely in connection with the provision of Services to BA and for no other purpose.

20.5 Hawker shall not be liable for breach of any of its obligations under this Agreement to the extent that such breach arises as a result of any failure of the BA System which is not caused by Hawker or as a result of BA failing to make the BA System available for Hawker to access in connection with the Services (but only to the extent that it was available to the existing Business prior to the Commencement Date).

20.6 Hawker shall by the Commencement Date have in place via an external telecommunications link an e-mail system which will enable the parties to correspond electronically. The implementation and maintenance of such telecommunications link will be the responsibility and at the cost of Hawker.

20.7 Hawker shall allow BA access to the Hawker Systems at all reasonable times save in case of emergency in order to report accidents, breakdowns and faults, track the status of each item of Rotable Inventory through the workshops, ascertain the overall status of all Rotable Inventory and compare these with operational requirements and check the accuracy of the reports provided by Hawker under Clause 9.1.

20.8 Hawker will ensure that there will be no disruption or delay in the provision of the Services in accordance with the Service Levels as a result of the Hawker Systems being affected by the change of date on its computers, on and from, 1 January 2000, including accepting date input, providing date output and performing calculations on dates or particulars of dates.

20.9 Hawker shall not and shall ensure that no Employee, agent or sub-contractor shall gain or attempt to gain access to or interfere with any BA network, data, computer systems or software of BA in respect of which it has not been given specific written authority from BA to access.

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                                      19

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  21 TERMINATION

21.1 Either party may terminate this Agreement in whole (but not in part) with immediate effect by notice in writing to the other party if the other is unable to pay its debts or enters into liquidation (except for the purposes of a solvent amalgamation or re-construction on terms previously approved in writing by the other party) or makes an arrangement with its creditors or becomes subject to an administration order or a receiver or administrative receiver is appointed over all or any of its assets or it takes or suffers to be taken any similar action in consequence of a debt or ceases or threatens to cease trading or is dissolved or any equivalent procedure in any other jurisdiction occurs.

21.2 BA or Hawker may terminate this Agreement (either in it's entirety or by reference to one or more specific aircraft types to which the default relates) with immediate effect by notice in writing to the other if:

     21.2.1 the other commits a material breach of this Agreement which is not remedied within 30 days of written notice of the breach from the first party;

     21.2.2 the other commits a series of three or more similar unremedied breaches within a rolling period of three months which together amount to a material breach and which are not remedied within 30 days of written notice from the other requiring remedy of such breaches (which shall be fairly described therein) or the other reasonably considers that the breaches are not capable of remedy within 30 days. The other shall be entitled within 10 Business Days of the receipt of such notice to refer to Expert's Decision pursuant to Clause 26 the question of whether or not the series of breaches referred to in the notice reasonably together amount to a material breach of this Agreement.

21.3 BA may terminate this Agreement (either in it's entirety or by reference to one or more specific aircraft types to which the default relates) with immediate effect by notice in writing to the other if:

     21.3.1 from the date of service by BA on Hawker of written notice in the event that Hawker has failed during any period of 3 months to provide the Services in accordance with the requirements of the Service Level Agreement in excess of 10% of occasions in any 3 month period;

     21.3.2 it becomes clear for any reason that Hawker will be unable to continue to supply the Services including, without limitation, loss of CAA/JAA/FAA certification; or

     21.3.3 at BA's reasonable discretion, upon a change of 51% of ownership of the capital stock of Hawker or the Guarantor (as defined within Section 840 of the Income and Corporation Taxes Act 1988)

21.4 Either party shall be entitled to utilise the Dispute Resolution Procedure to challenge any termination.

21.5 If the term of this Agreement is not extended pursuant to Clause 2.2, it shall terminate automatically on the seventh anniversary of the Commencement Date. If the term of this Agreement is extended pursuant to Clause 2.2 it shall terminate automatically at the end of the period to which it is extended pursuant to Clause 2.2.

21.6 If BA has the right to terminate this Agreement, (in whole or in part)
     BA may, as an alternative to termination, and at its complete discretion, either;

     21.6.1 suspend the Agreement (in whole or by reference to specific aircraft types(s)) for a period of up to 3 months while Hawker tries to improve the quality of the Services to the correct level. During any such period of suspension BA shall not be liable to pay

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             Monthly Charges to Hawker (in respect, where the Agreement is suspended by reference to specific aircraft types(s), to those aircraft types) and Hawker shall pay to BA any additional costs incurred by BA in obtaining the relevant Services from third parties; or

     21.6.2 require Hawker to utilise such resources or to do or omit from doing anything stipulated by BA which is required to raise the quality and performance of the Services to the levels stipulated or as are otherwise acceptable to BA.

  22 CONSEQUENCES OF TERMINATION

22.1 Termination of this Agreement for whatever reason shall not affect the rights of either party which have accrued due on or prior to termination including the right to claim damages or be indemnified as a result of a breach of this Agreement.

22.2 The provisions of Clauses 22, 25, 26, 27, 28 and 30 shall survive the termination of this Agreement.

22.3 Immediately upon termination of this Agreement Hawker shall deliver up to BA or at BA's option, destroy all BA Confidential Information (as defined in Clause 30.1) then in the possession or control of Hawker, the Guarantor or any member of the Guarantor's group of companies, and in the case of destruction, shall certify in writing that this has taken place.

22.4 If this Agreement is terminated for any reason, BA may, exercisable by notice in writing to Hawker on or before termination, require Hawker to:

     22.4.1 continue to provide the Services on the terms and conditions of this Agreement until;

             (i) BA notifies Hawker by not less than 30 days notice in writing to expire not later than 18 months after termination that it no longer requires the provision of the Services;

             (ii) BA notifies Hawker by not less than 30 days notice in writing that it wishes to exercise the option set out Sub-clause 22.4.2 below; or

             (iii)   the expiration of 18 months from the date of termination;
                     or

     22.4.2 for a period of 18 months after the date of termination, make available to BA, or a third party nominated by BA, at the then current market value for the leasing of Inventory, such Inventory (whether Serviceable or Unserviceable) as contained in the Schedule of Requirements (and for this purpose the provisions of paragraph 2.7 of Schedule 1 shall continue to apply).

     22.4.3 provide to BA (or to any contractor or contractors nominated by BA) such information as is reasonably required by BA relevant to the potential employment liabilities of BA or any new contractor arising under the Transfer Regulations including but not limited to information on the following:

                     (a) the names of the Existing Employees who are then employed by Hawker, their salaries and other conditions of employment, ages and length of service;

                     (b) the method of organisation of the relevant Existing Employees and documentary evidence relating to such organisation; and

                     (c) the proposals for consultation with affected Existing Employees; and

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     22.4.4  provide to BA (subject to the provisions of any applicable confidentiality obligations) such information as BA may reasonably request about any sub-contractors involved in providing any Services that are to be terminated and to enter into novation agreements with such sub-contractors and BA or a third party nominated by BA.

22.5 Hawker shall provide full cooperation with the intent that the Services continue to be supplied in compliance with the Service Levels and the terms of this Agreement to BA during the Notice Period and, subject to appropriate security and confidentiality arrangements, shall allow BA representatives to be involved in the running of the existing Business during the Notice Period.

22.6 BA may, upon giving Hawker notice of termination in any of the circumstances described in Clause 21, or within 20 Business Days after receiving notice of termination from Hawker in any such circumstances, notify Hawker that the Notice Period in relation to any or all of the Services being terminated shall be longer than that specified in the relevant provision of Clause 21, such extension to be for the length of time that BA and Hawker may agree in any particular case, provided that if BA and Hawker fail to agree the length of the extension in any case then the Notice Period shall be the period specified by BA up to a maximum of six months.

22.7 The licences of Intellectual Property granted under Clause 19 shall terminate in relation to any intellectual Property of BA which is not required by Hawker to provide Services to BA or continuing Third Party Services following termination of this Agreement.

  23 REPRESENTATIONS AND WARRANTIES

23.1 Each party warrants, represents and undertakes to the other that:

     23.1.1 it has full power and authority to execute, deliver and perform its obligations under this Agreement;

     23.1.2 there are no existing agreements or arrangements with third parties the terms of which prevent it from entering into this Agreement or would materially impede the performance by it of its obligations under this Agreement;

     23.1.3 it is not and nor is any of its directors a party to any litigation, proceedings or disputes which will have a material adverse affect its ability to perform its obligations under this Agreement.

23.2 Hawker warrants, represents and undertakes to BA that all Rotable Inventory provided by Hawker as Serviceable Inventory will comply with all relevant regulations and standards including CAA/JAA/FAA requirements and safety standards.

23.3 Subject to Clause 23.6, Hawker warrants the workmanship of any Services and any materials provided in respect of a particular item of Rotable Inventory for each Aircraft for the duration set out in Part 3 of
     Schedule 2 (unless Hawker has the benefit of any greater duration of warranty from the relevant OEM in respect of any part, in which case such greater duration). Upon failure of the item of Rotable Inventory due to such workmanship or materials Hawker shall undertake the relevant action stipulated in paragraph 2.1 of the SLA, the costs of which shall be borne as stipulated in paragraph 2.1 of the SLA.

23.4 If an item of Rotable Inventory, or part thereof, in the possession of BA which is not covered in the warranty referred to in Clause 23.3 fails Hawker shall undertake the relevant action stipulated in paragraph 2.2 of the SLA, the costs of which shall be borne as stipulated in paragraph 2.2 of the SLA.

23.5 For the avoidance of doubt, Hawker does not warrant the workmanship or materials of any item of inventory fitted to an Aircraft as at the Commencement Date until title in such item passes to

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     Hawker pursuant to this Agreement. In addition, if any item of Inventory has a mandatory life duration or time between Overhauls set by any Regulatory Authority, OEM or BA, the warranty provided by Hawker pursuant to Clause 23.3 shall be limited to the duration of such life or time between Overhauls.

23.6 Notwithstanding any other provision of this Agreement, under no circumstances shall Hawker be liable for any consequential losses or damages.

  24 INDEMNITIES

24.1 Subject to Clauses 23.6 and 24.2, Hawker is liable for and will indemnify BA from and against all losses arising out of or in connection with;

     24.1.1  a material breach by Hawker of clauses 18.1, 18.3, 18.4, 20.8,
             20.9 and 28;

     24.1.2 any item of Rotable Inventory failing to comply with all relevant regulations and standards including CAA/JAA/FAA requirements and safety standards as required by Clause 3;

     24.1.3 the willful misconduct or grossly negligent acts or omissions of Hawker, its agents, Employees or contractors in connection with this Agreement; or

     24.1.4 claims that BA has infringed any Intellectual Property rights of a third party as a result of the acts or omissions of Hawker, its agents, Employees or contractors in providing the Services under this Agreement.

24.2 Hawkers' liability and indemnities arising under this Clause 24 do not affect any other rights which BA may have against Hawker under this Agreement.

  25 DISPUTE RESOLUTION PROCEDURE

25.1 Any question or difference which may arise concerning the construction, meaning or effect of this Agreement and any dispute arising out of or in connection with this Agreement shall in the first instance be considered internally by an appropriate officer who, in the case of BA, shall be the General Manager Aircraft Maintenance Purchasing and, in the case of Hawker, shall be the Managing Director. If the appropriate officers are unable to resolve the matter within 30 days it may be referred for decision by an Expert or by arbitration as the parties shall agree. Expert's Decision pursuant to Clause 26 shall be used if the dispute arises out of Clauses 3.1.3, 3.1.4, 3.3, 5.20 and 23.2 and arbitration pursuant to Clause 27 if arising as a result of any other reason.

25.2 Subject to the terms of this Agreement, while the Dispute Resolution Procedure is being followed, both BA and Hawker shall be obliged to fulfil in full their respective obligations under this Agreement. In particular, but without limitation, Hawker shall continue to supply the Services to BA in accordance with this Agreement and BA shall pay all amounts owing to Hawker under this Agreement (other than any amount the subject of the Dispute Resolution Procedure).

  26 EXPERT'S DECISION

26.1 Any matter or dispute to be determined by Expert's Decision shall be referred for determination to the President of the Royal Aeronautical Society and the person to which BA or Hawker may apply in the absence of agreement shall be the then President of the Royal Aeronautical Society;

26.2 BA and Hawker agree:

     26.2.1 to supply the Expert with the assistance, documents and information he requires for the purposes of his determination; and

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     26.2.2  that in all cases the terms of appointment of the Expert shall include a requirement on the Expert to give his determination within 15 Business Days or such other period as may be agreed, to hold professional indemnity insurance both at the time of his appointment and for 3 years following the date of his determination, and to establish his own reasonable procedures to enable him to give his determination.

26.3 Any decision by the Expert (an "EXPERT'S DECISION") shall be final and binding on the parties in the absence of negligence, manifest error or bad faith. The Expert shall act as an expert and not an arbitrator; the Expert's Decision shall not be a quasi-judicial procedure. Save as provided elsewhere in this Agreement, each party shall bear its own costs and the costs of the Experts shall be borne equally between the parties.

  27 ARBITRATION

     Any matter referred to arbitration pursuant to Clause 25 shall be referred to and finally resolved by arbitration in London by a single arbitrator to be appointed by agreement between BA and Hawker or, if such agreement is not reached within 10 Business Days of the date on which the name of a proposed arbitrator shall have been submitted by either BA or Hawker for the purpose of the reference, to be appointed by the President or in his absence the Vice-President for the time being of The Law Society of England and Wales. The arbitration shall be conducted pursuant to the Rules of the London Court of International Arbitration which apply at the date of the dispute, save if and to the extent that they are inconsistent with any provision of this Agreement. Save as provided elsewhere in this Agreement, each party shall bear its own costs and the costs of the arbitrator shall be borne equally between the parties. The arbitrator's award shall be final and binding on the parties and may be entered as a judgment by the successful party at the English High Court.

  28 INSURANCE

28.1 BA and Hawker will maintain adequate insurance in respect of loss or of damage to the inventory from time to time whilst it is in their Possession.

28.2 BA and Hawker will be responsible for the administration of insurance claims made under their respective policies and will provide the other with any information necessary to do so. Hawker will be responsible for ensuring that all Rotable Inventory repairs approved following or during an insurance claim are carried out without delay.

28.3 Hawker will maintain insurance in respect of:

     28.3.1 general third party, public and product legal liability insurance for risks arising out of or in connection with this Agreement for US$500 million (or such higher or lower amount as BA and Hawker may from time to time agree) for any one accident and/or occurrence (and in the aggregate in respect of product liability); and

     28.3.2 any other insurance policy providing third party cover required by any relevant airport operator or other regulatory authority, to the extent required by such operator or authority.

28.4 Hawker will upon request provide BA with suitable evidence of all insurance policies and will notify BA immediately of any cancellation, material alteration or non payment of premiums.

  29 FORCE MAJEURE

29.1 For the purposes of this Agreement, a Force Majeure Event in relation to BA or Hawker means acts of God, riots, war, terrorist activities, strikes, lock-outs or other industrial disputes (except

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                                      24
     strikes, lock-outs or other industrial disputes solely in relation to its own employees, agents or sub-contractors), epidemics, governmental restraints, act of legislature and a directive or requirement of a competent authority governing BA or Hawker, as the case may be, beyond the reasonable control of (and not reasonably foreseen and planned for by) the party liable to effect performance, and provided that neither lack of funds nor manpower nor default or misconduct by any third party employed or engaged as an independent contractor by BA or Hawker, as the case may be, shall be interpreted as a cause beyond the reasonable control of that party.

29.2 Neither BA nor Hawker shall be liable for failure to perform, or delay in performing, any of its obligations under this Agreement in so far (but only insofar) as the performance of such obligations is prevented by a Force Majeure Event in relation to it.

29.3 BA or Hawker, as the case may be, shall notify the other of the occurrence of such a Force Majeure Event in relation to it and shall use all reasonable endeavours to continue to perform its obligations hereunder for the duration of such Force Majeure Event. In the event that a Force Majeure Event prevents BA or Hawker, as the case may be, from performing some only, but not all, of its obligations hereunder, BA or Hawker, as the case may be, shall not be relieved from the performance of such of its obligations hereunder as are not affected by such Force Majeure Event.

29.4 If any such Force Majeure Event prevents a party from performing all its obligations hereunder for a period of more than 3 months, the other party may terminate this Agreement by notice in writing. In the event that a Force Majeure Event prevents Hawker from performing all its obligations hereunder with respect to any one or more Aircraft, but not all Aircraft, for a period of more than 3 months, BA may in addition, and without prejudice to its rights pursuant to the preceding sentence, terminate this Agreement by notice in writing to Hawker only in relation to those Aircraft affected by such Force Majeure Event.

29.5 If any such Force Majeure Event prevents Hawker from performing its obligations hereunder for a period of more than 24 hours, BA may serve a notice on Hawker suspending this Agreement in respect of those obligations affected or, if such obligations are incapable of being separately contracted for by BA, in whole until Hawker notifies BA that the Force Majeure Event has ended and BA may during such suspension arrange for such part of the Services as are specified in the notice to be carried out by its own employees or any other person.

29.6 BA shall not be required to pay the Monthly Charges whilst, and to the extent that, the provision of the Services is affected by a Force Majeure event.

  30 CONFIDENTIALITY

30.1 Subject to Clause 30.2, each party undertakes to, and to procure that its employees, agents and contractors, treat as confidential:

     30.1.1 any and all information obtained from either of the other parties which by its nature should be treated as confidential or is marked as such which may come into its possession or into the possession of any of its employees, agents or contractors, as a result of or in connection with this Agreement; and

     30.1.2 any and all information which has been or which may be derived or obtained from any such information described in Clause 30.1.1 (together the "Confidential Information").

30.2 The provisions of Clause 30.1 do not apply to any Confidential Information which the receiving party proves:

     30.2.1 is in or enters into the public domain other than by breach of Clause 30.1;

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                                      25

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     30.2.2  has been obtained from a third party who is lawfully authorised to disclose such information to the receiving party; or

     30.2.3 is required to be disclosed by law, by any rule, regulation or request of a competent regulatory authority or any stock or securities exchange on which the securities of the receiving party are listed, quoted or dealt in or by order of a court of competent jurisdiction or pursuant to a formal or informal request of a tax authority, provided always that:

     30.2.4 the onus shall be on the disclosing party to prove through the use of documentary evidence that the information was in or has entered the public domain otherwise than through unauthorised disclosure by the disclosing party or is required to be disclosed; and

     30.2.5 if either party is required to make a disclosure in accordance with Clause 30.2.3, that party will, if it is not so prohibited, provide the other with prompt notice of any such requirement or request to disclose any such confidential information so that it may seek an appropriate order. The disclosing party will provide the other with all reasonable assistance in any action taken by that party to obtain an appropriate order including an order providing that the information does not have to be disclosed, an appropriate protection order or other reliable assurance that confidential treatment will be accorded the information that the disclosing party is required to disclose.

30.3 Independently of the foregoing provisions of this Clause 30, BA shall not use or disclose any information obtained by BA in carrying out any audit of Hawker pursuant to this Agreement for any purpose other than the relevant audit and any follow-up report or discussions relating to it.

  31 PARENT COMPANY GUARANTEE

31.1 In part consideration of BA entering into this Agreement at the request of the Guarantor and in consideration of the sum of L1 (receipt of which is hereby acknowledged) the Guarantor hereby unconditionally and irrevocably guarantees the full, prompt and complete performance and observance by Hawker of all its obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement and any document entered into pursuant to the terms of this Agreement (the "Guaranteed Obligations") which are stated to be binding on Hawker including, without limitation, the due and punctual payment of all sums now or subsequently payable by Hawker hereunder when the same shall become due and the Guarantor undertakes with BA to indemnify BA against all losses which BA may suffer through or arising from any breach by Hawker. If and whenever Hawker defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on BA as it would have received if the Guaranteed Obligations had been duly performed and satisfied by Hawker.

31.2 The guarantee contained in Clause 31.1 is a continuing guarantee and shall remain in force until all the Guaranteed Obligations have been fully performed and all sums payable by Hawker have been fully paid.
     This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which BA may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.

31.3 The obligations of the Guarantor shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from his

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                                      26
     obligations or affect such obligations, including without limitation and whether or not known to the Guarantor:

     31.3.1 any time, indulgence, neglect, delay, waiver or consent at any time given to Hawker or any other person;

     31.3.2 any compromise or release of or absentation from perfecting or enforcing any right or remedies against Hawker or any other person;

     31.3.3 any legal limitation, liability, disability, incapacity or other circumstances relating to Hawker or any other person or any amendment to or variation of the terms of the Guaranteed Obligations;

     31.3.4 any irregularity, unenforceability or invalidity of any obligations of Hawker under this Agreement, or the dissolution, amalgamation, reconstruction or insolvency of Hawker,

     and shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof.

  32 WHOLE AGREEMENT

32.1 This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement and, together with the Sale of Business Agreement, the Related Agreements (as defined in the Sale of Business Agreement) and the documents in the agreed terms, contains the whole agreement between the parties relating to the subject matter of this Agreement at the Commencement Date to the exclusion of any terms implied by law which are not otherwise excluded by this Agreement and which may be excluded by contract. Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not previously incorporated into it.

32.2 Subject to the specific limitations set out in this Agreement, no remedy conferred by any provision of this Agreement is intended to be exclusive of any other remedy except as expressly provided in this Agreement and each and every remedy shall be cumulative and shall be in addition to every other remedy given thereunder or existing at law, in equity, by statute or otherwise.

  33 ASSIGNMENT, NOVATION, SUB-CONTRACTING AND OUTSOURCING

33.1 Subject to Clause 33.2 neither BA nor Hawker shall be entitled to nor shall assign the benefit or obligations under this Agreement in whole or in part without the other's prior written consent.

33.2 BA shall be entitled to assign the benefit of or novate this Agreement at any time and from time to time in whole or in part, to any other member of the BA Group.

33.3 Hawker shall not be permitted to enter into sub-contracting arrangements in respect of any of its obligations pursuant to Clause 3 without the prior written consent of BA such consent not to be unreasonably withheld or delayed. Hawker shall be responsible for acts, omissions and neglects of its sub-contractors as if they were its own acts, omissions or neglects and its obligations under this Agreement and Hawker's liability to BA shall not be in any way affected or reduced as a consequence of any sub-contract into which it enters.

  34 WAIVER

     No failure of any party to exercise, and no delay by exercising, any right, power or remedy in connection with this Agreement (each being a Right) will operate as a waiver thereof, nor will any

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                                      27
     single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

  35 FURTHER ASSURANCE

     At any time after the date of this Agreement each party shall, and shall use its best endeavours to procure that any necessary third party shall, at the cost of that party execute such documents and do such acts or things as the other party may reasonably require for the purpose of giving to the other party the full benefit of this Agreement.

  36 PARTNERSHIP/AGENCY

36.1 Nothing in this Agreement shall be construed as constituting a partnership between BA and Hawker or, except as otherwise expressly agreed between the parties, as constituting either BA or Hawker as the agent of the other. Otherwise than as expressly provided herein, neither BA nor Hawker has the authority to act or incur obligations on behalf of the other and neither BA nor Hawker has any responsibility for the acts or omissions of the other. BA and Hawker shall each ensure that its employees, agents, delegates or sub-contractors do not hold themselves out as employees or agents of the other.

36.2 BA and Hawker shall not and shall ensure that their employees, agents, delegates and subcontractors do not enter or attempt or purport to enter into any contractual arrangement or agreement, or borrowing arrangement, or pledge credit on behalf of the other or any member of the other's Group.

36.3 Notwithstanding Clause 36.1 and Clause 36.2 BA and Hawker may from time to time agree in writing that the other may procure items, such as inventory, and administer warranty claims and other contractual rights of BA, on its behalf as agents when it is to the parties' mutual benefit to do so.

  37 MEDIA RELEASES

37.1 All media releases, public announcements and public disclosures by BA, Hawker or their employees or agents relating to this Agreement or its subject matter, including promotional or marketing materials, shall be co-ordinated between and approved by BA and Hawker prior to release.

37.2 The above restriction does not apply to any disclosure required by any rule, regulation or request of a competent regulatory authority or any stock or securities exchange on which the securities of BA or Hawker are listed, quoted or dealt in.

37.3 If either BA or Hawker is required to make a disclosure in accordance with Clause 37.2 it will, if it is not so prohibited, provide the other with prompt notice of any such requirement or request, to disclose any such confidential information so that the other may seek an appropriate order. The party being required to make the disclosure will provide the other with all necessary assistance in any action taken by the other to obtain an appropriate order including an order providing that the information does not have to be disclosed, an appropriate protection order or other reliable assurance that confidential treatment will be accorded the information that party is required to disclose.

  38 VALUE ADDED TAX AND INTEREST

     Where under this Agreement one party has agreed to reimburse or indemnify the other in respect of any payment made or cost incurred by the other than the first party shall also reimburse any

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                                      28

     Value Added Tax paid by the other which forms part of its payment or cost incurred to the extent that such Value Added Tax is not available for credit for the other under Sections 25 and 26 of the Value Added Tax Act 1994.

  39 TIME OF THE ESSENCE

     Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

  40 COSTS

     Each party shall bear its own legal, accountancy and other costs and expenses incurred by it in connection with the preparation and negotiation of this Agreement.

  41 NOTICES

41.1 Save where otherwise provided for in this Agreement, any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:

                    In the case of BA to:

                    British Airways Plc
                    Speedbird House
                    PO Box 10
                    Heathrow Airport (London)
                    Hounslow
                    TW6 2JA

                    Fax: 0181-562 3323

                    Attention: General Manager, Aircraft Maintenance
                    Purchasing


                    In the case of Hawker to:

                    Hawker Pacific Aerospace Limited
                    Number One
                    London Road
                    Southampton S015 2AE

                    Fax: 01703 631 835

                    Attention: The Company Secretary

                    In the case of Hawker Pacific Aerospace to:

                    Hawker Pacific Aerospace
                    11240 Sherman Way
                    Sun Valley
                    CA 91352 USA

                    Fax: 001 818 765 2416

                    Attention: Mr. David Lokken

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                                      29

41.2 Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class airmail post. If sent by courier or fax such notice or communication shall conclusively be deemed to have been given or served at the time of receipt unless the same is on a non Business Day or after 5pm on a Business Day in which event service shall be deemed to take place at 9am on the Business Day next following receipt. If sent by post such notice or communication shall conclusively be deemed to have been received two Business Days from the time of posting.

  42 SEVERANCE

     If any term or provision of this Agreement is held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

  43 COUNTERPARTS

     This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

  44 RESTRICTIVE TRADE PRACTICES

     Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make this Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to the said Act. For the purposes of this Clause 44, the expression "this Agreement" shall include any agreement forming part of the same arrangement.

  45 GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with English law.

  46 APPOINTMENT OF PROCESS AGENT

     The Guarantor hereby irrevocably appoints Paris Smith & Randall of Number 1, London Road, Southampton, Hampshire S015 2AE as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the individual parties. If such process agent ceases to act as such or to have an address in England, the Guarantor irrevocably agrees to appoint a new process agent in England acceptable to BA and to deliver to BA within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this Agreement shall affect the right to serve process in any other matter permitted by law.

     In witness whereof this Agreement has been duly executed.

     SIGNED by
               ---------------------------------
     Director, on behalf of British Airways Plc
     in the presence of:
                         ----------------------------------

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                                      30

     SIGNED by
               ---------------------------------
     Director, on behalf of Hawker Pacific Aerospace
     Limited
     in the presence of:
                         ----------------------------------






     SIGNED by
               ---------------------------------
     Director, on behalf of Hawker Pacific
     Aerospace
     in the presence of:
                         ----------------------------------









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                                      31

                                 SCHEDULE 1

                                THE SERVICES

GENERAL

  1 INTERPRETATION

1.1 In this Agreement the following terms and expressions shall, unless the context requires otherwise, have the following meanings:

    AIRCRAFT ON GROUND or AOG means a critical operational status involving the actual or likely grounding of an aircraft due to the failure or non-availability of a part governed by this Agreement and AOG Support means the provision of landing gear, flap track and flap carriage repair and overhaul services in respect of an AOG;

    ARISING means a requirement for the performance of the Services in relation to an individual event;

    COLLECTION means a collection of Unserviceable inventory from BA in accordance with paragraph 6.2 of this Schedule and Collect shall be construed accordingly;

    DELIVERY means the delivery of Serviceable inventory to the appropriate BA employee in accordance with paragraph 6.3 of this Schedule 1 and Deliver shall be construed accordingly;

    FORECAST OF REQUIREMENTS means a broad indication of BA's requirements for Serviceable Inventory for a period of 18 months from the date of the forecast;

    FTC means a Flap Track or a Flap Carriage;

    LINE REPLACEABLE UNIT or LRU means any inventory or part thereof which is replaceable on the ramp in the ordinary course of providing repair and overhaul services;

    NDT means non-destructive testing;

    OVERHAUL means in respect of an item of inventory to:

          (i) make necessary modifications to Rotable Inventory comprised in the item;

          (ii) replace as necessary Expandable Inventory comprised in the item;

          (iii) assemble all Components comprised in the item;

          (iv) test the strength, composition, durability, functionality of the item, to ensure it complies with all applicable Regulatory Requirements, BA Specifications, Service Manuals and Aircraft Maintenance Manuals or such other specifications and requirements as are agreed between the parties from time to time; and

          (v)   return all items to the condition required in the BA
                Specification;

    POSTPONEMENT means a postponement of an Arising by BA pursuant to paragraph 2.7.3 of this Schedule by more than 6 months from the date originally scheduled;

    PROCESSING means the processing of Serviceable Inventory in accordance with paragraph 6.1 of this Schedule 1 in preparation for Delivery to BA and Process shall be construed accordingly;

    REPAIR AND RETURN means the Collection, Overhaul, Processing and Delivery of an item of inventory not owned by Hawker without replacing that item with an item of Serviceable Inventory;

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

    SUB-CONTRACT ADVICE NOTE or SCAN means a note which details the nature of the Overhaul to be undertaken by Hawker and the time by which it is to be completed;

    SCHEDULE OF REQUIREMENTS means a detailed schedule of Arisings in respect of each Aircraft for a period of 26 weeks from the date of the schedule;

    SERVICEABLE means in respect of any item, that it is in accordance with the BA Specification and ready for fitment to an aircraft;

    STRUCTURAL LANDING GEAR PARTS means any Landing Gear parts but excluding
    LRUs:

    TRT or TURNAROUND TIME means the time between the Collection of an item of Unserviceable Inventory and the Delivery of that item as Serviceable Inventory (for the avoidance of doubt, TRT shall commence 3 days after notification by BA of the availability of the item or upon Collection, whichever occurs first, with the exception of Other Services, in which case TRT will commence on delivery to Hawker);

    UNSCHEDULED OVERHAUL has the meaning given to it in paragraph 2.8 of this Schedule;

    UNSERVICEABLE means, in respect of any item, that it is not Serviceable and to which there has been no WIP attributable; and

    WEEKLY MEETINGS means the weekly meetings to take place pursuant to paragraph 2.1 of this Schedule.

 A  OVERHAUL SERVICES

 2  MANAGEMENT OF CONTRACTS

    WEEKLY MEETING

2.1 From the Commencement Date a weekly management meeting will take place between the BA Representative and the Hawker Representative.

2.2 At each Weekly Meeting:-

    2.2.1  BA will provide Hawker;

           (i) a Schedule of Requirements in accordance with paragraphs 2.6 to 2.9 of this Schedule including any changes to the Schedule of Requirements agreed in accordance with the procedures set out in paragraph 2.7;

           (ii)  dates of the Arisings;

           (iii) delivery location of Arisings;

           (iv) whether each Arising is to be supplied by means of an Advanced Exchange or Repair and Return; and

           (v)   Unscheduled Overhauls.

    2.2.2 Hawker shall provide to BA in writing in the agreed terms a draft workshop schedule which will detail the availability of Rotable Inventory up to and including 26 weeks from the date of the Weekly Meeting;

    2.2.3 once included within the Schedule of Requirements, Arisings can only be moved in accordance with the procedure set out in paragraph 2.7;

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

    2.2.4 the Schedule of Requirements will, when agreed, bear the signatures of the BA Representative and Hawker Representative and shall be binding on both BA and Hawker and shall be updated weekly in accordance with paragraph 2.7;

    and the parties shall discuss any other matters affecting the day to day provision of the Services.

    MONTHLY MANAGEMENT MEETING

2.3 From the Commencement Date a monthly meeting is to take place at which the BA Representative shall provide to Hawker in writing in the agreed terms an 18 month Forecast of Requirements when available. The Forecast of Requirements is intended to be indicative only and not contractually binding. The parties shall also undertake a review of:-

    2.3.1  Hawker's operational performance

    2.3.2  price performance of the contract

    2.3.3  warranty and indemnity claims

    2.3.4  new business opportunities

    2.3.5  changes to specification/contract

    2.3.6  availability of Rotable Inventory

    and discuss any other matters relating to Hawker's and BA's performance under and compliance with this Agreement.

    COMMITMENT BY HAWKER

2.4 Hawker commits to Processing and Delivery (in accordance with the terms of this Agreement) of 100% of the Arisings listed in the Schedule of Requirements.

2.5 Hawker shall also accommodate any Unscheduled Overhaul (pursuant to paragraph 3.5 of this Schedule).

    THE SCHEDULE OF REQUIREMENTS - CHANGES

2.6 The Schedule of Requirements will be updated weekly.

2.7 Arisings may be varied by BA at no additional cost in accordance with the following conditions:

    2.7.1 at any time up to 12 weeks prior to the delivery date contained in the Schedule BA may bring forward any Arising by up to 35 days from that originally scheduled;

    2.7.2 at any time up to the delivery date (as may have been amended pursuant to paragraph 2.7.1 above) BA may bring forward any Arising by and up to a further 21 days:

    2.7.3 subject to the paragraph immediately below BA may at any time up to the delivery date (as may have been amended pursuant to paragraphs 2.7.1 or 2.7.2 above) postpone any Arising by up to six months from the date the Arising first appeared in the Schedule of Requirements;

    BA shall have the right in respect of individual Landing Gears, to require 12 Postponements in any 12 month period and, in respect of individual Flap Track and individual Flap Carriages require up to 16 Postponements in any 12 month period at no extra cost.

2.8 Any Arisings:

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

     2.8.1 not included in the Schedule of Requirements will be classed as an "Unscheduled Overhaul" (see paragraph 3.5 below) and delivery date and time will be subject to mutual agreement. In the event that the Arising can be met using existing Hawker Inventory (including the Inventory Pool) the Fixed Charges shall apply. In the event that an alternative source of Inventory is used to meet the Arising, Hawker may charge BA at the cost of acquisition with no mark-up.

     2.8.2 which cannot be matched with the Inventory Pool but which are included in the Schedule of Requirements shall be defined as "Extraordinary Arising" and the following sequence of events shall be followed:

             (i) BA and Hawker shall use reasonable endeavours to ensure that such Arising can be covered using existing Hawker Inventory in which case the Fixed Charges shall apply;

             (ii) Hawker will use reasonable endeavours to rearrange internal production schedules to accommodate the Arising using existing Hawker Inventory, which, for the avoidance of doubt, shall be charged for at Fixed Charges;

             (iii) Hawker will use best endeavours to locate an alternate source at minimum cost and will notify such cost to BA and, upon BA's acceptance of this cost, Hawker may charge BA the amount of such cost with a mark-up of 15%;

             (iv) in the absence of BA's acceptance such further action shall be subject to mutual agreement.

     2.9 The Schedule of Requirements will only be used for BA's requirements for the Overhaul of Landing Gear/ Flap Track/ Flap Carriages. Delivery dates for all other processes contained in this Service Level Agreement shall be decided by reference to the agreed TRT for each part or by mutual agreement.

       3 OVERHAUL OF LANDING GEARS, FLAP TRACKS, FLAP CARRIAGES AND ASSOCIATED PARTS

          Hawker and BA will follow the following processes in meeting the Schedule of Requirements.

     3.1  LANDING GEARS (INCLUDING STRUTS) - ADVANCED EXCHANGE

          PROCESS FOR DELIVERY OF SERVICEABLE LANDING GEAR TO BA

          - Hawker will Process the Serviceable Landing Gear prior to it leaving Hawker's premises.

          - Hawker will declare the Landing Gear Serviceable and update TIME with workshop history and life declaration in respect of all Serviceable Inventory of such Landing Gear

          - The Landing Gear will conform to the relevant BA Specification contained in Schedule 8

          - Hawker will Deliver the Serviceable Landing Gear in accordance with the dates, locations and times in the Schedule of Requirements unless notified otherwise pursuant to paragraph 2.7 of this Schedule at an earlier Weekly Meeting.

          PROCESS FOR COLLECTION OF UNSERVICEABLE LANDING GEAR

          - BA will notify Hawker that the Unserviceable Landing Gear is ready for Collection from the specified location. Notification will take place no longer than 5 days after the removal of the Unserviceable Landing Gear from the aircraft.

          - Hawker shall Collect the Unserviceable Landing Gear from the specified location within 3 days of notification by BA that the Unserviceable Landing Gear is ready for Collection.

             Collection will take place between the times of 0900 and 1600 (at the place of collection) unless otherwise agreed.

          -  Hawker will Overhaul the Unserviceable Landing Gear.

     3.2  LANDING GEARS (INCLUDING STRUTS) - REPAIR AND RETURN

          If the Schedule of Requirements specifies and Overhaul of Landing Gear by Repair and Return then the following process shall apply:

          - Hawker shall Collect the Unserviceable Landing Gear in accordance with the Schedule of Requirements and the latest return delivery date shall be calculated in accordance with the maximum TRT for each Landing Gear type as set out below.


                              747-100/200/300/400      737-200/400       Concorde
                              747-SP (nose only)
                              757
                              767-200/300ER
                              777
                              Tristar-1/50/100/500
          1st 6 months        70 DAYS                  50 DAYS           140 DAYS
          2nd 6 months        60 DAYS                  40 DAYS           128 DAYS
          Year 1+             55 DAYS                  38 DAYS           112 DAYS
          Year 2+             50 DAYS                  30 DAYS           100 DAYS


          - BA may notify Hawker of any extensions to the specified delivery date.

          -  Hawker will Overhaul the Unserviceable Landing Gear.

          - Hawker will declare the Landing Gear Serviceable and update TIME with workshop history and life declaration in respect of all serviceable parts.

          - For parts other than Assemblies (as defined in the Sale of Business Agreement) it will be the responsibility of BA to deliver the Repair and Return part to Hawker's premises.

          - Once the Landing Gear has been Overhauled, Hawker will notify the BA Representative that Overhaul is complete.

          - BA will advise a date, location and time for delivery of the Serviceable Landing Gear to BA (to take place before the latest date and time specified unless extended by BA pursuant to this paragraph 3.2) and Hawker will Deliver the Serviceable Landing Gear in accordance with such dates and time and at the locations stipulated by BA.

          - Hawker shall then Deliver the Serviceable Landing Gear during business hours to the location stipulated by BA at the relevant Weekly Meeting.

     3.3  FLAP TRACKS AND FLAP CARRIAGES - ADVANCED EXCHANGE

          If the Schedule of Requirements specifies that a Flap Track or Flap Carriage is to be Overhauled by Advanced Exchange, the following process shall apply:

          PROCESS FOR DELIVERY OF SERVICEABLE TO FTC TO BA

          - Hawker will Process the Serviceable FTC following Overhaul prior to it leaving Hawker's premises.

          - Hawker will ensure that the required FTC is Overhauled to the BA Specification unless otherwise agreed.

          - Hawker will declare the FTC Serviceable and update TIME with workshop history and life declaration in respect of Serviceable parts of such FTC.

          - Hawker will Deliver the Serviceable FTC in accordance with the dates, locations and times specified in the Schedule of Requirements as amended pursuant to paragraph 2.7 of this Schedule at an earlier Weekly Meeting.

          PROCESS FOR COLLECTION OF UNSERVICEABLE FTC

          - BA will notify Hawker that the Unserviceable FTC is ready for Collection from the specified location. Notification will take place no longer than 5 days after the removal of the Unserviceable FTC from the aircraft.

          - Hawker shall Collect the Unserviceable FTC from the specified location within 3 days of notification by BA that the Unserviceable FTC is ready for Collection. Collection will take place between the times of 0900 and 1600 unless otherwise agreed.

     3.4  FLAP TRACKS AND FLAP CARRIAGES - REPAIR AND RETURN

          If the Schedule of Requirements specifies that an FTC is to be Overhauled by Repair and Return, then the following process shall apply:

          - Hawker will Collect the Unserviceable FTC in accordance with the Schedule of Requirements.

          The latest return delivery date shall be calculated in accordance with the following maximum TRTs for each FTC type.




          FLAP TRACKS:
                             737-200/300/400       747-100/200/400
                                                   757
                                                   767
                                                   777
                                                   A320
                                                   DC10
          1st 6 months       35 DAYS               40 DAYS
          2nd 6 months       30 DAYS               36 DAYS
          1 year +           28 DAYS               32 DAYS
          2 year +           27 DAYS               30 DAYS



          FLAP CARRIAGES:
                             737-200               747-100/200/400
          1st 6 months       40 DAYS               40 DAYS
          2nd 6 months       35 DAYS               36 DAYS
          1 year +           30 DAYS               32 DAYS
          2 year +           28 DAYS               30 DAYS


     - Hawker will Overhaul the Unserviceable FTC unless otherwise agreed between the parties.

     - Hawker will declare the FTC Serviceable and update TIME with workshop history and life declaration in respect of all serviceable parts.

     - Once the FTC has been Overhauled, Hawker will notify the BA Representative that Overhaul is complete.

     - BA will advise Hawker of the dates, locations and times for Delivery of the Serviceable FTC to BA (to take place before the latest date and time specified in the above table).

     - Hawker will Deliver the Serviceable FTC in accordance with such dates and times and to the locations stipulated by BA.

     - Hawker will invoice all charges in accordance with Schedule 3 on delivery of the Serviceable Inventory to BA.

3.5  LANDING GEARS, FLAP TRACKS AND FLAP CARRIAGES - UNSCHEDULED OVERHAULS

     BA will advise Hawker of any Unscheduled Overhaul requirements as soon as they are identified. In the case where there is a requirement for an Unscheduled Overhaul, BA will advise whether this is to be completed by the Advanced Exchange or Repair & Return method of Overhaul at the Weekly Meeting.

     - If Repair & Return is required then the process in paragraphs 3.2 or 3.4 of this Schedule, as appropriate, should be followed and BA shall pay the standard pricing for the item concerned contained in
          Schedule 3.

     - If Advanced Exchange is required then provided that Hawker has sufficient inventory to service the requirement, then the process in paragraphs 3.1 or 3.3 of this Schedule, as appropriate, should be followed and BA shall pay at the prices contained in Schedule 3.

     - If Hawker does not have available inventory for the Unscheduled Overhaul, Hawker will use best endeavours to find an alternative supply for the Landing Gear/FTC required to be charged at Hawker's cost with no markup.

  B  OTHER SERVICES


  4  LRU'S, AD HOC, ON-WING AND QUARANTINE OVERHAULS

4.1  LINE REPLACEABLE UNITS (LRUs)

     The process for the overhaul of LRU's will be as follows:

     - BA will send the Unserviceable LRU to Hawker with a SCAN attached which will advise:

              (i)    the nature of the overhaul required by BA;

              (ii)   the unique SCAN number applicable to that LRU;

              (iii) the date in accordance with relevant TRTs and location of delivery of the LRU back to BA.

     - Hawker shall complete the required recertification, repair or overhaul on the LRU and Process the LRU.

     - The return delivery shall be calculated in accordance with the following TRTs:


                         (TRTs as agreed in the agreed terms)

     - Hawker will Deliver the Serviceable LRU on the date and time and to the location specified by BA on the SCAN.

     - Hawker will invoice all charges in accordance with Schedule 3 after Delivery of the overhauled LRU has been completed.

4.2       AD-HOC MACHINING, PLATING OR NDT

          PART PROCESS

          - BA may from time to time advise Hawker that any item requires machining, plating or NDT and BA shall deliver such item to Hawker. For the avoidance of doubt, if BA requests part process of a full assembly landing gear or FTC Hawker will be responsible for the collection of such inventory.

          - On Delivery to or Collection by Hawker, as the case may be, of Unserviceable Inventory, BA will provide Hawker with worksheets detailing the work which Hawker is required to complete.

          - Hawker will perform the required work to specification provided by BA at the time of Collection of the part by BA.

          - Hawker will complete the workscope and update TIME with workshop history and life declaration on Serviceable parts of the Rotable Inventory.

          - Hawker will Deliver the inventory on the date and time and to the location specified in the SCAN (unless advised otherwise).

          - Hawker will invoice all charges in accordance with Schedule 3 after Delivery.

          FULL PROCESS

          - BA will send the Unserviceable Inventory to Hawker with a SCAN attached which will advise:

                  (i)    the nature of the work required by BA;

                  (ii)   the unique SCAN number applicable to that inventory;

                  (iii) the date and location of delivery of the inventory/ back to BA.

          - The date for return of the Serviceable Inventory will be agreed at the time of Collection between Hawker and BA depending on the level of work that is required.

          - Hawker will complete the required work on the Inventory and Process the Inventory.

          - Hawker will Deliver the Serviceable Inventory on the date and time and to the location specified by BA on the SCAN unless told otherwise.

          - Hawker will invoice all charges after delivery of the Serviceable Inventory has been completed.

4.3       QUARANTINED INVENTORY

          Where BA may require Rotable Inventory to be quarantined for a period of time BA will advise Hawker of its requirements at the Weekly Meetings and the following process will be followed:

          - Hawker will provide a Serviceable Inventory to the BA Specification and Collect the Unserviceable Inventory to be quarantined on an Advanced Exchange basis.

          - In consultation with BA, Hawker will liaise with the OEM to determine what work, repair, testing or other requirements need to be carried out on the Unserviceable Inventory by

               Hawker, such work, repair or testing to be carried out by Hawker and priced at the Rates (unless otherwise agreed between the parties).

     In the event that it is necessary to quarantine a part BA and Hawker will enter into discussions to re-imburse Hawker for loss of use of Hawker's exchange asset.

4.4  ON-WING / AOG SUPPORT

     Hawker will provide at BA's request from time to time AOG Support. If BA require On-Wing/AOG Support BA will contact Hawker giving details of the location of the Aircraft and the support requirement(s).

     - Hawker shall make sufficient adequately qualified and experienced personnel (the "AOG Team") available 24 hours a day, 7 days a week to assist BA worldwide with unscheduled aircraft problems relating to the items covered by this Agreement including providing AOG Support.

     - Hawker's AOG Team will arrive at the location specified above with necessary equipment within the following performance measures:

            Heathrow Airport/Gatwick Airport    WITHIN 3 HOURS OF CALL OUT BY
                                                BA (OR ITS REPRESENTATIVE)

            Other United Kingdom and Europe     WITHIN 24 HOURS OF CALL OUT BY
                                                BA (OR ITS REPRESENTATIVE)

            Rest of the world                   WITHIN 48 HOURS OF CALL OUT BY
                                                BA (OR ITS REPRESENTATIVE)

     - If Hawker does not have the necessary part in stock, Hawker shall use best endeavours to obtain the part from an alternative source to satisfy BA's requirement.

     - Where required, Hawker will Deliver Advanced Exchange Inventory, or part thereof, in accordance with paragraph 3.5 of this Schedule, and will Collect the Unserviceable Inventory, or part thereof, from the location.

     - Where applicable, Hawker will investigate reasons why an early failure of the part had occurred and provide to BA a report within a mutually agreed time period of the Collection of the Inventory setting out its conclusions and findings.

     - After each occasion on which AOG Support is provided, Hawker and BA will undertake a joint review to establish the effectiveness of the process.

     - Hawker will ensure that any replacement item, including inventory, that is fitted to an Aircraft as part of the provision of AOG Support will have approximately the same remaining overhaul life as the defective inventory.

     - Where the replacement inventory has a lower remaining overhaul life than the removed inventory, Hawker will ensure that an appropriate replacement inventory is temporarily fitted to the Aircraft while the defective part is being Overhauled using the Repair & Return method.

     - Hawker will fit the equivalent life inventory to the Aircraft, to replace the temporary replacement at an appropriate time agreed in advance between the parties.

     - BA and Hawker shall agree the remedial action associated with any removed inventory (Repair or Overhaul) before work commences. In the event that Hawker sources inventory and/or services from any third party in support of Unscheduled Overhaul or On-Wing/AOG requirements where the removed inventory is not covered by Hawker's warranty in Clause 23 then Hawker will charge BA for the cost of such Inventory or services without additional mark-up.

     * Labour and material prices in respect of the above shall be charged at the Rates in Schedule 3. There will be no charge for the availability of the AOG Support Team. The time spent travelling to and from the location of the AOG incident shall be charged at the labour rate in Schedule 3 and reasonable incidental expenses shall be charged without any additional mark-up.

     OVERHAUL
   - Removed Inventory which requires Overhaul, shall be charged in accordance with the Overhaul pricing contained in Schedule 3.

     REPAIR
     Inventory which requires repair to return it to a Serviceable condition, shall be charged in accordance with the Rates.

 4.5 OTHER
     At BA's request, Hawker shall use its reasonable endeavours to provide overhaul services in respect of one-off Inventory Arisings for aircraft types other than the Aircraft (but excluding B777s) and BA shall pay exchange fees and overhaul charges for such services at the then current market rate.

     Hawker shall provide such other services related to the Services as BA may reasonably request from time to time.

   5 MISCELLANEOUS MATTERS

 5.1 WARRANTY ADMINISTRATION

     Hawker shall manage all warranty claims against third parties including claims for inventory and/or services (including new purchase items).
     BA shall provide Hawker with any information and assistance necessary in support of a claim.

     If a warranty claim with any third party results in a benefit (financial or otherwise) to BA then Hawker will pass on all of this benefit back to BA via a credit note or other mutually agreed process.

 5.2 MISSING PARTS
     Hawker will use reasonable endeavours to highlight any missing parts in relation to the BA Build Standard (contained in the BA Specification) to the BA Representative within 14 days of Collection by Hawker of the Unserviceable Inventory.

     BA will promptly verify such missing parts, and will promptly supply the missing part or a replacement part or give Hawker authority to supply a replacement to be charged in accordance with Schedule 3, paragraph 2.3.1.

 5.3 MISCELLANEOUS SUPPORT
     Hawker will provide the following support;

     TECHNICAL SUPPORT
     Hawker will provide to BA upon request technical support within its capability related to all parts covered by this Agreement, 24 hours per day, 365 days per year.

-------------------------------------------------------------------------------
                                      41

     SPECIAL HANGAR CHECKS
     Hawker shall provide personnel to support special hangar checks.

     SAMPLES
     Hawker shall provide technical support for any sampling programmes.

 5.4 AMENDMENTS TO BA SPECIFICATIONS
     From time to time BA will request that the BA Specification for a particular item of Inventory should be amended (and Hawker will be notified of the amendment at the Weekly Meeting in accordance with paragraph 2.1) in which case:

     * Hawker will from the date of such Weekly Meeting provide the Services in accordance with the BA Specification.

     * Hawker may Overhaul Inventory which are part way through Overhaul when notification is given to the previous BA specification.

     * Hawker shall incorporate all mandatory/non-mandatory service bulletins, modifications, Airworthiness Directives that do not impact on the prices contained in Schedule 3.

     * In the event of mandatory changes being made to build standards contained in the BA Specification, Hawker will ensure that compensation for the changes is recovered from the OEM and, where necessary, passed back to BA.

     * Once the amendment has been agreed the parties shall follow the Change Control Procedure.

   6 COLLECTION, PROCESSING AND DELIVERY

 6.1 PROCESS TO BE FOLLOWED PRIOR TO DELIVERY OF ANY SERVICEABLE INVENTORY
     TO BA
     Hawker is to declare the part Serviceable and complete the following paperwork (as applicable) before the Serviceable Inventory leaves Hawker's premises:

     *   Provide a JAR Form 1/FAA 8130-5 with all Components supplied to BA.

     *   A serviceable TIME tag, if BA agrees to such a facility.

     *   A condition report for all Unserviceable Component provided to BA.

     * Hawker shall retain a record of all work undertaken on Components provided to BA and should be able to furnish these at reasonable notice.

     * Hawker shall provide a report of all parts fitted to an Item of Inventory, including part number, serial number, CSN (cycle since new), CSO (cycle since overhaul), TSN (time since new) and TSO (time since overhaul) where appropriate.

     * Hawker shall provide a manufacturer's certificate in the event of a new part being fitted to an item of Inventory.

     * Hawker shall provide Audit paperwork and reports on life extension or accident/incident reports or specified Components.

     * Hawker shall supply a list of any missing Components from an item of Inventory by part number and description.

     *   In respect of Landing Gear only:

-------------------------------------------------------------------------------
                                      42

         * Before Delivery Hawker shall label appropriate parts with the BA/SA number. In respect of outer cylinders this label shall be positioned above the name plate. In respect of drag struts the label shall be positioned on the side of the strut in a clearly visible location. Each label shall have black lettering on a white background and shall be approximately 3/4 inch high. Once the label is attached to the cylinder or strut a clear coat of varnish shall be applied over the label.

         * Hawker shall ensure that the Landing Gear is packaged in suitable packaging in accordance with the ATA 300 packaging standard or in accordance with normal BA procedures existing after the Commencement Date.

     * Hawker will store all paperwork described above in fireproof cabinet in Hawker's facility. BA will be allowed access to this paperwork in accordance with Schedule 7.

     *   Hawker will unload all parts from the delivery vehicle.

 6.2 PROCEDURE TO BE FOLLOWED ON COLLECTION OF ANY PART

     * Hawker shall be responsible for loading the Unserviceable Inventory on to the delivery vehicle.

     * BA will package the part ready for Collection on the collection date for Advanced Exchange using, for Landing Gear and FTC, the packaging from the relevant exchange item and for Repair and Return Hawker will provide adequate packaging and if requested will provide this 3 days before collection date. If such packaging supplied by Hawker is damaged in transit, BA shall promptly advise Hawker and Hawker shall supply adequate replacement packaging 3 days before collection is to take place.

     * Hawker will sign (sight unseen and not inspected) for collection of Unserviceable Inventory by the Hawker Representative authorised to confirm collection of an item of Unserviceable Inventory as notified to BA from time to time.

 6.3 PROCEDURE FOR DELIVERY OF ANY INVENTORY TO BA PREMISES

     * Delivery shall take place between 0800 and 1700 local time or other time agreed with BA.

     * If BA deems packaging to be unsatisfactory on Delivery of the Serviceable Inventory to BA, Hawker will provide additional suitable packaging on Collection of the Unserviceable Inventory.

     * Responsibility for unloading the Serviceable Inventory from the delivery vehicle will be Hawker's. For Gatwick and Heathrow airports (and such other locations as agreed from time to time by BA and Hawker) Hawker will provide the means by which Landing Gear can be moved around the hangar.

     * Hawker will provide the BA Representative a copy of JAA Form 1 for each item of Serviceable Inventory delivered.

     * The BA representative authorised to accept delivery of an item of Serviceable Inventory as notified to Hawker from time to time will sign for Delivery of the Serviceable Inventory.

     * It shall be the responsibility of BA to provide access to BA Property and to use its reasonable endeavours to provide access to any other areas to Hawker to allow Delivery and Collection of item of Inventory in accordance with the terms of this Agreement.

-------------------------------------------------------------------------------
                                      43

   7 MISCELLANEOUS

 7.1 INVOICING PROCEDURE

     7.1.1   Invoices shall be sent to the following address:

             Purchase Ledger
             British Airways Plc
             9th Floor Technical Block C (s102)
             PO Box 10
             Heathrow (London) Airport
             Hounslow
             Middlesex TW6 2JA

     7.1.2   All invoices will contain the following information:

             (i)    BA Purchase Order Number or SCAN Numbers

             (ii)   The number of the part

             (iii)  The quantity

             (iv)   The serial number of the part

             (v)    Main pricing elements

-------------------------------------------------------------------------------
                                      44

                                  SCHEDULE 2

                           SERVICE LEVEL AGREEMENT

1  PERFORMANCE SHORTFALL

   In the event of failure by Hawker in breach of its obligations under this Agreement to deliver to the agreed delivery dates in circumstances where BA has suffered disruption or delay as result of its failure the following credits if requested by BA shall apply:


----------------------------------------------------------------------------------------
   SERVICE           SERVICE LEVELS                                     CREDITS
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
Landing Gears        Delivery of Serviceable Landing Gear in            L[****] per day
(including struts)   accordance with the Schedule of
Advanced Exchange    Requirements
----------------------------------------------------------------------------------------
Landing Gears        Delivery of Serviceable Landing Gear in            L[****] per day
(including Struts)   accordance with the maximum TRT as
Repair and Return    set out in paragraph 3.2 of Schedule 1
----------------------------------------------------------------------------------------
Flap Tracks and      Delivery of Serviceable FTC in                     L[****] per day
Flap Carriages       accordance with the the Schedule of
Advanced Exchange    Requirements
----------------------------------------------------------------------------------------
Flap Tracks and      Delivery of Serviceable FTC in                     L[****] per day
Flap Carriages       accordance with the maximum TRT set
Repair or Return     out in paragraph 3.4 of Schedule 1
----------------------------------------------------------------------------------------
Landing Gears,       As agreed between the parties as set out           L[****] per day
Flap Tracks and      in paragraph 3.5 of Schedule 1
Carriages Unscheduled
Overhauls
----------------------------------------------------------------------------------------
LRUs                 Delivery in accordance with the SCAN               L[****] per day
                     and TRT's set out in the document in the
                     agreed terms.
----------------------------------------------------------------------------------------
Ad hoc Machining,    PART PROCESS:                                      L[****] per day
Plating, or NDT and  Collection and Delivery as agreed
LRUs                 between the parties, in accordance with
                     the SCAN
----------------------------------------------------------------------------------------
                     FULL PROCESS;                                      L[****] per day
                     Delivery in accordance with the SCAN
----------------------------------------------------------------------------------------
On Wing Support/     Arrival of AOG support team as set out             L[****] per hour
Aircraft on Ground   in paragraph 4.4 of Schedule 1,
                     performance of service in accordance
                     with relevant procedure listed above.
----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                       45

  2  QUALITY LAPSE

2.1  FAILURE OF PARTS UNDER WARRANTY


     -------------------------------------------------------------------------------------------
     PART                        ACTION                              COSTS
     -------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------
     Landing Gear, FTC or        Hawker immediately provides a       If quality failure is not covered
     component resulting in      replacement part and AOG            by Hawker's warranty than
     AOG Support                 support, if requested.              follow the process in
                                                                     accordance with paragraph 3.5
                                                                     of Schedule 1.
                                                                     If quality failure is covered by
                                                                     Hawker's warranty (i) Hawker
                                                                     makes good the failure and (ii)
                                                                     [******************]
     -------------------------------------------------------------------------------------------
     Quality lapse in LRU/       Hawker immediately replaces         If quality failure is covered by
     Process Part/Ad Hoc         LRU, if requested.                  Hawker's warranty (i) Hawker
     work                                                            makes good the failure and (ii)
                                                                     [*****************************].
                                                                     If quality failure is not covered
                                                                     by Hawker's warranty, charges
                                                                     for the part are invoiced in
                                                                     accordance with paragraph 3.5
                                                                     of Schedule 1.
     -------------------------------------------------------------------------------------------

2.2  FAILURE OF PARTS NOT UNDER WARRANTY

     -------------------------------------------------------------------------------------------
     PART                        ACTION                              COSTS
     -------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------


     Landing Gear/FTC or         Hawker immediately sends an         If quality failure is not the fault
     component part              AOG Support team and                of Hawker, follow process in
     resulting in AOG            replaces the part following         accordance with paragraph 3.5
     support                     procedure in paragraph 3.5,         of Schedule 1.
                                 Schedule 1, if requested,           If quality failure is fault of
                                 Hawker investigates the reason      Hawker (i) Hawker makes good
                                 for failure in consultation         the failure and (ii) [***********]
                                 with BA and retains the part
                                 for inspection.
     -------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                       46


     -------------------------------------------------------------------------------------------
     PART                        ACTION                              COSTS
     -------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------
     LRU/Process Parts/Ad        BA highlights quality issue with    If quality failure is not
     Hoc Work                    Hawker following removal of         the fault of Hawker, follow
                                 part. Hawker shall re-do any work   process in accordance with
                                 if requested. Hawker investigates   paragraph 4.1 of Schedule 1.
                                 reasons for failure and submits     If quality failure is fault
                                 report to BA. Hawker retains the    of Hawker (i) Hawker makes
                                 part for inspection by BA.          good the failure and (ii)
                                                                     [************************]
     -------------------------------------------------------------------------------------------


3    WARRANTY PERIODS

3.1  Hawker shall provide the following warranties:
     -------------------------------------------------------------------------------------------
     PART                                       LENGTH OF WARRANTY PROVIDED BY HAWKER
     -------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------
     Flap Tracks                                5 years
     -------------------------------------------------------------------------------------------
     Flap Carriages                             5 years
     -------------------------------------------------------------------------------------------
     LRU's                                      1 year (subject to Clause 23.5)
     -------------------------------------------------------------------------------------------
     Ad hoc Machining, Plating and Part         6 months
     Processing
     -------------------------------------------------------------------------------------------
     Structural Landing Gear parts              The length of time between overhauls as
                                                stipulated by the relevant OEM
     -------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  SCHEDULE 3

                                    PRICE

     The Monthly Charges for the Services will comprise the elements set out below:

  1  FIXED CHARGES

1.1 A Fixed Charge will be payable for Overhaul of each Landing Gear and FTC in accordance with the table contained in this Schedule.

1.2  FIXED CHARGES INCLUDE THE FOLLOWING MATERIALS:

      * - 100% bushing replacement

      * - SRL (Standard Replacement List) as per CMM

      * - Any parts required for mandatory/agreed service bulletin

      * - Incorporation or repairs

      * - Scrapped parts with an individual then current OEM list

      * - price of materials up to $20,0000 USD

      Note: an item is classed as BER (beyond economic repair) at 70%+ of list price

1.3  FIXED CHARGES DO NOT INCLUDE THE FOLLOWING MATERIALS:

      * - Incident related parts

      * - Scrapped parts (including parts that have reached their ultimate fatigue life as specified by the OEM) with a then current OEM list price greater than $20,000 USD.

      * - Missing parts

      * - Misused parts (other than parts misused by Hawker)

        N.B. Expendable Inventory for Concorde is owned by BA and shall not be charged to BA.

1.4  LABOUR INCLUDED IN FIXED CHARGES:

     All labour involved in the provision of the Overhaul Services, including out of scope activities and labour required for any repair schemes and service bulletin (SB) incorporation (both current repair schemes/SB's and any repair schemes/SB's subsequently developed/required, either mandatory or discretionary).

  2  VARIABLE CHARGES

     Variable charges will be payable based on:

2.1 "out of scope activities" for materials listed in paragraph 1.3 above but not any labour associated therewith. Materials to be charged at Hawker's cost plus 10% (up to a maximum of US$1,500 per item);

2.2 "AOG Support", on a man-hour basis (including travel time). Reasonable incidental expenses shall be charged separately with no mark-up (provided that there shall be no charge where AOG Support is provided as a result of a failure of an item under warranty);

-------------------------------------------------------------------------------
                                      48

2.3 for matters not covered by paragraph 2.1 or 2.2 any other services not covered by the Fixed Charge will be charged on a time (based on Rates) and materials basis, where:

     2.3.1 a material mark-up of [**]% shall be applied to the purchase of the material by Hawker (not to exceed USD [***] per item) (except for an Extraordinary Arising where the mark-up is [**]%);

     2.3.2  labour shall be charged at the rate of L[*****] per hour ("Rate");

     2.3.3 ad hoc expenses associated with AOG Support shall be charged at Hawker's cost plus [**]% mark-up (applied to the specific service only)

2.4 and any other employee costs not covered by the Fixed Charge, the amount of such costs to be agreed between the parties from time to time.

-------------------------------------------------------------------------------
                                      49

     SERVICE PRICING - FIXED CHARGES
     ADVANCED EXCHANGE

-----------------------------------------------------------------------------------------------------------
                          YR 1        YR 2         YR 3        YR 4         YR 5        YR 6         YR 7
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
B737-200    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            MLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B737-400    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            MLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B747-100    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            BLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            WLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B747-200    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            BLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            WLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B747-400    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            BLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            WLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B757-200    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            MLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B767-300    NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            MLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
B777        NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            MLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
L1011       NLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
            MLG        [********]  [********]   [********]  [********]   [********]  [********]  [********]
-----------------------------------------------------------------------------------------------------------


     ---------------------------------------------------------------------
                                      50

-----------------------------------------------------------------------------------------------------------
                          YR 1        YR 2         YR 3        YR 4         YR 5        YR 6         YR 7
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
TRACKS      B737       [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B747       [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B757-200   [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B767-300   [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B777       [********]  [********]   [********]  [********]   [********]  [********]  [********]
CARRIAGES   B737       [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B747       [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B757-200   [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B767-300   [********]  [********]   [********]  [********]   [********]  [********]  [********]
            B777       [********]  [********]   [********]  [********]   [********]  [********]  [********]
-----------------------------------------------------------------------------------------------------------


     ---------------------------------------------------------------------

                                   SCHEDULE 4

                           CHANGE CONTROL PROCEDURE

   1 CHANGES

 1.1 BA may request a Change by giving notice in writing to Hawker setting out the reasons for and details of the proposed change, including the proposed date of implementation.

     Subject to paragraph 2.1 Hawker will as soon as practicable provide BA with an evaluation report on the proposed Change which will cover feasibility, impact on Services, resource requirement, likely implementation date and the change in the amounts payable by BA to Hawker.

     If an evaluation report cannot be provided within 15 Business Days of receipt of the request for a Change, Hawker will give BA, within 10 Business Days of receiving the request for a change, a written acknowledgement of the request and an indication of when the report will be available (which shall be within a reasonable time).

     BA will consider Hawker's evaluation report and will notify Hawker in writing, within 15 Business Days of receipt of the report, of BA's decision whether or not to request Hawker to proceed with the Change in accordance with the evaluation report (subject to any amendments thereto agreed between BA and Hawker).

     If BA requests Hawker to proceed, the change shall be implemented by the nominated BA or Hawker Representative signing the notice of the proposed Change and the Services shall be amended accordingly. If BA does not consider that Hawker's proposal as set out in the evaluation report is acceptable, it shall notify Hawker in writing within 10 Business Days of receipt of the report of this opinion and provide Hawker with a proposal considered by BA to be reasonable.

     The relevant BA and Hawker Representative will then attempt to agree the proposal.

 1.2 If the proposal is not agreed within 15 Business Days of the receipt by Hawker of the proposal from BA, either party may refer the matter to be dealt with pursuant to the Dispute Resolution Procedure.

 1.3 Within 10 Business Days of a final decision under the Dispute Resolution Procedure, BA will notify Hawker in writing of its decision whether or not to request Hawker to proceed with the Change in accordance with the evaluation report (as amended, if such be the case, by Expert's Decision as appropriate). If BA requests Hawker to proceed, then the Change shall be implemented by the relevant BA or Hawker Representative countersigning the notice of the proposed Change (as amended if appropriate) and the Services shall be amended accordingly.

   2 REFUSAL TO IMPLEMENT AND/OR EVALUATE

 2.1 Hawker may refuse to implement a Change and/or provide BA with an evaluation report in respect of any request for a change only where the change should not be implemented because of Regulatory Requirements or other valid legal reasons.

 2.2 If Hawker so refuses to implement a Change and/or provide BA with an evaluation report in respect of a request for change, Hawker will give written notice of this decision to BA promptly after such decision is made and shall specify the reason for such refusal in full detail.

   3 CHANGES PROPOSED BY HAWKER

     Hawker may also propose changes to the Services by giving notice in writing to BA together with an evaluation report as described in paragraph 1 above. Upon receipt of such notice and report the provisions of paragraph 1.1 above shall apply mutatis mutandis provided that BA shall be

-------------------------------------------------------------------------------
                                      52
     entitled to refuse any change proposed by Hawker in its discretion, except in the case of changes required to prevent non-compliance with a Regulatory Requirement.

   4 PRICE ADJUSTMENTS

 4.1 Charges for implementing Changes in accordance with this Schedule 4 which are agreed to be changes to the Other Services, or determined pursuant to the Dispute Resolution Procedure, to be within the category of Other Services shall be included in the Monthly Charges as Variable Charges. Charges for changes which are agreed to be changes to the Overhaul Services, or determined pursuant to the Dispute Resolution Procedure, to be within the category of Overhaul Services shall be effected by an adjustment to the relevant Fixed Charges provided that if any change to the BA Specifications proposed by Hawker pursuant to clause 7.1 results in a reduction in the cost to Hawker of providing any of the Overhaul Services, the Overhaul Charges shall be reduced to reflect half such reduction (in order to encourage Hawker to propose cost efficient changes to the BA Specifications).

-------------------------------------------------------------------------------
                                      53

                                    SCHEDULE 5

                             MONITORING PERFORMANCE

   1 MONITORING AND REPORTING

 1.1 Hawker shall monitor its provision of the Services with reference to the Service Levels and shall within 14 days after the end of each calendar month prepare and submit to BA monthly progress reports and financial statements based on the Accounting Records, in a form to be agreed between BA and Hawker.

 1.2 The monitoring shall, inter alia record how Hawker has performed with respect to the Service Levels.

   2 PERFORMANCE REVIEWS

 2.1 The Hawker Representative and the BA Representative will meet to conduct a performance review as often as shall reasonably be requested by either party, but at least monthly, to review Hawker's performance of the Services (PERFORMANCE REVIEW).

 2.2 The Hawker Representative in each case shall keep written minutes of such meetings and give copies of these to the BA Representative who shall agree their content or, in the case of disagreement, set out in a separate document his version of the minutes.

 2.3 If any Performance Review carried out pursuant to paragraph 2.1 of this Schedule concludes that Hawker's performance is not in accordance with the Service Levels, and/or the terms of this Agreement and/or BA's performance is not in accordance with the terms of this Agreement the parties shall agree an action plan specifying appropriate measures by which Hawker's or BA's performance (as the case may be) shall be improved and the timetable for achievement of the improvements and the party in question shall implement the action plan in accordance with the timetable. The party in question will be responsible for the costs and expenses incurred in carrying out the action plan.

 2.4 If Hawker or BA disputes the findings of any Performance Review or assessment, Hawker shall be entitled to resolve the matter through the Dispute Resolution Procedure.

-------------------------------------------------------------------------------
                                     54

                                  SCHEDULE 6

                                THE LICENSED IP

   Any Intellectual Property rights resulting from the following projects:

1  [******************************]

2  [******************************]

3  [******************************]

4  [******************************]

                                  SCHEDULE 7

                              ACCOUNTING RECORDS

   Open book policy, rights of audit

1 Hawker shall maintain books of account in relation to the provision of the Services to BA in a form to be agreed between the parties (ACCOUNTING RECORDS). Hawker shall adopt open book accounting in relation to the provision of the Services to BA.

2 BA shall be permitted to carry out audit reviews (whether by BA or BA's auditors) of these Accounting Records at BA's expense for the purpose of (and only of) satisfying itself that Hawker is complying with the terms of paragraph 1 above and Hawker shall allow BA access to them on reasonable prior notice and, for this purpose, to Hawker's Premises, subject to appropriate restrictions to protect the confidentiality of any information relating to any Third Party Services.

3 Hawker shall provide BA with such financial and other management information regarding the provision of the Services as BA may from time to time reasonably require to support BA's monthly forecasting and accruals and its annual budgeting and business planning processes.

4 Upon reasonable notice, Hawker shall provide BA and such auditors and employees as BA may from time to time designate in writing to Hawker with a right of reasonable access to Hawker's Premises for the purposes of ascertaining that the information which has been provided to BA under this
   Schedule is accurate and in accordance with the stated intention of the Schedule.

5 BA, its auditors and other agents so designated shall have the right to take copies of the Accounting Records, financial books and other records relating to the Services that they reasonably require and Hawker shall provide all reasonable available facilities free of charge.

6 Such audits shall be conducted by an internal BA auditor or an independent auditor appointed by BA, at BA's expense.

7 Hawker may require BA's auditors and other agents involved in carrying out any audit hereunder to enter into confidentiality agreements.

                                  SCHEDULE 8

                        DOCUMENTS IN THE AGREED TERMS

1  BA's Specification;

2 Methodology for permanent variations to the Inventory Availability Fee;Exchange Fee Methodology; andLRU TRTs.

                             THE BA SPECIFICATION

          REFERS TO LANDING GEAR OVERHAUL SERVICES AGREEMENT BETWEEN
                      BRITISH AIRWAYS AND HAWKER PACIFIC

  TECHNICAL SPECIFICATION AND CONTROL FOR THE LANDING GEAR OVERHAUL SERVICES
              AGREEMENT BETWEEN BRITISH AIRWAYS AND HAWKER PACIFIC

                    LANDING GEAR/FLAP TRACKS/FLAP CARRIAGES

This document highlights the main areas of the BA Specification. The BA Specification per item of Rotable Inventory is defined in the relevant CMM manuals as amended by BA. All work completed under this agreement must comply with these manuals.

GENERAL POLICY

The goal is a Safe and Reliable operation. Therefore every effort must be made to achieve the following targets:-

     No inservice structural failures
     No inservice failures due to assembly deficiencies
     No treadsheds due to manufacturing defects
     No unscheduled removals due to Quality Control issues

LIFE CONTROL

Life control of Landing Gear is defined in the British Airways Approved Maintenance Schedule (AMS) for the particular aircraft type. These life controls/maintenance requirements must be adhered to and maybe varied by British Airways Systems Group from time to time.

POOLING OF LANDING GEAR

The list of critical parts defined are considered exclusive to BA and pooling is not permitted without approval by British Airways Systems Group. All other parts fitted to BA components must have been reworked in accordance with this document.

TECHNICAL RECORDS

Technical Records must be maintained on Assemblies so that any component can be readily identified by part number and serial number. These records must contain any modification/repair references, time since new, time since overhaul data. Technical records must retained for the life of the relevant fleet of aircraft plus two years and in accordance with JAR-OPS 1.920.

     NOTE:- CAA Fatigue Life Limitations are more restrictive than the FAA and therefore FAA Approved Fatigue Lives cannot be read across on to British Registered Aircraft Components.

MODIFICATIONS/SPECIAL CHECKS

British Airways Systems Engineering and the Overhaul Vendor will agree workscopes, modification standards, embodiment schedules, refurbishment and the repair specifications for the Landing Gear.

All CAA/FAA Airworthiness Directives/Notices and Mandatory modifications must be complied with. British Airways will supply a copy of the documentation.

Specific NDT Inspections/Requirements will be controlled through British Airways Technical Publications :-ATP588 Volume 2, ATP1447 and ATPE10602 or equivalents as approved by British Airways Systems Group

OVERHAUL/RECTIFICATION

Overhaul/rectification to be carried out in accordance with the OEM's CMM as amended by British Airways, plus any conditions specified herein. Future changes would be by consultation

Process specifications as agreed by British Airways Systems Group/Overhaul
Vendor

The Overhaul Vendor must maintain a significant defect register which is open to inspection by British Airways Systems Engineering and any defect that meets CAP382 Mandatory Occurrence Reporting Procedures criteria must be reported to the CAA, copy to BA..

Strip reports to be provided on request by British Airways.

Any component advised by British Airways that is subjected to an incident/accident investigation must not be reworked until written clearance by BA Systems Group.

Overhaul Vendor to support British Airways life optimisation programmes as required.

British Airways reserves the right to update and amend any CMM manual at any time.

REPAIRS/PARTS CONTROL

All Non OEM Repair Schemes i.e. those raised by companies other than those which hold the design data for the component, must be approved by British Airways Systems Group before being applied to British Airways Landing Gear.

     NOTE: FAA DER Approval does not constitute the right to repair/fit/fly on passenger revenue, on British registered aircraft. All repair schemes must be CAA Approved.

Any Non OEM Repair Schemes carried out on principal structural elements or critical parts must be supported by a No Technical Objection (NTO) statement from the OEM. Again these must be CAA Approved. Copy of scheme sent to British Airways Systems

No PMA (Parts Manufacture Approval) parts to be used on BA Landing Gear without written agreement by British Airways Systems Group.

New materials not obtained directly from Landing Gear manufacturer may only be obtained from a BA approved supplier and shall be issued with documentary evidence of traceability back to the OEM and supplied with a CAA Authorised Release Certificate or FAA 8130-3 Authorised Release Certificate or a JAA form 1 Authorised Release Certificate. All materials obtained in this way must be readily traceable as to the source of those materials and be readily audited technically as to their approved source by BA.

CRITICAL PARTS

While every effort must be made to turnround British Airways parts, the following list are considered exclusive and substitution is not permitted. This list is subject to change on written notification by British Airways Systems Group

B767 MLG centre torque rod bolt

B767 Brake Piston housing brake rod attachment pin

PAINT STRIPPING

No plastic media or similar shall be used for the stripping of paint from ANY hydraulic components without specific approval by part number by British Airways QSD Systems department.

SURFACE FINISH

Control of surface finish of chrome plated surfaces which are wiped by dynamic seals, I.e. Inner Cylinders. The finish shall be maintained within the range of 12 to 16 microinch CLA unless otherwise noted.

HYDRAULIC HOSES ON OVERHAULED LANDING GEAR LEGS

All flexible hoses fitted on Landing Gear Assemblies are to be replaced with new at each overhaul. (Refer to requirements of JAR - OPS para 4.1.4).

All references above also apply to Flap Carriages, Flap Tracks and Landing
Gears.

                   VARIATIONS TO INVENTORY AVAILABILITY FEE
                   ----------------------------------------







           REFERS TO LANDING GEAR OVERHAUL SERVICES AGREEMENT BETWEEN
                       BRITISH AIRWAYS AND HAWKER PACIFIC

                   VARIATIONS TO INVENTORY AVAILABILITY FEE
                   ----------------------------------------



     The numbers contained on on this matrix are to be used in order to reduce the Inventory Availability Fee on occasions where there is a permanent reduction in the amount of BA inventory.



INVENTORY AVAILABILITY FEE PER ITEM

B737-200 NLG             L    9,822
         MLG             L   10,804
         Nose Drag Strut L      982
         Main Drag Strut L    1,473
B737-400 NLG             L   17,679
         MLG             L   14,733
         Nose Drag Strut L      982
         Main Drag Strut L    1,964
B747-100 WLG             L    6,875
         BLG             L    5,893
         NLG             L    3,928
         Wing Side Strut L      392
         Body Side Strut L      392
         Nose Drag Strut L      196
B747-200 WLG             L    9,822
         BLG             L    8,840
         NLG             L    4,911
         Wing Side Strut L    3,929
         Body Side Strut L    3,929
         Nose Drag Strut L    1,964
B747-400 WLG             L   73,665
         BLG             L   68,754
         NLO             L   34,377
         Wing Side Strut L    2,456
         Body Side Strut L    2,456
         Body Drag Strut L    1,964
B757-200 NLG             L   29,466
         MLG             L   54,021
         Side Strut      L    2,455
         Nose Drag Strut L    1,473
B767-300 NLG             L   39,288
         MLG             L   73,666
         Side Strut      L    4,911
         Nose Drag Strut L    2,455
B737     Flap Track      L      982
B747     Flap Track      L    1,670
B737-200 Flap Carriage   L      295
B737-400 Flap Carriage   L      688
B747     Flap Carriage   L      982



BREAKDOWN FOR INITIAL L1,75M CHARGE
            LANDING GEAR FLAP TRACKS FLAP CARRIAGES TOTAL
B737-200    L    126,705 L   12,769  L       2,357  L   141,831
B737-400    L     69,737 L           L       2,750  L    72,487
B747-100    L     35,752 L                          L    35,752
B747-200    L    116,293 L   18,367  L      62,870  L   197,530
B747-400    L    662,001 L                          L   662,001
B757-200    L    431,680 L                          L   431,680
B767-300    L    208,719 L                          L   208,719
            L    160,887 L   31,136  L      67,977  L 1,750,000



INVENTORY AVAILABILITY FEE PER SHIPSET
            LANDING GEAR FLAP TRACKS FLAP CARRIAGES

B737-200    L     35,000  L     8,000  L      2,500
B737-400    L     52,000  L            L      5,500
B747-100    L     31,000  L
B747-200    L     44,000  L    13,500  L      8,000
B747-400    L    331,000  L
B757-200    L    144,000  L
B767-300    L    209,000  L

                                    EXCHANGE FEES




              REFERS TO LANDING GEAR OVERHAUL SERVICES AGREEMENT BETWEEN
                          BRITISH AIRWAYS AND HAWKER PACIFIC

                                  EXCHANGE FEES (L)
-----------------------------------------------------------------------------
B737-200      NLG (minus drag brace)                                    4,000
-----------------------------------------------------------------------------
              NLG drag brace                                              800
-----------------------------------------------------------------------------
              MLG (minus side strut)                                    5,000
-----------------------------------------------------------------------------
              MLG side strut                                            1,000
-----------------------------------------------------------------------------
B737-400      NLG (minus drag brace)                                    4,000
-----------------------------------------------------------------------------
              NLG drag brace                                              800
-----------------------------------------------------------------------------
              MLG (minus side strut)                                    6,000
-----------------------------------------------------------------------------
              MLG side strut                                            1,500
-----------------------------------------------------------------------------
B747-100      NLG (minus drag brace)                                      N/A
-----------------------------------------------------------------------------
              NLG drag brace                                              N/A
-----------------------------------------------------------------------------
              BLG (minus side strut)                                      N/A
-----------------------------------------------------------------------------
              BLG side strut                                              N/A
-----------------------------------------------------------------------------
              WLG (minus side strut)                                      N/A
-----------------------------------------------------------------------------
              WLG side strut                                              N/A
-----------------------------------------------------------------------------
B747-200      NLG (minus drag brace)                                    5,000
-----------------------------------------------------------------------------
              NLG drag brace                                            1,500
-----------------------------------------------------------------------------
              BLG (minus side strut)                                    7,000
-----------------------------------------------------------------------------
              BLG side strut                                            2,000
-----------------------------------------------------------------------------
              WLG (minus side strut)                                    8,000
-----------------------------------------------------------------------------
              WLG side strut                                            2,000
-----------------------------------------------------------------------------
B747-400      NLG (minus drag brace)                                   10,000
-----------------------------------------------------------------------------
              NLG drag brace                                            2,000
-----------------------------------------------------------------------------
              BLG (minus side strut)                                   12,000
-----------------------------------------------------------------------------
              BLG side strut                                            2,500
-----------------------------------------------------------------------------
              WLG (minus side strut)                                   14,500
-----------------------------------------------------------------------------
              WLG side strut                                            2,500
-----------------------------------------------------------------------------
B757-200      NLG (minus drag brace)                                    6,000
-----------------------------------------------------------------------------
              NLG drag brace                                            1,800
-----------------------------------------------------------------------------
              MLG (minus side strut)                                    8,000
-----------------------------------------------------------------------------
              MLG side strut                                            2,000
-----------------------------------------------------------------------------
B767-300      NLG (minus drag brace)                                    7,800
-----------------------------------------------------------------------------
              NLG drag brace                                            1,800
-----------------------------------------------------------------------------
              MLG (minus side strut & drag brace)                       9,600
-----------------------------------------------------------------------------
              MLG side strut                                            2,000
-----------------------------------------------------------------------------
              MLG drag brace                                            2,000
-----------------------------------------------------------------------------
B777          NLG (minus drag brace)                                   55,000
-----------------------------------------------------------------------------
              NLG drag brace                                            5,000
-----------------------------------------------------------------------------
              MLG (minus side strut & drag brace)                      80,000
-----------------------------------------------------------------------------
              MLG side strut                                            5,000
-----------------------------------------------------------------------------
              MLG drag brace                                            5,000
-----------------------------------------------------------------------------
SSC           NLG                                                         N/A
-----------------------------------------------------------------------------
              MLG                                                         N/A
-----------------------------------------------------------------------------
L1011         NLG                                                         N/A
-----------------------------------------------------------------------------
              MLG                                                         N/A
-----------------------------------------------------------------------------
B737          TRACKS                                                    2,000
-----------------------------------------------------------------------------
B737          CARRIAGES                                                 1,500
-----------------------------------------------------------------------------
B747          TRACKS                                                    4,890
-----------------------------------------------------------------------------
B747          CARRIAGES                                                 2,550
-----------------------------------------------------------------------------

                  LINE REPLACEABLE UNITS - TURNAROUND TIMES (TRT's)

This document refers to the Agreement between British Airways and Hawker Pacific for the supply of Landing Gear (and related component) Overhaul Services. Contained in the following pages of this document are a non-exhaustive list of Line Replaceable Units for which Hawker Pacific agree to overhaul on a Repair and Return basis within the following Turnaround Times:


1.  TRT'S FOR ALL LRU'S WITH THE EXCEPTION OF THOSE HIGHLIGHTED IN 2 AND 3
BELOW

--------------------------------------------------------------------------------
 Year 1     Year 2     Year 3     Year 4          Years 5 to 7
--------------------------------------------------------------------------------
28 days    26 days    24 days    21 days   Reduction subject to mutual agreement
--------------------------------------------------------------------------------


2.  TRT's FOR:

Description             Part Number
Steering Plate          1523354-117
Steering N/G Collar     65-46203-20
Steering Collar         65-46203-24
Inner BLG Cylinder      65B01439-3

--------------------------------------------------------------------------------
 Year 1     Year 2     Year 3     Year 4          Years 5 to 7
--------------------------------------------------------------------------------
55 days    53 days    50 days    46 days   Reduction subject to mutual agreement
--------------------------------------------------------------------------------


3.  TRT's FOR:

Description             Part Number
Assembly Beam           162T5000-3
HP Cylinder             201355632
MLG Actuator Beam       65-46108-3

--------------------------------------------------------------------------------
 Year 1     Year 2     Year 3     Year 4          Years 5 to 7
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45 days    43 days    40 days    36 days   Reduction subject to mutual agreement
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

Matplan      Workshop      Part Number                 Keyword       Description           Wac
-------      --------      ------------                --------      ----------------      ---
60           775           421388              1       TRANSDCR      NLG                   LN

             801           65-46461-37         0       CARRIAGE      ASSEMBLY WING O/      LN
                           65-46461-41         0       CARRIAGE      ASSEMBLY WING O/      LN
                           65-46461-42         0       CARRIAGE      ASSEMBLY WING R/      LN
                           65-50539-6          0       GIMBAL        FLAP GIMBAL           LN
                           65-51822-14         0       GIMBAL        -                     LN
                           65-51822-5          0       GIMBAL        737 FLAP GIMBAL       LN
                           65-51822-6          0       GIMBAL        -                     LN
                           65808032-1D         0       BOGIE         ASSY-AFT              LN
                           65808032-7          0       BOGIE         ASSY-AFT              LN
                           65808032-8          0       BOGIE         ASSY-AFT              LN
                           65808032-9          0       BOGIE         AFT                   LN

             803           AB91N28423-24       0       LINER         RETAINING             LN
                           AB91N28425-25       0       LINER         RETAINING             LN
                           AB91N28427-26       0       LINER         RETAINING             LN
                           AB91N28429-30       0       LINER         RETAINING             LN
                           AB91N28443-44       0       LINER         RETAINER              LN
                           AB91N28445-488A     0       LINER         RETAINING             LN
                           AQ43A6              0       STAY          SIDE (UPPER)          LN
                           ARQ7054-508         0       VALVE         REBOUND CHECK         LN
                           BAC830LJ20CD43      0       BOLT          HEX, 1-1/4, STD. 95   LN
                           BAC830LJ20CD46      0       BOLT          HEX, 1-1/4, STD. 95   LN
                           BAC830LJ20CD48      1       BOLT          HEX, 1-1/4, STD. 95   LN
                           BAC830NG23-134      0       BOLT          12PT. 1-3/8, STD. 1   LN
                           C22836-2-3          0       ARM           ASSY                  LN
                           D73278100           0       FITTING       TOWING                LN
                           EBC53790-21         0       PIN           TORQUE LINK           LN
                           EZ43A4MK2           0       ABSORBER      SHOCK                 LN
                           EZ44A13             0       ABSORBER      SHOCK                 LN
                           G15T1433-12         0       ROD           BRAKE                 LN
                           113N1000-1          0       BOLT          MLG FWD TRUNNION      LN
                           113N1138-1          0       BOLT          MLG FWD TRUNNION      LN
                           1523015-101         0       ARM           TORQ ASS LWR M/G      LN
                           1523054-101         0       PIN           RETRACTION LOWER      LN
                           1523146-107         0       BEARING       ASSY LWR MLG          LN
                           1523216-103         0       PIN           RETRACTION UPPER      LN
                           1523331-108         0       COLLAR        DC                    LN
                           1523333-101         0       PIN           TRUNION DRAG BRC      LN
                           1523335-105         0       PIN           STEERING-ACT          LN
                           1523337-103         0       PIN           STEERING COLLAR       LN

M&1plan      Workshop      Part Number                 Keyword       Description           Wac
-------      --------      ------------                --------      ----------------      ---
80           603           1523341-103         0       PIN           TORQ ARM LWR N/G      LN
                           1523353-101         0       PIN           TOW                   LN
                           1523353-103         0       PIN           TORQ ARM UPP N/G      LN
                           1523354-117         0       PLATE         ASSY-STEERING         LN
                           1523383-101         0       NUT           UPP TORQ ARM N/G      LN
                           1523384-102         0       ASSY          STABILISER, NLG J     LN
                           1523431-103         0       PIN           TRUNNION N/G          LN
                           1523435-101         0       PIN           STEERING PLATE N      LN
                           1523478-101         0       CLEVIS        ASSY                  LN
                           1523467-103         0       PIN           FUSELAGE-NLG          LN
                           1535821-101         0       SLEEVE        NLG SHOCK STRT        LN
                           160U0100-11         0       SENSOR        LOAD BRAKE ROD W      LN
                           161N1632-1          0       SPACER        WHEEL                 LN
                           161N1632-2          0       SPACER        MLG                   LN
                           161N1806-1          0       PIN           BRAKE ROD INBD        LN
                           161N1806-2          0       PIN           BRAKE ROD INBD        LN
                           161N1807-1          0       PIN           BRAKE ROD OUTBD       LN
                           161N1809-3          0       PIN           ASSY                  LN
                           161N2511-1          0       PIN           REACT-LINK            LN
                           161N4001-1          0       PIN           RETRACT ACTUATOR      LN
                           161T1010-1          0       PIN           BRAKE                 LN
                           161T1025-1          0       PIN           KEEPER PIN            LN
                           161T3336-15         0       RODAY         BRAKE MLG             LN
                           161T1136-16         0       ROD           BRAKE                 LN
                           161T1149-1          0       SLEEVE        BRAKE                 LN
                           161T1180-3          0       DONOTUSE      OC PART               LN
                           181T1180-4          0       BOLT          BRAKE ROD             LN
                           161T1201-1          0       PINAY         BRAKE ATTACHMENT      LN
                           161T1201-3          0       PIN           BRAKE ATTACHMENT      LN
                           161T1202-1          0       SPACER        AXLE MLG              LN
                           161T5000-2          0       BOLT          RETRACT ACTR WL       LN
                           181W1213-1          0       PIN           ASSY. LOCK CENTE      LN
                           181W3016-1          0       PIN           APEX SIDE STRUT       LN
                           181W3016-2          0       PIN           APEX SIDE STRUT       LN
                           1613264-101         0       ADAPTER       BEARING MLG           LN
                           162N1133-1          0       LINK          TORSION UPPER         LN
                           162N1134-1          0       LINK          TORSION LOWER         LN
                           162N1134-7          0       LINK          TORSION LOWER         LN
                           162N1137-1          0       PIN           TORSN LINK APEX       LN
                           162N1137-2          0       PIN           TORSN LINK APEX       LN
                           162N1220-1          0       SPACER        ASSY NLG WHEEL        LN
                           162T1118-4          0       LINK          ASSY-TORQUE UPR       LN
                           162T1118-1          0       PIN           TORSION LINK-UPR      LN
                           162T1998-2          0       PIN           TORSION LINK LOW      LN
                           162T1301-1          0       FITTING       TOW                   LN
                           162T1817-3          0       LINK          ASSY TWR TORSION      LN


Matplan      Workshop      Part Number                 Keyword       Description           Wac
-------      --------      ------------                --------      ----------------      ---
80           803           162T5000-3         0        BEAM          ASST                  MN
                           162T5005-2         0        PIN           ACTUATOR BEAM AF      LN
                           162T5007-3         0        PIN           RETRACT ACT. UPP      LN
                           162T5007-4         0        PIN           RETRACT ACT. LOW      LN
                           1642699-101        0        PIN           ASSY MLG RETRACT      LN
                           1648024-103        0        WRONG         USE ID 3              LN
                           1648024-103        3        ARM           UPPER TORQUE          LN
                           1648024-106        0        ARM           TORQ ASS, LOWER, N    LN
                           201385832          0        CYLINDER      HF                    LN
                           212N3051-8         0        DUCT          DUCT                  LN
                           257T4335-1         0        COVER         STEERING DRUM         LN
                           275N2055-2         0        QUADRANT      ASSY, NLO STEERI      LN
                           284N1756-990       0        BOX           ASSY R/H              LN
                           3-40088-3          0        ARM           ACTUATOR BEAM, AR     LN
                           300-889-804-0      0        PENASSY       PIN                   LN
                           35-491-1001        0        LINK          BRAKE TRQ AFT         LN
                           35-491-1002        0        LINK          BRAKE TRQ FWD         LN
                           35-491-1003        0        LINK          BRAKE TRQ AFT         LN
                           60810033-1         0        GAUGE         PRESSURE              LN
                           60940048-16        0        COMPNSTR      FUEL                  LN
                           60840049-16        1        COMPNSTR      COMPNSTR              LN
                           65-45103-33        0        LINK          LWR TORSION M/G       LN
                           65-46106-10        0        LINK          SEE - 6 ASSEMBLY      LN
                           65-46106-9         0        ASSY          UNIVERSAL             LN
                           65-46106-3         0        BEAM          MLG ACTUATOR          LN
                           65-46108-8         0        BEAM          MLG ACTUATOR          LN
                           65-46108-14        0        ARM           ACTUATOR BEAM, AR     LN
                           65-46108-8         0        ARM           DC ACTUATOR BEAM      LN
                           65-46112-19        0        LINK          MLG ACT BEAM          LN
                           65-46112-22        0        LINK          MLG ACT BEAM          LN
                           65-48112-26        0        LINK          MLG ACT BEAM          LN
                           65-48112-31        0        LINK          MLG ACT BEAM          LN
                           65-46113-12RAXXX   0        PIN           TRUNNION M/G          MN
                           65-48141-11        0        UPLOCK        MLG L/H               LN
                           65-48141-12        0        UPLOCK        MLG R/H               LN
                           65-48141-15        0        UPLOCK        MLG L/H               LN
                           65-48141-18        0        UPLOCK        MLG R/H               LN
                           65-48140-4         0        SHAFT         UPLOCK                LN
                           65-48202-8         0        LINK          UPPER TORSION NG      LN
                           65-46203-30        0        COLLAR        STEERING N/G          LN
                           65-46203-24        0        COLLAR        STEERING COLLAR       LN
                           65-46288-11        0        LINK          ASSY. TORSION-NLG     LN
                           65-46288-13        0        LINK          ASSY. TORSION-NLG     LN
                           65-50588-9         0        GIMBAL        -                     LN
                           65801290-10        0        ASSEMBLY      UPLOCK R/H NLG        LN
                           65801291-5         0        UPLOCK        ASSY LH & RH NLG      LN

Matplan      Workshop      Part Number                 Keyword       Description           Wac
-------      --------      ------------                --------      ----------------      ---
80           803           65BO1331-14         0       SPTAY         UPLOCK WING L.G.      LN
                           65BG1331-6          0       SUPPORT       ASSY UPLOCK ATTA      LN
                           65BD1332-8          0       SPTAY         UPLOCK WING L.G.      LN
                           65BO1438-3          0       CYLINDER      INNER BLG    M        AB
                           65BO1443-1          0       SPACER        ASSY WHEEL BEARI      LN
                           65BO4488-6          0       ROD           BRAKE ASSY            LN
                           65BO5102-2          0       LINK          UPPER TORSION         LN
                           65BO5102-3          0       LINK          UPPER TORSION         LN
                           65BO5104-1          0       LINK          LOWER TORSION         LO
                           65BO5167-5          0       UPLOCK        ASSY LH.RH BLG        LN
                           65BO5182-7          0       LINK          UPPER TORSION         LN
                           65BO5183-3          0       SLEEVE        AXLE-MLG              LN
                           65BO5195-1          0       SLEEVE        AXLE SLEEVE           LN
                           65BO3247-1          0       LINK          LOWER TORSION         AB
                           65BO5254-1          0       ROD           ASS. BRAKE            LN
                           65BO5317-25         0       GAUGE         BLG PRESSURE GAU      LN
                           65BO5342-2          0       LINK          LOWER TORSION         LN
                           65BO5428-13         0       SPACER        ASSY MLG AXLE         LN
                           65BO5428-14         O       SPACER        ASSY MLG AXLE         LN
                           65BO5470-2          O       WASHER        TAND-AXLE             LN
                           65BO5475-3          0       BOLT          BRAKE                 LN
                           65BO5478-4          0       BOLT          BRAKE                 LN
                           65BO5481-3          0       BOLT          SPECIAL               LN
                           65BO7788-1 I        0       TRUNNION      HOUSING ASSY          LN
                           65BO7709-2 INS      0       TRUNNION      HOUSING ASSY          LN
                           65BO8807-3          0       INSERT        ASSY LUBRICATION      LN
                           65BO8807-9          0       INSERT        ASSY LUBRICATION      LN
                           65BO8854-10         0       BEARING       ASSY WLG TRUNNIO      LN
                           65BO8854-11         0       RACE          INNER WLG TRUNNI      LN
                           65BO8854-7          0       RACE          RACE                  LN
                           65BO8882-3          0       INSERT        ASSY                  LN
                           65BO8885-4          0       RING          ASSY TRUNNION BR      LN
                           65BO9829-2          0       TUBE                                LN
                           65B11135-17         0       BRKE          OLEO STRUT AFT M      LN
                           65B70287-111        0       CONDUIT       ASSY                  LN
                           65B70287-175        0       CONDUIT       ASSY LH WLG           LN
                           65B70287-176        0       CONDUIT       ASSY RH WLG           LN
                           69-21227-3          0       LIGHT         ASSY WLG              LN
                           69-35391-1          0       PIN                                 LN
                           69-35391-2          0       PIN                                 LN
                           69-39484-3          0       BOLT          MLG ACT BEAM          LN
                           69-39464-4          0       BOLT          MLG ACT. BEAM         LN
                           69-41278-3          0       FITTING       TOW                   LN
                           69-42187-1          0       ROLLER        UPLOCK                LN
                           69-51838-2          0       COLLAR        BELLCRANK             LN
                           69-61755-0          0       BEARING       ASSY                  LN


M&1plan      Workshop      Part Number                 Keyword       Description           Wac
-------      --------      ------------                --------      ----------------      ---
80           803           69-72023-3          0       PIN           TORSION LINK          LN
                           69-72098-3          0       PIN           TORSION LINK. N.      LN
                           69804030-3          0       ROLLER        ASSY UPLOCK           LN
                           69804053-1          0       BOLT          SEE STY               LN
                           69812970-10         0       LUG           ASSY RH               LN
                           69812970-12         0       LUG           ASSY                  LN
                           69813972-3          0       STRUT         ACTUATOR OLEO ST      LN
                           6905-778            0       GAUGE         PRESSURE              LN
                           738763              0       PIN           UNIVSL ATTACH         LN
                           74739-1             0       BEARING       ASSY                  LN
                           748250              0       SLEEVE        SLEEVE                LN
                           760582              0       FITTING       END                   LN
                           784067-1            0       LINK          ASSY TORQUE MLG       LN
                           784725-0-8          0       STRUT         ASSY SHOCK-MLG        LG
                           83289-22-134        0       BOLT                                LN
                           9544023             0       COMPNSTR      ASSY                  LN

             807           77245580            0       CASE          OUTER                 LN
                           81001-15001         0       LENS          LENS ASSY-LH          LN

             814           05754103200200      0       BEAM          BEAM ASSY-FLAP T      LN

             823           747580-4            0       SWITCH        OVER PRESSURE         LN

             824           AC64050             0       VALVE         IF-COMP BLEED         LN
                           AC65054             0       VALVE         HP3 BLEED             LN
                           AC65106             0       VALVE         SOLENOID BLEED        LN
                           AC65128             0       VALVE         HP BLEED              LN
                           AC65130             0       VALVE         HP3 BLEED             LN
                           AC65420             0       REVERSER      THRUST RAM LOCK       LN
                           AC65422             0       REVERSER      THRUST RAM PRMRY      LN
                           AC86148             0       HOUSING       SEQUENCE              LN
                           AC55586             0       VALVE         HP3 BLEED             LN
                           AC60870             0       VALVE         HP3 BLEED             LN
                           AC67314             0       VALVE         ASSY. HANDLING-H.P.   LN
                           AC67540             0       VALVE         1P3 BLEED             LN
                           AC67755             0       SOLENOID      HP3 BLEED H/SET       LN
                           AC69178             0       SOLENOID      HP3 BLEED             LN
                           A3008-103           0       VALVE         CHECK-RELIEF          LN
                           800A210251A         0       SEPARATR      WATER *V              LN
                           800214254A          0       VALVE         EJECTOR *V            LN
                           800214258A          0       VALVE         TEMP CONTROL *V       LN
                           800A214280A         0       VALVE         NON RETURN            LN
                           800A214785A         0       VALVE         WATER DRAIN           LN
                           800A214288A         0       VALVE         CABIN ISOLATION       LN
                           800A214255A         0       VALVE         MASS FLOW             LN
